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                                 EXECUTION COPY


                                                                    Exhibit 10.9

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                                Dated 30 May 2000

                            NTI COMMUNICATIONS CORP.
                                    as Parent

                              NTL (UK) GROUP, INC.
                             as Intermediate Parent

                           NTL COMMUNICATIONS LIMITED
                                   as Borrower

                     MORGAN STANLEY DEAN WITTER BANK LIMITED
                             AND CHASE MANHATTAN PLC
                      as Arrangers and Joint Book Managers

                                       and

                      CHASE MANHATTAN INTERNATIONAL LIMITED
                          as Agent and Security Trustee

                                       and

                                     OTHERS

                              --------------------

                                 L1,300,000,000
                                CREDIT AGREEMENT

                              --------------------


===============================================================================


                                  WHITE & CASE
                                 7-11 Moorgate
                                London EC2R 6HH

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THIS AGREEMENT is made on 30 May 2000

BETWEEN:

(1)     NTL COMMUNICATIONS CORP., a company incorporated in Delaware (the
        "PARENT");

(2) NTL (UK) GROUP, INC., a company incorporated in Delaware (the "INTERMEDIATE PARENT");

(3) NTL COMMUNICATIONS LIMITED, a company incorporated in England and Wales with company number 3521915 (the "BORROWER");

(4) MORGAN STANLEY DEAN WITTER BANK LIMITED AND CHASE MANHATTAN PLC as arrangers and joint book managers of the Facility (the "ARRANGERS");

(5)     CHASE MANHATTAN INTERNATIONAL LIMITED as agent for the Banks (the
        "AGENT");

(6) CHASE MANHATTAN INTERNATIONAL LIMITED as security trustee for the Finance Parties (the "SECURITY Trustee"); and

(7)     THE BANKS (as defined below).

IT IS AGREED as follows:

1.      DEFINITIONS AND INTERPRETATION

1.1     DEFINITIONS
        In this Agreement:

        "ACCOUNTANTS' REPORT" means the report prepared by the Target's accountants, Arthur Andersen, dated 14 February 2000 and splitting the Target's financial statements for its financial years ended 31 March 1997, 31 March 1998 and 31 March 1999 between the CWC ConsumerCo Business and the CWC DataCo Business (as set out in Part A of Appendix 8 of the CWC Circular).

        "ACQUISITION" means the acquisition by NTL Holdings of the issued share capital of CWC Holdings pursuant to the Transaction Agreement.

        "ACQUISITION DATE" means the date on which the Acquisition is completed, being a date on or prior to 31 March 2001.

        "ADDITIONAL INCREMENTAL AMOUNT" means the next L500,000,000 of Financial Indebtedness incurred pursuant to clause (i) of the definition of Permitted Indebtedness after the Incremental Amount.

        "ADVANCE" means an advance (as from time to time consolidated, divided or reduced by repayment in accordance with the terms hereof) made or to be made by the Banks under the Facility.


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        "ASSET ADJUSTMENT PAYMENTS" means:

        (a) a payment made by a member of the Target Group to a company carrying on the CWC DataCo Business, in respect of a transfer of assets from that company carrying on the CWC DataCo Business to such a member of the Target Group; or

        (b) a payment made by a company carrying on the CWC DataCo Business to a member of the Target Group, in respect of a transfer of assets from such a member of the Target Group to that company carrying on the CWC DataCo Business, in each case in accordance with the terms of the Transaction Agreement and where either Cable & Wireless is obliged to reimburse NTL Holdings in respect of a payment made by a member of the Target Group under paragraph (a) or NTL Holdings is obliged to reimburse Cable & Wireless in respect of a payment received by a member of the Target Group pursuant to paragraph (b).

        "ASSET PASSTHROUGH" means a series of transactions, commencing with a transaction between the Parent and a member of the Covenant Group, which may be followed by one or more similar transactions between various members of the Covenant Group and culminating with a similar transaction between a member of the Covenant Group and a Final Asset Transferee, the purpose of which is to enable the Parent to indirectly transfer assets to that Final Asset Transferee by way of transfers of those assets to and from (and, if necessary, between) one or more members of the Covenant Group in such a matter as to be neutral to the Covenant Group taken as a whole, PROVIDED THAT:

        (a) the consideration payable (if any) by the first member of the Covenant Group to acquire such assets to the Parent comprises either (i) cash funded or to be funded directly or indirectly by a payment from the Final Asset Transferee in connection with that series of transactions or (ii) Subordinated Funding;

        (b) if the Intermediate Parent (having acquired such assets from the Parent) transfers them on to another member of the Covenant Group, the consideration payable by such a member of the Covenant Group comprises either (i) cash funded or to be funded directly or indirectly by a payment from the Final Asset Transferee in connection with that series of transactions or
                (ii) Parent Funding;

        (c) the consideration payable by the Final Asset Transferee is equal to the consideration received or receivable by the Parent;

        (d) the consideration payable by each member of the Covenant Group participating in such a series of transactions is equal in value;

        (e) all of the transactions comprising such a series of transactions (from and including the transfer of the assets by the Parent to and including the acquisition of those assets by the Final Asset Transferor) are completed within two Business Days; and

        (f) upon completion of all of the transactions comprising such a series of transactions, no person (other than another member of the Covenant Group) has any recourse to any member of the Covenant Group in relation to such a series


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                of transactions (other than in respect of (i) the Subordinated
                Funding mentioned in paragraph (a) above) and (ii) covenants as to title provided in favour of the Final Asset Transferee on the same terms as such covenants were provided in favour of the Initial Asset Transferor in respect of the relevant assets.

        "ASSIGNED DEBT" means any loan made by the Parent to the Intermediate Parent or by the Intermediate Parent to the Borrower where the lender's rights in respect of any such loan have been assigned to the Security Trustee pursuant to the Inter-Company Loan Assignment.

        "AUTHORISED SIGNATORY" means, in relation to an Obligor, any person who is duly authorised (in such manner as may be reasonably acceptable to the Agent) and in respect of whom the Agent has received a certificate signed by a director or another Authorised Signatory of such Obligor setting out the name and signature of such person and confirming such person's authority to act.

        "AVAILABLE COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, its Commitment at such time LESS the aggregate amount which it has advanced hereunder at such time (but not including any amount added to the Advances pursuant to Clause 4.3 (Limitations on Cash Interest)), PROVIDED THAT such amount shall not be less than zero.

        "AVAILABLE EXCESS CASH FLOW" means, at any time, the aggregate Excess Cash Flow generated in respect of each financial year of the Borrower, commencing with the financial year ended 31 December 2003, less the amount of such Excess Cash Flow (in respect of each such financial year) which:

        (a) is required to be used (in respect to such financial year) to prepay the Senior Bank Loan in accordance with clause 10.1 of the Senior Bank Credit Agreement or the Loan in accordance with Clause 9.1 (Mandatory Prepayment from Excess Cash Flow) of this Agreement; and

        (b) has, on or after 1 January 2003, already been used to fund a Permitted Payment.

        "AVAILABLE FACILITY" means, at any time, the aggregate amount of the Available Commitments adjusted, in the case of any proposed drawdown, so as to take into account any reduction in the Available Commitment of a Bank pursuant to the terms hereof.

        "AVERAGE REVENUE CONTRIBUTIONS" means, in respect of any asset at any time:

                                 A + B
                                -------
                                   2
        where:

        A = the revenue generated by, or attributable (whether in whole or in part) to, such asset during the immediately preceding financial year of the Borrower, expressed as a percentage of the aggregate of the consolidated revenue of the UK Group and, prior to the Pushdown Date, the consolidated revenue of the Target Group for such a financial year; and


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        B =                the revenue generated by, or attributable (whether
                           in whole or in part) to, such asset during the financial year of the Borrower preceding that referred to in A above, expressed as a percentage of the aggregate of the consolidated revenue of the UK Group and, prior to the Pushdown Date, the consolidated revenue of the Target Group for such financial year.

        "BANK" means any financial institution:

        (a)     named in Schedule 1 (The Banks); or

        (b) which has become a party hereto as a Bank in accordance with Clause 30.4 (Assignments by Banks) or Clause 30.5 (Transfers by Banks),

        and which has not ceased to be a party hereto in accordance with the terms hereof.

        "BUDGET" means a budget delivered by the Borrower to the Agent pursuant to Clause 16.5 (Budgets).

        "BUSINESS DAY" means a day (other than a Saturday or Sunday) which is not a public holiday and on which banks are open for general business in both London and New York.

        "BUSINESS PLAN" means the financial model including profit and loss accounts, balance sheets and cashflow projections, in the agreed form, relating to the UK Group (for these purposes assuming that the Pushdown has been completed) as set out in annex 16 to the Information Memorandum.

        "C&W (UK) HOLDINGS" means Cable & Wireless (UK) Holdings plc, a company incorporated in England and Wales (company number 3888319), being (on and after the Scheme Effective Date) a wholly owned subsidiary of Cable & Wireless.

        "CABLE & WIRELESS" means Cable & Wireless plc, a company incorporated in England and Wales (company number 238525).

        "CABLE BUSINESS" means (i) any person directly or indirectly operating, or owning a license to operate, a cable and/or television and/or telephone and/or telecommunications system or service principally within the United Kingdom and/or in Ireland and (ii) any Cable Related Business.

        "CABLE RELATED BUSINESS" means a person which directly, or indirectly, owns or provides a service or product used in a Cable Business, including, without limitation, any television programming, production and/or licensing business or any programming guide or telephone directory business or content or software related thereto.

        "CAPITAL EXPENDITURE" means expenditure on the acquisition or improvement of an asset which would be treated as a capital asset in accordance with generally accepted accounting principles in the United Kingdom.

        "CAPITAL EVENT PROCEEDS" means the net cash proceeds received by any member of the Group from the issuance or sale of Financial Indebtedness or equity interests to persons which are not members of the Group other than:


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        (a)     Financial Indebtedness under the Senior Bank Credit Agreement
                (other than the Incremental Amount);

        (b)     Financial Indebtedness constituting the Additional Incremental
                Amount;

        (c) Financial Indebtedness incurred or equity proceeds raised by the Group's Australian companies to the extent that the net cash proceeds thereof do not exceed L250,000,000;

        (d) Financial Indebtedness used for the Group's working capital, capital expenditure and other general corporate purposes, in each case incurred in the ordinary course of business to the extent that the aggregate principal amount of such Financial Indebtedness does not exceed L50,000,000 at any one time outstanding;

        (e) Financial Indebtedness incurred for working capital purposes pursuant to commitments existing on the Execution Date;

        (f)     Non-Recourse Bank Indebtedness incurred by a Non-Recourse
                Subsidiary;

        (g) Net cash proceeds received from the issuance of equity interests (including, without limitation, warrants and options) to officers, directors and employees pursuant to stock option or other incentive plans, to the extent that the aggregate amount of such net cash proceeds received after the Execution Date does not exceed L50,000,000;

        (h) amounts equal to Debt Adjustment Payments from time to time invested as contemplated in Clause 19.15 (Debt Adjustment Payments); and

        (i) any net cash proceeds received on conversion and/or cancellation and reissue of securities.

        "CAPITAL EVENT PROCEEDS AMOUNT" means at any time of the receipt by the Group of Capital Event Proceeds (x) the aggregate amount of Capital Event Proceeds (including the Capital Event Proceeds then being received) received after the Execution Date multiplied by the applicable Required Percentage less (y) the amount of such Capital Event Proceeds which have been applied in accordance with Clause 9.6 (Application of Proceeds), provided (i) any product of such calculation which is negative shall be treated as zero and (ii) the Capital Event Proceeds Amount for any Capital Event Proceeds received during a Remedy Restriction Period shall be an amount equal to 100% of such Capital Event Proceeds.

        For the avoidance of doubt, the net cash proceeds of the Incremental Amount shall constitute Capital Event Proceeds.

        "CAXTON" means Caxton Holdings Limited, a company incorporated in England and Wales (company number 3840888), being (prior to the First Caxton Sale) a wholly owned subsidiary of the Target and, together with its subsidiaries, comprising the CWC DataCo Business.

        "CHARGED ACCOUNT" means an account, bearing interest at a commercially reasonable rate in relation to the given circumstances, in the name of any member of the NTL


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        Holding Group over which security has been granted in favour of the
        Finance Parties (or the Security Trustee on their behalf) on terms acceptable to the Agent (or if the Senior Bank Credit Agreement is in effect, in favour of the banks under the Senior Bank Credit Facility (or a security trustee on their behalf)), into which members of the UK Group make deposits for the purpose of making Permitted Payments in accordance with paragraph (e) of the definition thereof.

        "CODE" means the City Code on Takeovers and Mergers.

        "COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name under the heading "COMMITMENT" in Schedule 1 (The Banks). The Commitments of Morgan Stanley Dean Witter Bank Limited and Morgan Stanley Senior Funding, Inc. shall be determined in accordance with Clause 30.11 (Morgan Stanley Commitment).

        "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

        "CONFIDENTIALITY UNDERTAKING" means a confidentiality undertaking in the standard form from time to time of the LMA or in such other form as may be agreed between the Borrower and the Agent.

        "COURT" means the High Court of Justice of England and Wales.

        "COURT MEETING" means the meeting of the holders of the shares of Target summoned by the Court and directed to consider and vote on whether to approve the Scheme pursuant to Section 425.

        "COVENANT GROUP" means the Intermediate Parent, any subsidiary of the Intermediate Parent which is a direct or indirect holding company of the Borrower, the Borrower and the other members of the UK Group. For the avoidance of doubt, the Parent is not a member of the Covenant Group.

        "COVENANT GROUP OBLIGOR" means each member of the Covenant Group which is an Obligor.

        "CWC CIRCULAR" means the circular to the Target's shareholders dated 14 February 2000 (as supplemented by a circular dated 3 March 2000), relating to the Scheme and the proposed acquisition of the CWC DataCo Business by Cable & Wireless and the CWC ConsumerCo Business by NTL Holdings.

        "CWC CONSUMERCO BUSINESS" means the residential cable, business cable, indirect residential telephony, residential internet and digital television development and services businesses owned and operated by the Target and its subsidiaries.

        "CWC DATACO BUSINESS" means the corporate, business, internet protocol and wholesale operations carried on by the Target and its subsidiaries prior to the First Caxton Sale.

        "CWC HOLDINGS" means Cable & Wireless Communications (Holdings) plc, a company incorporated in England and Wales with company number 3922682.


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
        "CWC HOLDINGS CAPITAL REDUCTION" means the reduction in the share capital of CWC Holdings occurring prior to the Acquisition, such a reduction being confirmed by the Court in accordance with section 135 of the Companies Act 1985.

        "DEBT ADJUSTMENT PAYMENTS means:

        (a) in the event that the members of the Target Group are found to have had excessive indebtedness as at the Acquisition Date, the issue and/or transfer of Cable & Wireless shares to NTL Holdings; or

        (b) in the event that the members of the Target Group are found to have had insufficient indebtedness as at the Acquisition Date, the payment of a sum equal to such an insufficient amount of indebtedness by NTL Holdings to Cable & Wireless.

        "DIAMOND NOTES" means the:

        (a) 13-1/4% senior discount notes due 30 September, 2004, with a principal amount at maturity of $285,000,000, issued by Diamond Cable Communications plc;

        (b) 11-3/4% senior discount notes due 15 December, 2005, with a principal amount at maturity of $531,000,000, issued by Diamond Cable Communications plc;

        (c) 10-3/4% senior discount notes due 15 February, 2007, with a principal amount at maturity of $421,000,000, issued by Diamond Cable Communications plc;

        (d) 10% senior notes due 1 February, 2008, with a principal amount at maturity of L135,000,000, issued by Diamond Holdings plc; and

        (e) 9-1/8% senior notes due 1 February, 2008, with a principal amount at maturity of $110,000,000, issued by Diamond Holdings plc.

        "DISCLOSURE LETTER" means the letter, in the agreed form, dated on or about the Execution Date from the Borrower to the Agent (on behalf of the Finance Parties) setting out various matters to be excluded from certain representations and covenants in this Agreement.

        "DISPUTE" means any dispute referred to in Clause 39 (Jurisdiction).

        "DORMANT SUBSIDIARY" means, at any time, any subsidiary of the Borrower which is "dormant" as defined in Section 250(3) of the Companies Act 1985.

        "EBITDA" has the meaning given to it in Clause 17.2 (Financial Definitions).

        "EGM" means the extraordinary general meeting of Target convened to consider and vote on the resolutions necessary to implement the Scheme.

        "EMU" means Economic and Monetary Union as contemplated in the Treaty on European Union.

        "EMU LEGISLATION" means legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states, being in part legislative measures to implement the third stage of EMU.


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
        "ENCUMBRANCE" means (a) a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person, (b) any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person or (c) any other type of preferential arrangement (including any title transfer and retention arrangement) having a similar effect.

        "ENVIRONMENTAL CLAIM" means any claim, proceeding or investigation by any person pursuant to any Environmental Law.

        "ENVIRONMENTAL LAW" means any applicable law in any jurisdiction in which any member of the Covenant Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

        "ENVIRONMENTAL PERMITS" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Covenant Group conducted on or from the properties owned or used by the relevant member of the Covenant Group.

        "EVENT OF DEFAULT" means any circumstance described as such in Clause 19 (Events of Default).

        "EXCESS CAPACITY NETWORK SERVICES" means the provision of network services, or agreement to provide network services, by a member of the UK Group in favour of one or more of its affiliates where such network services are only provided in respect of the capacity available to such a member of the UK Group in excess of that network capacity it requires to continue to provide current services to its existing and projected future customers and to allow it to provide further services to both its existing and projected future customers in accordance with the Business Plan.

        "EXCESS CASH FLOW" has the meaning given to it in Clause 17.2 (Financial Definitions).

        "EXCESS CASH FLOW PAYMENT AMOUNT" means for any financial year an amount equal to (x) 50 per cent. of Excess Cash Flow for such financial year less (y) the permanent reductions to the advances and loans under the Senior Bank Credit Agreement required to be made from such Excess Cash Flow for such financial year pursuant to clause 10.1 of the Senior Bank Credit Agreement.

        "EXECUTION DATE" means the date of this Agreement.

        "EXISTING PERFORMANCE BONDS" means:

        (a) performance bonds in an aggregate amount of up to L7,100,000 issued by Zurich Re at the request of certain members of the Target Group;

        (b) performance bonds in an aggregate amount of up to L1,139,199 issued by National Westminster Bank Plc at the request of certain members of the Target Group; and


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        (c)     performance bonds in an aggregate amount of up to L2,800,000 issued by National Westminster Bank Plc at the request of certain members of the UK Group.

        "FACILITY" means the L1,300,000,000 multiple draw loan facility granted to the Borrower in this Agreement.

        "FACILITY OFFICE" means, in relation to the Agent, the office identified with its signature below or such other office as it may select by notice and, in relation to any Bank, the office notified by it to the Agent in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select by notice to the Agent.

        "FINAL ASSET TRANSFEREE" means the member of the Group, other than a member of the Covenant Group, who is the final transferee in respect of a transfer from the Parent, through one or more members of the Covenant Group.

        "FINAL MATURITY DATE" means 31 March 2006.

        "FINANCE DOCUMENTS" means this Agreement, the fee letters referred to in Clause 21.4 (Agency and other Fees), the Security Documents, the Security Trust Agreement, any Guarantor Accession Memorandum, the Parent Subordination Agreement, the Intermediate Parent Subordination Agreement, the Intercreditor Agreement and any other document designated as such by the Agent and the Borrower.

        "FINANCE PARTIES" means, at any time, the Agent, the Arrangers, the Security Trustee and the Banks at such time.

        "FINANCIAL INDEBTEDNESS" means any indebtedness for or in respect of:

        (a)     Indebtedness for Borrowed Money;

        (b) any documentary or standby letter of credit facility or performance bond facility;

        (c) any Hedging Agreement (and the amount of the Financial Indebtedness in relation thereto shall be calculated by reference to the mark-to-market valuation of such transaction at the relevant time); and

        (d) (without double counting) any guarantee or indemnity for any of the items referred to in paragraphs (a) to (c) above.

        "FINANCIAL QUARTER" has the meaning given to it in Clause 17.2 (Financial Definitions).

        "FIRST CAXTON SALE" means the transfer, after the Scheme Effective Date, of Caxton by the Target to CWC Holdings, as authorised by the Scheme, such a transfer being made at book value (subject to adjustment under Schedule 19 of the Transaction Agreement), on terms that the price payable by CWC Holdings is left outstanding to the extent that CWC Holdings does not assume at least a corresponding amount of indebtedness of the Target in consideration for the sale of Caxton.

        "FULL FUNDING DATE" has the meaning given to it in the Intercreditor Agreement as in effect on the Execution Date.


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
        "FUNDED EXCLUDED SUBSIDIARY" means a UK Group Excluded Subsidiary which:

        (a)     indirectly receives funding from the Parent; and/or

        (b) by way of dividend or other distribution, loan or payment of interest on or the repayment of the principal amount of any indebtedness owed by it, makes a payment to the Parent,

        in each case by way of a Funding Passthrough.

        "FUNDING PASSTHROUGH" means a series of transactions between the Parent, one or more members of the Covenant Group and a Funded Excluded Subsidiary where:

        (a) in the case of funding being provided by the Parent to the Funded Excluded Subsidiary, that funding is:

                (i) first made available by the Parent to the Intermediate Parent by way of Subordinated Funding;

                (ii) secondly made available by the Intermediate Parent to the Borrower by way of Parent Funding; and

                (iii) thirdly (if relevant) made available by one or more transactions between members of the UK Group and finally made available by a member of the UK Group to the Funded Excluded Subsidiary in all such cases by way of either the subscription for new equity capital, the advancing of loans or capital contribution; or

        (b) in the case of a payment to be made by the Funded Excluded Subsidiary to the Parent, that payment is:

                (i) first made by the Funded Excluded Subsidiary to a member of the UK Group, and thereafter between members of the UK Group (as relevant), by way of dividend or other distribution, loan or payment of interest on or the repayment of the principal amount of any indebtedness owed by such Funded Excluded Subsidiary or relevant UK Group; and

                (ii) finally made by a member of the UK Group to the Parent by way of dividend or other distribution, loan or the payment of interest on or the repayment of the principal amount of any Subordinated Debt owed to the Parent by the Intermediate Parent.

        "GROUP" means NTL Holdings and its subsidiaries.

        "GROUP STRUCTURE CHARTS" means:

        (a) the structure chart showing (at least) the UK Group and the NTL Holding Group, in the agreed form; and

        (b) the structure chart showing the Target Group (in a form similar to the structure chart referred to in paragraph (a) above).


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
        "GUARANTOR" means the Parent, the Intermediate Parent and any other person who becomes a guarantor pursuant to Clause 37.

        "GUARANTOR ACCESSION MEMORANDUM" means a memorandum substantially in the form set out in Schedule 10.

        "HEDGING AGREEMENT" means an agreement in respect of an interest rate swap, currency swap, forward foreign exchange transaction, cap, floor, collar or option transaction or any other treasury transaction or any combination thereof or any other transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

        "HEDGING STRATEGY" means the hedging strategy adopted by the Borrower from time to time for the sole purpose of hedging the UK Group's then existing interest rate or currency risk exposure in connection with its ordinary business acting reasonably and prudently and not for speculative or proprietary trading purposes.

        "ICTA" means the Income and Corporation Taxes Act 1988.

        "INCREMENTAL AMOUNT" means the first L500,000,000 of Financial Indebtedness incurred pursuant to clause (i) of the definition of Permitted Indebtedness.

        "INDEBTEDNESS FOR BORROWED MONEY" means any indebtedness for or in respect of:

        (a)     moneys borrowed;

        (b) any amount raised by acceptance under any acceptance credit facility;

        (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument (for the avoidance of doubt excluding any such instrument issued solely by way of consideration for the acquisition of assets where such an instrument is not issued for the purpose of raising finance);

        (d) any amount raised pursuant to any issue of shares which are expressed to be redeemable in cash (other than (i) shares redeemable after 31 March 2007 and (ii) redeemable shares issued by way of consideration for the acquisition of assets where such shares are not issued for the purpose of raising finance);

        (e) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with generally accepted accounting principles in the relevant jurisdiction, be treated as a finance or capital lease;

        (f) the amount of any liability in respect of any advance or deferred purchase agreement if the primary reason for entering into such agreement is to raise finance;

        (g) receivables sold or discounted (other than on a non-recourse basis);

        (h) any agreement or option to re-acquire an asset if the primary reason for entering into such agreement or option is to raise finance;

        (i) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

        (j) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

        "INFORMATION MEMORANDUM" means the document concerning the CWC ConsumerCo Business and the UK Group and the Target Group which, at, inter alia, the Borrower's request and on its behalf, was prepared in relation to the Senior Bank Credit Agreement and distributed by the Arrangers to selected banks during May 2000 (as the same may be updated on or before the Syndication Date).

        "INTEREST PERIOD" means, save as otherwise provided herein:

        (a)     any of those periods mentioned in Clause 4.5 (Interest Periods);
                and

        (b) in relation to an Unpaid Sum, any of those periods mentioned in Clause 23.1 (Default Interest Periods).

        "INITIAL ADVANCE DATE" means the first date on which Advances are made under the Facility.

        "INSTRUCTING GROUP" means:

        (a) before any Advances have been made, a Bank or Banks whose Commitments amount in aggregate to more than sixty-six and two thirds per cent. of the Total Commitments; and

        (b) thereafter, a Bank or Banks to whom in aggregate more than sixty-six and two thirds per cent. of the amount of the Loan is (or, immediately prior to its repayment, was then) owed.

        "INSURANCE PROCEEDS" means the proceeds of any insurance claim intended to compensate for damage to any asset or interruption of business received by any member of the UK Group after deducting:

        (a) any reasonable out of pocket expenses incurred by any member of the UK Group in relation to such a claim; and

        (b) proceeds relating to third party claims, which are applied towards meeting such claims.

        "INTELLECTUAL PROPERTY" means all patents, trade marks, service marks, designs, copyrights, design rights, moral rights, inventions, confidential information, know-how and other intellectual property rights and interests, whether registered or unregistered, and the benefit of all licences, applications and rights to use such intellectual property now or hereafter belonging to any member of the Covenant Group.

        "INTERCREDITOR AGREEMENT" means the agreement dated on or about the Execution Date between (inter alia) the Banks, the lenders under the Senior Bank Credit Agreement, the Agent and the Security Trustee, by which the Banks undertake certain obligations in respect of their rights under this Agreement.

        "INTER-COMPANY LOAN ASSIGNMENT" means the Assignment Agreement among the Parent, the Intermediate Parent and the Security Trustee dated on or about the Execution Date.

        "INTERMEDIATE SUBORDINATION AGREEMENT" means the subordination agreement in the agreed form between the Intermediate Parent (as the lender) and the Security Trustee, pursuant to which, whilst sums remain outstanding under the Finance Documents, no payment of interest, repayment of principal or any other payments of any kind can be made in respect of indebtedness owed by the Borrower to the Intermediate Parent, save for certain Permitted Payments.

        "INTRA-GROUP SERVICES" means:

        (a) the provision of services by a member of the UK Group to a member of the Group, where such member of the Group requires those services to enable it to carry on its business and PROVIDED THAT the consideration for the provision thereof is in the reasonable opinion of the Borrower no less than the cost (save in any immaterial respect) incurred by such a member of the UK Group in providing such services;

        (b) the provisions of services constituted by NTL Group Limited employing personnel, acting as agent to buy equipment or other assets or trade with residential customers on behalf of other members of the Group, where the costs of such employment or purchasing and the costs and revenues generated by such trading are in the reasonable opinion of the Borrower reimbursed by or distributed (save in any immaterial respect) to the relevant Group member; and

        (c) the provision of services constituted by NTL Business Limited (formerly named NTL Technologies Limited) acting as agent to trade with business customers on behalf of other members of the Group, where the costs and revenues of such trading are in the reasonable opinion of the Borrower reimbursed by or distributed (save in any immaterial respect) to the relevant Group member.

        "IRELAND" means the Republic of Ireland.

        "LIBOR" means, in relation to any amount to be advanced to or owing by an Obligor under the Finance Documents on which interest for a given period is to accrue:

        (a) the percentage rate per annum equal to the offered quotation which appears on the page of the Telerate Screen which displays the British Bankers Association Interest Settlement Rate for sterling (being currently "3750") or the currency of any Unpaid Sum for such period as of 11.00 a.m. on the Quotation Date for such period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying the British Bankers Association Interest Settlement Rate for sterling (or the currency of such Unpaid
                Sum) as the Agent, after consultation with the Banks and the Borrower, shall select; or

        (k)     if no quotation for sterling (or the currency of such Unpaid
                Sum) and the relevant period is displayed and the Agent has not selected an alternative service on which a quotation is displayed, the arithmetic mean (rounded upwards to five decimal places) of the rates (as notified to the Agent) at which each of the Reference Banks was offering to prime banks in the London interbank market deposits in sterling (or the currency of such Unpaid Sum) for such period as of 11.00 a.m. on the Quotation Date for such period.

        "LICENCES" means each licence which is material to the conduct of the business of any member of the Covenant Group.

        "LMA" means the Loan Market Association.

        "LOAN" means, at any time, the aggregate principal amount of the outstanding Advances at such time.

        "MANDATORY COST RATE" means the rate determined in accordance with
        Schedule 7 (Mandatory Costs).

        "MARGIN" means 4.50 per cent. per annum, provided that the Margin shall increase by 0.50 per cent. per annum on the three month anniversary of the Initial Advance Date and by an additional 0.50 per cent. per annum on each subsequent three month anniversary of the Initial Advance Date.

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of a Covenant Group Obligor or the UK Group taken as a whole or if on or prior to the Pushdown Date, the UK Group taken as a whole (assuming that the Pushdown had occurred on the Execution Date) or (b) the ability of any Covenant Group Obligor to perform its material obligations under the Finance Documents to which it is a party.

        "MATERIAL COMMERCIAL CONTRACTS" means any commercial agreements entered into by any member of the Covenant Group which are reasonably likely to be material to the business or prospects of the Covenant Group taken as a whole.

        "MEETINGS" means each of the Court Meeting and EGM.

        "NET AVERAGE REVENUE CONTRIBUTIONS" means, at any time:

        (a) the aggregate of the Average Revenue Contributions of all assets disposed of by members of the UK Group under paragraph (f) of the definition of Permitted Disposals,

                less

        (b) the aggregate of the estimated Average Revenue Contributions of all assets acquired by members of the UK Group either in exchange for, or out of the proceeds of the disposal of, assets disposed of under paragraph (f) of the definition of Permitted Disposals (such estimated Average Revenue Contributions to be reasonably agreed between the Borrower and the Agent on the basis of the revenues such acquired assets could have reasonably been expected to have generated for the two financial years of the Borrower immediately preceding the date of their acquisition, had such assets been owned by the relevant member of the UK Group throughout those two financial years).

        "NEW YORK OFFICE EXPENSES" means, in relation to any financial year of NTL Holdings, the expenses (including taxes) so described and specified in relation to such financial year in the Business Plan.

        "NON-RECOURSE BANK INDEBTEDNESS" means any Financial Indebtedness incurred by a Non-Recourse Subsidiary from financial institutions pursuant to a bank credit or loan agreement where the liabilities of such Non-Recourse Subsidiary in respect of such Financial Indebtedness are not directly or indirectly the subject of a guarantee, indemnity or any other form of assurance, undertaking or support from any other member of the Group (other than the subsidiaries of such person).

        "NON-RECOURSE SUBSIDIARY" means a person which is a member of the Group (other than a member of the Covenant Group, a member of the Target Group, the Parent and any direct or indirect parent company of the Parent) and whose creditors have no recourse to any other member of the Group (other than the subsidiaries of such person) in respect of any Financial Indebtedness of that person or any of its subsidiaries (other than recourse to any member of the Group which has granted security over its shares or other interests in such a Non-Recourse Subsidiary beneficially owned by it provided that such recourse is limited to the realisation of such security).

        "NOTICE OF DRAWDOWN" means a notice substantially in the form set out in
        Schedule 4 (Notice of Drawdown).

        "NOTICE PERIOD" means the period commencing ten Business Days before the proposed date for the making of an Advance and ending 2.00 p.m. three Business Days before the proposed date for the making of such Advance (or such later time as all of the Banks may agree).

        "NTL CC NOTES" means, to the extent such have been issued in either the domestic or international capital markets, the bonds, notes or similar public debt instruments issued by the Parent and outstanding on the Execution Date.

        "NTL HOLDING GROUP" means NTL Holdings and the Borrower's other holding companies.

        "NTL HOLDINGS" means NTL Incorporated (formerly named NTL Holdings Incorporated), a company incorporated in Delaware which became the holding company of NTL Delaware Inc. with effect from the effective date of the CWC Holdings Capital Reduction.

        "NTL DELAWARE INC." means NTL (Delaware) Incorporated (formerly named NTL Incorporated), a company incorporated in Delaware.

        "NTL TRIANGLE ACCESSION" means the accession of the members of the NTL Triangle Sub-Group as guarantors under the Senior Bank Credit Agreement in accordance with Clause 34.5 (NTL Triangle Accession) of the Senior Bank Credit Agreement.

        "NTL TRIANGLE SUB-GROUP" means NTL Triangle LLC and its subsidiaries from time to time.

        "NTLIH" means NTL Investment Holdings Limited, a company incorporated in England and Wales with company number 3173552.

        "OBLIGORS" means the Borrower and the Guarantors.

        "OFTEL" means the Director General of Telecommunications and/or any other successor or other body or authority having, inter alia, the right, function and/or obligation to monitor and enforce compliance with the provisions of licences issued pursuant to the Telecommunications Act 1984.

        "ORIGINAL FINANCIAL STATEMENTS" means:

        (a) in relation to the Borrower, its audited consolidated financial statements for its financial year ended 31 December 1998; and

        (b) in relation to Intermediate Parent, its audited unconsolidated financial statements for the financial year ended 31 December 1998; and

        (c) in relation to the Target (and insofar as they relate to the CWC ConsumerCo Business), the consolidated financial statements of the Target and its subsidiaries, prepared by its auditors, for the financial year ended 31 March 1999 (as set out in the Accountants Report) and the consolidated financial statements of the Target and its subsidiaries, prepared by its management for the six month period ended 30 September 1999 (as set out in the CWC Circular).

        "OVERDRAFT FACILITY" means any facility provided by a United Kingdom clearing bank to a member of the UK Group.

        "PANEL" means the Panel on Takeovers and Mergers.

        "PARENT COVENANT GROUP" means the Parent and each Guarantor.

        "PARENT FUNDING" means:

        (a) the subscription by the Intermediate Parent for new equity capital of the Borrower; and

        (b) Subordinated Debt incurred by the Borrower from the Intermediate Parent.

        "PARENT SUBORDINATION AGREEMENT" means the subordination agreement in the agreed form between the Parent (as the lender) and the Security Trustee, pursuant to which, whilst sums remain outstanding under the Finance Documents, no payment of interest, repayment of principal or any other payments of any kind can be made in respect of indebtedness owed by the Borrower to the Parent, save for certain Permitted Payments.

        "PARTICIPATING MEMBER STATE" means any member state of the European Union which has adopted the euro as its lawful currency at the relevant time.

        "PERMITTED ACQUISITIONS" means:

        (a) the Acquisition or any acquisitions necessary to effect either the issues or transfers of shares referred to in paragraphs (a),
                (b), (c), (d), (e) and (f) of the
                definition of the Pushdown set forth in the Senior Bank Credit Agreement as in effect on the Execution Date;

        (b) with respect to any member of the UK Group at any time, any acquisition of (or of any interests in) (A) companies, partnerships, consortia, joint ventures or other arrangements or
                (B) businesses, licences, revenues or assets provided that:

                (i) the relevant company, partnership, consortium, joint venture or other arrangement or the acquired business, licence, revenues or asset engages in, or, as the case may be, relates to, a Cable Business;

                (ii) if the total consideration (including, without limitation, assumed debt, deferred consideration and any consideration comprising of the issue of either debt instruments or shares) for such acquisition either (A) exceeds L80,000,000 (or its equivalent in other currencies) or (B) when aggregated with the consideration (determined as aforesaid) arising in respect of all such other acquisitions (save for any acquisitions permitted by paragraphs (a), (c), (d), (e) or (g) of this definition of Permitted Acquisitions) made by members of the UK Group during the then current financial year, exceeds L100,000,000 (or its equivalent in other currencies):

                        (1) the Borrower has provided the Agent with a pro forma business plan (over a period ending at least one year after the Final Maturity Date), together with the key operating assumptions relating thereto, has provided representations to the Finance Parties (in the form agreed by the Agent (acting reasonably) with respect thereto) in relation to such business plan and has confirmed that no Event of Default or Potential Event of Default has occurred and is continuing or would occur following such acquisition;

                        (2) the pro forma business plan demonstrates pro forma compliance with the financial covenants set out in Clause 17 (Financial Condition) until the Final Maturity Date; and

                        (3) the pro forma business plan demonstrates that amounts available for drawdown under the Senior Bank Credit Agreement (following any planned drawdown to finance the contemplated acquisition) and under other financing sources committed to the UK Group are sufficient to meet the UK Group's projected financing needs until the Final Maturity Date (excluding the amount of principal to be repaid in respect to the Senior Bank Credit Agreement and this Agreement on the respective maturity date thereof);

        (c) the incorporation of a company or the acquisition of the shares in a newly incorporated company from its subscribing shareholders, where such a company at all times carries on business in an administrative capacity, supporting the business of the UK Group (as carried on in accordance with

                Clause 18.25 (Change of Business) or acts as a holding company for a Permitted Acquisition within paragraph (b) above;

        (d) any acquisition made by a member of the UK Group pursuant to the implementation of an Asset Passthrough or a member of the UK Group pursuant to a Funding Passthrough;

        (e) any acquisition by a member of the UK Group pursuant to a Permitted Disposal within paragraphs (g) or (h) of the definition thereof;

        (f) any acquisition by any member of the UK Group of the minority shareholdings in Northampton Cable Television Limited and/or Herts Cable Limited; and

        (g) any acquisition of assets as referred to in paragraph (a) of the definition of Asset Adjustment Payments.

        "PERMITTED DISPOSAL" means any disposal:

        (a)     made in the ordinary and usual course of business;

        (b) on arm's length commercial terms of an asset by a member of the UK Group who is not an Obligor;

        (c) for cash (if the relevant asset has any value) on arm's length commercial terms of any surplus or obsolete assets no longer required for the efficient operation of the business of the UK Group;

        (d) of cash, where such a disposal is not otherwise prohibited by the Finance Documents;

        (e)     by way of a realisation of a Permitted Investment;

        (f)     on (A) arm's length commercial terms for cash consideration or
                (B) in exchange for similar assets located in either the United Kingdom or Ireland which the Agent (acting reasonably) determines to be of a comparable or superior quality, provided that:

                        (i)     in each case the Net Average Revenue
                                Contributions at no time exceed 15 per cent; and

                        (ii) the proceeds of any disposal under (A) of this paragraph (f) are applied in accordance with Clause 9.2 (Mandatory Prepayment from Asset Disposals);

        (g) of an interest in real property by way of a lease or licence granted by a member of the UK Group to a member of the UK Group;

        (h)     by a member of the UK Group to another member of the UK Group;

        (i) (by way of share sale) of any UK Group Excluded Subsidiary or any Target Group Excluded Subsidiary (other than Cable & Wireless Communications (B) Limited) (or any interest therein);

        (j) necessary to effect the transfers of shares referred to in paragraphs (d), (e) and (j) of the definition of the Pushdown;

        (k) (by way of share sale) of NTL Insurance Limited, for fair market value, to any member of the NTL Holding Group;

        (l) (by way of share sale) of Lanbase Espania SL, for fair market value;

        (m) of any assets as referred to in paragraph (b) of the definition of Asset Adjustment Payments; and

        (n) of any assets pursuant to the implementation of an Asset Passthrough or of any funds received pursuant to the implementation of a Funding Passthrough.

         For the avoidance of doubt, in no event shall the transfer of the shares of the Borrower or any Guarantor to a person which is not a Guarantor constitute a Permitted Disposal.

        "PERMITTED ENCUMBRANCE" means:

        (a) any Encumbrance specified in Schedule 5 (Existing Encumbrances), if the principal amount thereby secured is not increased;

        (b) any Encumbrance over or affecting any asset acquired by a member of the UK Group after the date hereof and subject to which such asset is acquired, if:

                (i) such Encumbrance was not created in contemplation of the acquisition of such asset by a member of the UK Group; and

                (ii) the Financial Indebtedness secured by such Encumbrance at all times falls within paragraph (o) of the definition of Permitted Indebtedness;

        (c) any Encumbrance over or affecting any asset of any company (other than a member of the Target Group) which becomes a member of the UK Group after the date hereof, where such Encumbrance is created prior to the date on which such company becomes a member of the UK Group, if:

                (i) such Encumbrance was not created in contemplation of the acquisition of such company; and

                (ii) the Financial Indebtedness secured by such Encumbrance at all times falls within paragraph (l) or (o) of the definition of Permitted Indebtedness;

        (d) any netting or set-off arrangement entered into by the Intermediate Parent or any member of the UK Group in the normal course of its banking arrangements for the purpose of netting debit and credit balances;

        (e) any right of set-off or any title transfer or retention of title arrangement entered into by the Intermediate Parent or any member of the UK Group in the normal course of its trading activities on the counterparty's standard or usual terms (where such terms reasonably accord with the terms generally adopted in the market to which such a trading activity relates);

        (f) any lien arising by operation of law or by a contract having a similar effect and in each case arising or entered into in the normal course of business, if such lien is discharged within thirty days of arising;

        (g) any Encumbrance created pursuant to, arising under or evidenced by the Security Documents;

        (h) any Encumbrance granted by a member of the UK Group over the shares or other interests it holds in, or over the assets attributable to, a Project Company;

        (i) any Encumbrance created by any arrangements referred to in paragraph (e) or paragraph (f) of the definition of Indebtedness for Borrowed Money;

        (j) any Encumbrance arising pursuant to an order of attachment, an injunction restraining the disposal of assets or any similar legal process in each case arising in connection with court proceedings being diligently conducted by a member of the Covenant Group in good faith;

        (k) any Encumbrance over cash deposited as security for the obligations of a member of the UK Group in respect of a performance bond, guarantee, standby letter of credit or similar facility entered into by such a member of the UK Group in the ordinary course of business;

        (l) any Encumbrance on assets of the UK Group or the Intermediate Parent securing the obligations under the Senior Bank Credit Agreement;

        (m) any Encumbrance securing Permitted Indebtedness falling within paragraph (i) of the definition of that term;

        (n) any Encumbrance constituted by a rent deposit deed entered into on arm's length terms and in the ordinary course of business securing the obligations of a member of the UK Group in relation to property leased to a member of the UK Group; and

        (o) any Encumbrance securing Permitted Indebtedness falling within paragraph (p) of the definition of that term.

        "PERMITTED INDEBTEDNESS" means any Financial Indebtedness:

        (a)     arising under or permitted pursuant to the Finance Documents;

        (b) of the Intermediate Parent, any other Guarantor (other than the Parent) or the Borrower, in respect of the Subordinated Debt and provided, in the case of the Intermediate Parent and the Borrower, that the indebtedness in respect of it constitutes Assigned Debt;

        (c) of a member of the UK Group, from the Borrower or any other member of the UK Group;

        (d) of members of the UK Group under the Senior Bank Credit Agreement which does not exceed L2,500,000,000 at any time outstanding less the amount of permanent repayment of amounts outstanding thereunder and/or (without duplication) permanent reductions in the commitments thereunder (whether the occurring prior to the Pushdown Date or thereafter);

        (e) of the UK Group arising in relation to the implementation of the Hedging Strategy;

        (f)     of the Parent, under the NTL CC Notes;

        (g)     of the Parent, where:

                (i) such Financial Indebtedness does not have any scheduled repayments or other amortisations prior to, and has a final maturity date no earlier than, the date one year after the Final Maturity Date;

                (ii) after giving effect thereto, the requirements of subclause 17.1.1 through 17.1.4 would be satisfied on a pro forma basis; and

                (iii) Capital Event Proceeds of such Financial Indebtedness are applied by the Borrower in cancellation of the Loan in accordance with Clause 9.6 (Application of Proceeds) to the extent required by Clause 9.5 (Mandatory Prepayment from Capital Event Proceeds);

        (h) of the Covenant Group, arising under Permitted Loans and Guarantees;

        (i) on and after the Pushdown Date, of the UK Group, arising under one or more credit facilities which does not exceed L1,000,000,000 in the aggregate principal amount at any one time outstanding less the amount of permanent repayment of amounts outstanding thereunder and/or (without duplication) permanent reductions in the commitments thereunder (it being understood that the Financial Indebtedness permitted by this clause (i) may, but shall not be required to be, incurred under the Senior Bank Credit Agreement);

        (j) of the UK Group, falling within paragraph (e) of the definition of Indebtedness for Borrowed Money ("FINANCE LEASE DEBT") which, when aggregated with any other Finance Lease Debt incurred in reliance on this paragraph (j) by each member of the UK Group does not exceed L45,000,000 (or its equivalent);

        (k)     arising in respect of Existing Performance Bonds;

        (l) of any company which becomes a member of the UK Group after the date hereof, where such Financial Indebtedness arose prior to the date on which such company becomes a member of the UK Group, if:

                (i) such Financial Indebtedness was not created in contemplation of the acquisition of such company;

                (ii) the aggregate amount of all Financial Indebtedness falling within this paragraph (l) does not exceed L20,000,000 (or its equivalent); and

                (iii) such Financial Indebtedness is repaid within three months of such company becoming a member of the UK Group;

        (m) of members of the UK Group under the Secured Ancillary Facilities or in relation to any documentary or standby letter of credit facility or performance bond facility made available by a financial institution on an unsecured basis PROVIDED THAT the aggregate indebtedness of all members of the UK Group in relation to such facilities and the Secured Ancillary Facilities does not exceed L40,000,000 (or its equivalent);

        (n) of the UK Group in respect of Permitted Overdraft Borrowings, provided that the aggregate amount of such Financial Indebtedness does not exceed L20,000,000 (or its equivalent);

        (o) arising in relation to either an Asset Passthrough or a Funding Passthrough PROVIDED THAT any such Financial Indebtedness is Subordinated Debt if it is owed by a Covenant Group Obligor to a member of the Group and Assigned Debt if it is owed by the Borrower to the Intermediate Parent or by the Intermediate Parent to the Parent; and

        (p) not falling within paragraphs (a) through (o) above, of any member of the UK Group, PROVIDED THAT the aggregate amount of such Financial Indebtedness does not exceed L20,000,000 (or its equivalent).

        "PERMITTED INVESTMENTS" means:

        (a) any debt securities which are readily marketable and which are rated at least "AA" by Standard & Poor's Corporation or "Aa2" by Moody's Investors Service, Inc.;

        (b) certificates of deposit and deposits with banks and bankers acceptances in each case with a bank rated at least A- (or the equivalent thereof) by Moody's Investors Service, Inc. or Standard & Poor's Corporation; or

        (c) commercial paper rated at least A-1 (or the equivalent thereof) by Moody's Investors Service, Inc. or Standard & Poor's Corporation.

        "PERMITTED LOANS AND GUARANTEES" means:

        (a) trade credit or guaranties or indemnities granted in the ordinary course of business on usual and customary terms;

        (b)     loans made by any member of the UK Group to its employees either
                (i) in the ordinary course of its employees' employment or (ii) to fund the exercise of share options by its employees;

        (c) loans permitted pursuant to subclauses (b) and (c) of the definition of Permitted Indebtedness;

        (d) loans made by a member of the UK Group to a member of the Covenant Group where the proceeds of such a loan are either directly or indirectly used to fund a Permitted Payment;

        (e) loans made, credit granted and guarantees or indemnities given in an aggregate amount not exceeding L200,000 (or its equivalent);

        (f) any loan made to a UK Group Excluded Subsidiary made out of Available Excess Cash Flow;

        (g) any guarantee or indemnity given by a member of the UK Group in respect of any Permitted Indebtedness, or other obligation not restricted by the terms of the Finance Documents, of another member of the UK Group;

        (h) credits granted by any member of the UK Group to a member of the Group, where the indebtedness outstanding thereunder relates to Intra-Group Services; and

        (i) loans made to either of the Telecential Partnerships outstanding on the Execution Date or made in accordance with Clause 18.16 (Telecential Partnerships).

        "PERMITTED OVERDRAFT BORROWINGS" means Financial Indebtedness in respect of an Overdraft Facility if such Financial Indebtedness:

        (a) has been incurred solely for short term cash management purposes in the ordinary course of business;

        (b) is fully repaid within three Business Days of it having been incurred (from available funds other than Permitted Overdraft Borrowings); and

        (c) is not outstanding at any time between the date on which the Pushdown Condition is satisfied and the Pushdown Date.

        "PERMITTED PAYMENT" means a Restricted Payment which is:

        (a) made after 31 December 2003 and funded from Available Excess Cash Flow;

        (b) made, at any time, to fund the payment of New York Office Expenses, the amount of such payments during each financial year of the Borrower being no greater than the amount of New York Office Expenses so attributed for that financial year in the Business Plan;

        (c) made, at any time, to fund the cash payment obligations of the Parent or any other member of the NTL Holding Group in relation to:

                (i)     the NTL CC Notes;

                (ii) any Permitted Refinancings within either paragraph (a) of the definition thereof or any refinancing of this Facility;

                (iii) subject to the NTL Triangle Accession having been completed, any Permitted Refinancings within paragraph
                        (c) of the definition thereof; or

                (iv) any bonds, notes or similar public debt instruments issued by any member of the NTL Holding Group after the date hereof, in either the domestic or the international capital markets, to the extent that the proceeds thereof have been invested into the Borrower;

                which, in either case, has fallen due or will fall due within five Business Days; or

        (d) made pursuant to an Asset Passthrough and funded solely from cash generated by entities outside of the Covenant Group or made available pursuant to a Funding Passthrough and funded solely from cash generated by entities outside of the Covenant Group; or

        (e)     deposited in the Charged Account and:

                (i) represents the proceeds from a payment of interest on Subordinated Debt, being paid by the Borrower to the Intermediate Parent and then paid by the Intermediate Parent to the Parent and by the Parent to NTL (Delaware) Inc. in accordance with arrangements the Group has with the Inland Revenue; and

                (ii) is reinvested in the Borrower within ten Business Days of the date of the Restricted Payment, such an investment being by way of Subordinated Funding or Parent Funding;

        (f) of an amount of up to L2,000,000 made to NTL, Inc. to finance payments to be made by NTL, Inc. to Cable & Wireless in relation to certain Acquisition overhead costs; or

        (g) made out the proceeds of an Asset Adjustment Payment referred to in paragraph (b) of the definition thereof received by a member of the Target Group; or

        (h) made by either a member of the Target Group or NTL Business Limited where the proceeds of such a Restricted Payment are to be used by NTL Holdings to make a Debt Adjustment Payment to Cable & Wireless in accordance with paragraph (b) of the definition thereof, and provided in each case that such payment shall only be permitted if and to the extent that no Event of Default has occurred (and is continuing) or would result from the making of such payment.

        "PERMITTED REFINANCINGS" means any refinancing of:

        (a)     the NTL CC Notes by the Parent;

        (b)     the Diamond Notes, by the Parent; or

        (c)     the Triangle Notes, by the Parent;

        PROVIDED THAT, in each case, the final maturity date of the indebtedness incurred in respect of such refinancing is a date no earlier than the day falling one year after the Final Maturity Date.

        "PLEDGE AGREEMENT" means the Pledge Agreement in agreed form executed or to be executed by the Parent in favour of the Security Trustee relating to 100% of the capital stock of the Intermediate Parent.

        "POTENTIAL EVENT OF DEFAULT" means any event which would become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default.

        "PREPAYMENT ESCROW ACCOUNT" means an account, bearing interest at a commercially reasonable rate in relation to the given circumstances, held with the Agent (or such other financial institution reasonably acceptable to the Agent) in the name of the Borrower, over which the Borrower has granted or will grant security in favour of the Security Trustee and into which sums are deposited in accordance with Clause 9 (Mandatory Prepayment).

        "PROJECT COMPANY" means a subsidiary of the Borrower (or a person in which a subsidiary of the Borrower has an interest), which has a special purpose and whose creditors have no recourse to any other member of the Covenant Group in respect of any Financial Indebtedness of that person or any of its subsidiaries (other than recourse to any member of the UK Group which has granted security over its shares or other interest in such a Project Company beneficially owned by it provided that such recourse is limited to the realisation of such security).

        "PROPERTIES" means the properties owned or leased by members of the UK Group.

        "PUSHDOWN" has the meaning given to it in the Senior Bank Credit Agreement as in effect on the Execution Date.

        "PUSHDOWN CONDITION" means that each of the following conditions has been satisfied:

        (a) the Pushdown has been completed in all material respects in accordance with the terms of the Senior Bank Credit Agreement as in effect on the Execution Date;

        (b) on the Pushdown Date, and after giving effect to the Pushdown, all representations and warranties set forth in this Agreement are true in all material respects;

        (c) on the Pushdown Date and prior to giving effect to the Pushdown, the Target Group shall be in compliance with all of the covenants set forth in the Senior Bank Credit Agreement as in effect on the Execution Date;

        (d) on the Pushdown Date, and after giving effect to the Pushdown, no Event of Default or Potential Event of Default shall be continuing; and

        (e) the Agent shall have received a certificate of the Borrower certifying that the conditions set forth in paragraphs (a) through (d) above have been satisfied.

        "PUSHDOWN DATE" means the date upon which the Pushdown is completed.

        "QUALIFYING LENDER" means:

        (a) a Bank which is (on the date a payment of interest falls due under a Finance Document) beneficially entitled to and within the charge to United Kingdom corporation tax in respect of that payment provided that the advance in respect of which the payment is made was made by a bank for the purposes of section 349 of ICTA at the time that the advance was made; or

        (b)     a Treaty Lender.

        "QUARTER DATE" has the meaning given to it in Clause 17.2 (Financial Definitions).

        "QUOTATION DATE" means, in relation to any period for which an interest rate is to be determined under the Finance Documents, the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in the currency of the relevant sum for delivery on the first day of that period, PROVIDED THAT, if, for any such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

        "REFERENCE BANKS" means:

        (a) whilst the financial institutions named in Schedule 1 (The Banks) are the only Banks hereunder, the principal London offices of The Chase Manhattan Bank; and

        (b) at any other time, the principal London offices of The Chase Manhattan Bank, and the principal London offices of two other Banks agreed between the Agent and the Borrower on or before the Syndication Date, or such other bank or banks as may from time to time be agreed between the Borrower and the Agent acting on the instructions of an Instructing Group.

        "RELEVANT PERIOD" has the meaning given to it in Clause 17.2 (Financial Definitions).

        "REMEDY RESTRICTION PERIOD" means any period during which the rights and remedies of the Banks which would otherwise arise by reason of an Event of Default (whether or not such Event of Default is deemed waived pursuant to the Intercreditor Agreement) are restricted, delayed or suspended, or the Banks are required to waive (or are deemed to have waived) conditions to drawdown hereunder, pursuant to the terms of the Intercreditor Agreement as in effect on the Execution Date.

        "REPEATED REPRESENTATIONS" means each of the representations set out in Clause 15.2 (Status and Due Authorisation), Clause 15.4 (No Immunity), Clause 15.7 (Binding Obligations), Clause 15.9 (No Material Defaults) to Clause 15.11 (Audited Financial Statements), Clause 15.16 (Budgets), Clause 15.21 (Execution of this Agreement), Clause 15.25 (Intellectual Property), Clause 15.26 (Security Interest) and Clause 15.27 (Group Structure).

        "REQUIRED PERCENTAGE" means:

        (a) in the case of the first L700,000,000 of Capital Event Proceeds (other than Capital Event Proceeds arising from the Incremental Amount) received by the Group after the Execution Date, 50 per cent.;

        (b) in the case of Capital Event Proceeds (other than Capital Events Proceeds arising from the Incremental Amount) received by the Group after the Execution Date which exceed L700,000,000, 70 per cent.; and

        (c) in the case of Capital Event Proceeds arising from the Incremental Amount, 100 per cent.

        "RESERVATIONS" means:

        (a) the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under any applicable law, the possibility that an undertaking to assume liability for or to indemnify against non-payment of any stamp duty or other tax may be void, defences of set-off or counterclaim and similar principles;

        (b)     anything analogous to any of the matters set out in paragraph
                (a) above under any laws of any applicable jurisdiction; and

        (c) the reservations in or anything disclosed by any of the legal opinions delivered pursuant to Clause 2.4 (Conditions Precedent) and Schedule 3 (Conditions Precedent).

        "RESTRICTED GROUP" means any member of the Group other than a member of the UK Group.

        "RESTRICTED PAYMENT" means any payment by a member of the Covenant Group to a member of the Restricted Group whether by way of dividend or other distribution, loan, interest or the payment of interest on or repayment of the principal amount of inter-company Indebtedness for Borrowed Money.

        "SCHEME" means the scheme of arrangement under Section 425 in relation to the Target, as detailed in appendix 12 of the CWC Circular (or with such modifications, additions or conditions as may be approved or imposed by the Court).

        "SCHEME DOCUMENTS" means the CWC Circular, including the notice of Court Meeting and of the EGM set out therein and the resolutions of such Court Meeting and EGM.

        "SCHEME EFFECTIVE DATE" the date upon which an office copy of the order of the Court sanctioning the Scheme and the cancellation of the Target's shares covered by the Scheme was registered by the Registrar of Companies being 12 May 2000.

        "SECOND CAXTON SALE" means the transfer of Caxton by CWC Holdings to C&W
        (UK) Holdings in part satisfaction of the CWC Holdings Capital
        Reduction.

        "SECTION 425" means section 425 of the Companies Act 1985.

        "SECURED ANCILLARY FACILITIES" has the meaning given to it in the Senior Bank Credit Agreement as in effect on the Execution Date.

        "SECURITY" means the security from time to time constituted by or pursuant to the Security Documents and the guarantees provided hereunder.

        "SECURITY DOCUMENTS" means the Pledge Agreement, the Share Charge, the Inter-Company Loan Assignment and any other agreement or document pursuant to which any member of the Group creates any security interest in favour of the Finance Parties (or the Security Trustee on their behalf) for all or any part of the obligations of the Obligors or any of them under any of the Finance Documents.

        "SECURITY TRUST AGREEMENT" means the security trust agreement entered into or to be entered into in connection herewith between the Parent, the Intermediate Parent and the Security Trustee.

        "SENIOR AGENT" means the person from time to time appointed as agent of the banks under the Senior Bank Credit Agreement.

        "SENIOR BANK CREDIT AGREEMENT" means the L2,500,000,000 Credit Agreement dated on or about the date hereof among the Borrower, NTL Technologies, the Parent, Chase Manhattan Plc and Morgan Stanley Dean Witter Bank Limited, as arrangers and joint book managers, Chase Manhattan International Limited, as agent and security trustee and others.

        "SHARE CHARGE" means the share charge in agreed form executed or to be executed by the Intermediate Parent in favour of the Security Trustee relating to 65% of the issued share capital of the Borrower.

        "SPECIFIED FINANCIAL INDEBTEDNESS" means any Financial Indebtedness of the Parent or any Guarantor (other than arising in respect of any letters of credit or performance bonds issued at the request of a member of the Group in the ordinary course of its business) arising under (a) the NTL CC Notes, (b) any Permitted Refinancing and (c) any Financial Indebtedness incurred to refinance the Facility in whole or in part.

        "STATUTORY REQUIREMENTS" means any applicable provision or requirement of any Act of Parliament including the Telecommunications Act 1984, the Cable and Broadcasting Act 1984 and the Cable and the Broadcasting Act 1990 or any instrument, rule or order made under any Act of Parliament or any regulation or by-law of any local or other competent authority or any statutory undertaking or statutory company which has jurisdiction in relation to the carrying out, use, occupation, operation of the properties or the businesses of any member of the UK Group (or, prior to the Pushdown Date, the Target Group) carried out thereon.

        "STEERING COMMITTEE GROUP" means the Arrangers.

        "SUBORDINATED DEBT" means any loan made by the Parent to any Guarantor which is a direct subsidiary of the Parent or by any Guarantor to the Borrower or any other Guarantor provided that in each case (x) the lender of such loan is the direct parent of the borrower of such loan and (y) such loan has been subordinated to the Loan on the terms of a Subordination Agreement.

        "SUBORDINATED FUNDING" means:

        (a) the subscription by the Parent for new equity capital of the Intermediate Parent; and

        (b)       Subordinated Debt.

        "SUBORDINATION AGREEMENT" means each subordination agreement in the agreed form executed or to be executed in connection herewith pursuant to which the indebtedness identified therein owed by any Guarantor (including, without limitation, the Intermediate Parent) or the Borrower, as the case may be, is subordinated to the obligations of the Obligors under the Finance Documents.

        "SUBSEQUENT PARTICIPANT" means a member state that adopts the euro as its lawful currency after 1 January 1999.

        "SYNDICATION DATE" means the earlier of (a) the day specified by the Arrangers, after having given five Business Days prior notice to the Borrower, as the day on which primary syndication of the Facility is completed and (b) the day falling six months after the date hereof.

        "TARGET" means Cable and Wireless Communications plc (company number 3288998).

        "TARGET GROUP" means CWC Holdings, Target and its direct and indirect subsidiaries (other than the Target Group Excluded Subsidiaries (as defined in the Senior Bank Credit Agreement)) immediately after the Second Caxton Sale, such comprising the CWC ConsumerCo Business and, for the purpose of Clause 17.2 (Financial Definitions) and any other provisions of this Agreement using the definitions defined in Clause
        17.2 (Financial Definitions), NTL Business Limited.

        "TELECENTIAL PARTNERSHIPS" means:

        (a) Telecential Communications (Herts) Partnership, a partnership between CableTel Limited and CableTel Investments Limited (acting through the Telecential Communications Partnership), Maza Limited and Herts Cable Limited; and

        (b) Telecential Communications (Northants) Partnership, a partnership between CableTel Limited and CableTel Investments Limited (acting through the Telecential Communications Partnership), Maza Limited and Northampton Cable Television Limited.

        "TOTAL COMMITMENTS" means, at any time, the aggregate of the Banks' Commitments.

        "TOTAL NET CASH FINANCE CHARGES" has the meaning given to it in Clause
        17.2 (Financial Definitions).

        "TRANSACTION AGREEMENT" means the restated agreement dated as of 26 July 1999 between Bell Atlantic Corporation, Cable & Wireless, the Target and NTL Delaware Inc. (as amended from time to time before the date of this Agreement).

        "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 2 (Form of Transfer Certificate) or in such other form as may be agreed between the Borrower and the Agent signed by a Bank and a Transferee under which:

        (a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights, benefits and obligations under the Finance Documents upon and subject to the terms and conditions set out in Clause 30.3 (Assignments and Transfers by Banks); and

        (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Agent as contemplated in Clause 30.5 (Transfers by Banks).

        "TRANSFER DATE" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in such Transfer Certificate.

        "TRANSFEREE" means a person to which a Bank seeks to transfer by novation all or part of such Bank's rights, benefits and obligations under the Finance Documents.

        "TREATY LENDER" means a Bank which is (on the date a payment falls due under a Finance Document) entitled to that payment under a double taxation agreement in force with the United Kingdom on that date (subject to the completion of any necessary procedural formalities) without a deduction or withholding for or on account of tax imposed by the United Kingdom from such a payment.

        "TREATY ON EUROPEAN UNION" means the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7 February 1992 and came into force on 1 November 1993).

        "TRIANGLE NOTES" means the 11.2% senior discount debentures due 15 November 2007, with a principal amount at maturity of $517,300,000, issued by NTL Triangle LLC (formerly known as Comcast UK Cable Partners Limited).

        "UNPAID SUM" means the unpaid balance of any of the sums referred to in Clause 23.1 (Default Interest Periods).

        "UK GROUP" means:

        (a) for the purpose of Clause 17.1 (UK Group Financial Condition), Clause 17.2 (Financial Definitions) and any other provision of this Agreement using the definitions defined in Clause 17.2 (Financial Definitions):

                (i)     the Borrower;

                (ii)    Northampton Cable Television Limited and Herts Cable
                        Limited;

                (iii) Cable & Wireless Communications (South Hertfordshire) Limited;

                (iv) each of the Borrower's direct and indirect subsidiaries from time to time, excluding the UK Group Excluded Subsidiaries (other than Northampton Cable Television Limited, Herts Cable Limited and Cable & Wireless Communications (South Hertfordshire) Limited; and

                (v) prior to the Pushdown Date, the Target Group (including NTL Business Limited); and

        (b) for all other purposes, the Borrower and each of its direct or indirect subsidiaries from time to time other than the UK Group Excluded Subsidiaries. For information purposes only, the members of the UK Group on the Execution

                Date (as defined by this paragraph (b)) are listed on Schedule 14 to the Senior Bank Credit Agreement.

        "UK GROUP EXCLUDED SUBSIDIARY" means:

        (a) any subsidiary of the Borrower which is a Dormant Subsidiary and which (i) has assets (save for loans existing on the Execution Date owed to it by other members of the UK Group) with an aggregate value of L10,000 or less and (ii) does not hold a Licence;

        (b)     X-Tant Limited and its subsidiaries;

        (c) Northampton Cable Television Limited (until such time as it becomes a wholly owned subsidiary of the Borrower);

        (d) Herts Cable Limited (until such time as it becomes a wholly owned subsidiary of the Borrower);

        (e) any member of the NTL Triangle Sub-Group (until such time as the Parent elects for the members of the NTL Triangle Sub-Group to become members of the UK Group in accordance with Clause 34.5 (NTL Triangle Accession) of the Senior Bank Credit Agreement;

        (f) any Target Group Excluded Subsidiaries which become subsidiaries of the Borrower pursuant to the Pushdown;

        (g)     any subsidiary of the Borrower which is a Project Company; and

        (h) any company (other than a member of the Target Group) which becomes a subsidiary of the Borrower after the date hereof pursuant to an Asset Passthrough,

        PROVIDED THAT, any of such companies shall become a member of the UK Group and cease to be a UK Group Excluded Subsidiary if the Borrower and the Agent (acting on the instructions of an Instructing Group, acting reasonably) so agree.

1.2     INTERPRETATION

        Any reference in this Agreement to:

        the "AGENT", an "ARRANGER", the "SECURITY TRUSTEE" or any "BANK" shall be construed so as to include it and any subsequent successors and permitted transferees in accordance with their respective interests;

        an "AFFILIATE" of a specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with that specified person, where:

        (a) "CONTROL" (and "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether by the ownership of shares, by agreement or otherwise; and

        (b) the beneficial ownership of 10 per cent. or more of the issued share capital of a person shall be deemed to constitute control of that person;

        "AGREED FORM" in relation to any document means a form which is initialled by each of the Agent and the Borrower for the purposes of identification (as such form may be amended from time to time by agreement between such parties) or a document executed on or before the Execution Date by (among others) the Parent or the Borrower and the Agent or, if not so executed or initialed, a document in form and substance reasonably satisfactory to the Agent;

        "ASSETS" includes present and future properties, revenues and rights of every description;

        a "COMPANY" includes any body corporate;

        "CONTINUING", in relation to an Event of Default, shall be construed as a reference to an Event of Default which has not been waived (any deemed waiver pursuant to the Intercreditor Agreement not being a waiver for these purposes) in writing or remedied and, in relation to a Potential Event of Default, one which has not been remedied within the relevant grace period or waived (any deemed waiver pursuant to the Intercreditor Agreement not being a waiver for these purposes) in accordance with the terms hereof;

        "DISPOSAL" includes any sale, lease, transfer or other disposal;

        the "EQUIVALENT" on any date in one currency (the "FIRST CURRENCY") of an amount denominated in another currency (the "SECOND CURRENCY") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted by the Agent at or about 11.00 a.m. on such date for the purchase of the first currency with the second currency;

        a "HOLDING COMPANY" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

        "INDEBTEDNESS" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

        a "LAW" shall be construed as any law (including common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

        a "MEMBER STATE" shall be construed as a reference to a member state of the European Union;

        a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that:

        (a) if any such numerically corresponding day is not a Business Day, such period shall end on the immediately succeeding Business Day to occur in that next succeeding calendar month or, if none, it shall end on the immediately preceding Business Day; and

        (b) if there is no numerically corresponding day in that next succeeding calendar month, that period shall end on the last Business Day in that next succeeding calendar month,

        (and references to "MONTHS" shall be construed accordingly);

        a "PERSON" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

        "REPAY" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "PREPAY" (or, as the case may be, the corresponding derivative form thereof) and vice versa;

        a "SUBSIDIARY" of a company or corporation shall be construed as a reference to:

        (a)     any company or corporation:

                (i) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

                (ii) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

                (iii) which is a subsidiary of another subsidiary of the first-mentioned company or corporation,

                and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body; and

        (b) for the purposes of only Clause 16 (Financial Information), Clause 17 (Financial Condition) and where the financial definitions referred to in Clause 17.2 (Financial Definition) are used in this Agreement, any company or corporation which is a subsidiary undertaking as defined in Section 258 of the Companies Act 1985 or any other legal entity which is accounted for as a subsidiary of that first mentioned company or corporation;

        a "SUCCESSOR" shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such party under this Agreement or to which, under such laws, such rights and obligations have been transferred;

        "TAX" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

        "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time;

        a "WHOLLY-OWNED SUBSIDIARY" of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company's or corporation's wholly-owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries; and

        the "WINDING-UP", "DISSOLUTION" or "ADMINISTRATION" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3     CURRENCY SYMBOLS

        1.3.1 "L" and "STERLING" denote lawful currency of the United Kingdom and "$" and "DOLLARS" denote lawful currency of the United States of America.

        1.3.2 "EURO" means the single currency unit of the European Union as constituted by the Treaty on European Union as referred to in EMU Legislation and "EURO UNIT" means the currency unit of the euro as defined in EMU Legislation.

1.4     AGREEMENTS AND STATUTES

        Any reference in a Finance Document to:

        1.4.1 this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

        1.4.2 a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted.

1.5     HEADINGS

        Clause and Schedule headings are for ease of reference only.

1.6     TIME

        Any reference in this Agreement to a time of day shall, unless a contrary indication appears, be a reference to London time.

1.7     THIRD PARTY RIGHTS

        A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

2.      THE FACILITY

2.1     GRANT OF THE FACILITY

        The Banks grant to the Borrower, upon the terms and subject to the conditions hereof, a sterling multiple draw loan facility in an aggregate amount of L1,300,000,000, as the same may be reduced in accordance with the terms hereof.

2.2     PURPOSE

        The Facility is intended to fund loans by the Borrower to other members of the UK Group each of which shall utilize the proceeds thereof to finance the working capital requirements of the UK Group, provided that in no event shall the proceeds of any Advance be used for a purpose other than to finance the construction, capital expenditure and working capital needs of a Cable Business.

2.3     APPLICATION

        The Borrower shall apply all amounts raised by it hereunder in or towards satisfaction of, the purposes specified in Clause 2.2 (Purpose) and none of the Finance Parties shall be obliged to concern themselves with such application.

2.4     CONDITIONS PRECEDENT

        Save as the Banks may otherwise agree, the Borrower may not deliver any Notice of Drawdown unless the Agent has confirmed to the Borrower and the Banks that it has received all of the documents and other evidence listed in Schedule 3 (Conditions Precedent) and that each is, in form and substance, satisfactory to the Agent. The Agent shall notify the Borrower and the Banks promptly upon being so satisfied.

2.5     BANKS' OBLIGATIONS SEVERAL

        The obligations of each Bank are several and the failure by a Bank to perform its obligations hereunder shall not affect the obligations of an Obligor towards any other party hereto nor shall any other party be liable for the failure by such Bank to perform its obligations hereunder.

2.6     BANKS' RIGHTS SEVERAL

        The rights of each Bank are several and any debt arising hereunder at any time from an Obligor to any of the other parties hereto shall be a separate and independent debt. Each such party shall be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other party (so that it shall not be necessary for any party hereto to be joined as an additional party in any proceedings for this purpose).

3.      UTILISATION OF THE FACILITY

3.1     DRAWDOWN CONDITIONS FOR ADVANCES

        An Advance will be made by the Banks to the Borrower if:

        3.1.1 during the Notice Period, the Agent has received a completed Notice of Drawdown from the Borrower;

        3.1.2 the proposed date for the making of such Advance is a Business Day falling one month or more before the Final Maturity Date;

        3.1.3 the proposed amount of such Advance is (a) if less than the Available Facility an amount or integral multiple of L50,000,000 or (b) equal to the amount of the Available Facility;

        3.1.4 there would not, immediately after the making of such an Advance, be more than five Advances outstanding;

        3.1.5 neither of the events mentioned in sub-clauses 5.1.1 and 5.1.2 of Clause 5.1 (Market Disruption and Alternative Interest Rates) shall have occurred;

        3.1.6 to the extent that the initial aggregate principal amount of Advances made under this Facility would exceed L300,000,000 after giving effect to the making of such Advance, the Pushdown Condition has been satisfied;

        3.1.7   on and as of the proposed date for the making of such Advance
                (i) no Event of Default or Potential Event of Default is continuing and (ii) the Repeated Representations are true in all material respects;

        3.1.8 the cash on hand of the UK Group at the close of business on the Business Day immediately preceding the date the Notice of Drawdown for such Advance is delivered to the Agent shall not exceed L25,000,000; and

        3.1.9 in the case of Advances made on or after the Pushdown Date, the advances which are outstanding under the Senior Bank Credit Agreement shall equal at least L2,500,000,000 less any permanent reductions to the availability thereunder made after the Execution Date.

3.2     EACH BANK'S PARTICIPATION IN ADVANCES

        Each Bank will participate through its Facility Office in each Advance made pursuant to this Clause 3 (Utilisation of the Facility) in the proportion borne by its Available Commitment to the Available Facility immediately prior to the making of that Advance.

3.3     REDUCTION OF AVAILABLE COMMITMENT

        If a Bank's Commitment is reduced in accordance with the terms hereof after the Agent has received the Notice of Drawdown for an Advance and such reduction was not taken into account in the Available Facility, then the amount of that Advance shall be reduced accordingly.

3.4     FORCED DRAWDOWN

        At any time during the continuance of a Remedy Restriction Period, the Agent, acting upon the instructions of an Instructing Group, shall have the right to require the Borrower to incur an Advance in the amount necessary to cause the Full Funding Date to occur (such amount the "FORCED DRAWDOWN Amount"). Such right shall be exercised by the giving of notice of such drawdown by the Agent to the Banks and the Borrower.

        In such an event, upon notice to each Bank, such Bank shall fund its pro rata portion of the Forced Drawdown Amount to the Agent and the Agent, on behalf of the Borrower, will transfer the amounts so made available to the Borrower's account at the Senior Agent. The Borrower and each of the other Obligors acknowledge and agree that the making of an Advance by the Banks pursuant to this Clause 3.4 (Forced Drawdown) has been irrevocably and unconditionally consented to by the Borrower and the Obligors and neither the Borrower nor any other Obligor nor any other person shall have the right to revoke, cancel or otherwise limit such consent or the right of the Banks to make such Advance hereunder.

4.      PAYMENT AND CALCULATION OF INTEREST ON ADVANCES; INTEREST PERIODS

4.1     PAYMENT OF INTEREST

        On the last day of each Interest Period (and, if the Interest Period of such Advance exceeds six months, on the expiry of each period of six months during such Interest Period) the Borrower shall pay accrued interest on the Advance to which such Interest Period relates.

4.2     CALCULATION OF INTEREST

        The rate of interest applicable to an Advance from time to time during an Interest Period relating thereto shall be the rate per annum which is the lesser of:

        4.2.1   16 per cent. per annum; and

        4.2.2   the sum of:

                (a)     the Margin at such time;

                (b)     the Mandatory Cost Rate; and

                (c)     LIBOR on the Quotation Date therefor.

4.3     LIMITATIONS ON CASH INTEREST.

        Notwithstanding anything to the contrary set forth in this Agreement, to the extent that the rate of interest applicable to an Advance on any interest payment date for such Advance exceeds the sum of 14 per cent. per annum and the increase, if any, in the rate of interest pursuant to Clause 4.4 (Default Interest) such excess interest shall be paid by adding such excess interest to the principal amount of such Advance unless the Borrower shall have given the Agent notice at least three Business Days prior to such interest payment date that it shall pay such excess amount in cash.

4.4     DEFAULT INTEREST

        The interest rate determined in accordance with Clause 4.2 (Calculation of Interest) shall be increased by one per cent. per annum (it being understood that the interest rate could by reason of such increase exceed 16 per cent. per annum) from the date determined by the Agent (acting reasonably) (in writing) as being the date on which an Event of Default or Potential Event of Default has occurred or come into existence until the date specified by the Agent (in writing) as being the date on which it has been demonstrated to its satisfaction (acting reasonably) that such Event of Default or Potential Event of Default is no longer continuing. The Agent shall promptly notify the other parties hereto of any determination that an Event of Default or Potential Event of Default has occurred or exists or, as the case may be, that it has been demonstrated to its reasonable satisfaction that such is no longer continuing.

4.5     INTEREST PERIODS

        The period for which an Advance is outstanding shall be divided into successive periods each of which (other than the first, which shall begin on the day such Advance is made) shall start on the last day of the preceding such period.

4.6     DURATION

        The duration of each Interest Period shall, save as otherwise provided herein, be one, two, three or six months or such other period as the Agent (acting on instructions of all the Banks) may agree in each case as the Borrower may by not less than five Business Days' prior notice to the Agent select, PROVIDED THAT:

        4.6.1 if the Borrower fails to give such notice of its selection in relation to an Interest Period, the duration of that Interest Period shall, subject to sub-clauses 4.6.2, 4.6.3 and 4.6.4 be one month;

        4.6.2 if there are more than five Advances outstanding any Interest Period which begins during or at the same time as anyone or more other Interest Periods shall end at the same time as such one of those other Interest Periods as the Borrower may, by not less than five Business Days' prior notice to the Agent, select or, failing such selection, the first such other Interest Period to expire;

        4.6.3 any Interest Period which would otherwise end during the month preceding, or extend beyond, the Final Maturity Date shall be of such duration that it shall end on the Final Maturity Date; and

        4.6.4 prior to the Syndication Date, Interest Periods shall be one month or such other period as the Agent and the Borrower may agree.

4.7     CONSOLIDATION OF ADVANCES

        If two or more Interest Periods end at the same time, then, on the last day of those Interest Periods, the Advances to which they relate shall be consolidated into and treated as a single Advance.

4.8     DIVISION OF ADVANCES

        The Borrower may, by not less than five Business Days' prior notice to the Agent, direct that any Advance shall, at the beginning of any Interest Period relating thereto, be divided into (and thereafter, save as otherwise provided herein, treated in all respects as) two or more Advances in such amounts (in aggregate, equaling the amount of the Advance being so divided) as shall be specified by the Borrower in such notice, PROVIDED THAT the Borrower shall not be entitled to make such a direction if:

        4.8.1 as a result of so doing, there would be more than five outstanding Advances; or

        4.8.2 any Advance thereby coming into existence would be of an amount less than L50,000,000.

5.      MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES

5.1     MARKET DISRUPTION

        If, in relation to any Advance:

        5.1.1 LIBOR is to be determined by reference to Reference Banks and at or about 11.00 a.m. on the Quotation Date for the relevant Interest Period none or only one of the Reference Banks supplies a rate for the purpose of determining LIBOR for the relevant Interest Period; or

        5.1.2 before the close of business in London on the Quotation Date for such Advance the Agent has been notified by a Bank or each of a group of Banks, to whom in aggregate fifty per cent. or more of such Advance would be owed if made that the LIBOR rate does not accurately reflect the cost of funding its participation in such Advance, then the Agent shall notify the Borrower and the Banks of such event and, notwithstanding anything to the contrary in this Agreement, Clause
        5.2 (Substitute Interest Period and Interest Rate) shall apply to such Advance (if it is a Rollover Advance). If either sub-clause 5.1.1 or
        5.1.2 of Clause 5.1 (Market Disruption and Alternative Interest Rates) applies to a proposed Advance (other than a Rollover Advance), such an Advance shall not be made.

5.2     SUBSTITUTE INTEREST PERIOD AND INTEREST RATE

        If sub-clause 5.1.1 of Clause 5.1 (Market Disruption and Alternative Interest Rates) applies to an Advance, the duration of the relevant Interest Period shall be one month or, if less, such that it shall end on the Final Maturity Date. If either sub-clause 5.1.1 or 5.1.2 of Clause 5.1 (Market Disruption and Alternative Interest Rates) applies to an Advance, the rate of interest applicable to each Bank's portion of such Advance during the relevant Interest Period shall (subject to any agreement reached pursuant to Clause 5.3 (Alternative Rate)) be the rate per annum which is the sum of:

        5.2.1   the Margin at such time;

        5.2.2   the Mandatory Cost Rate; and

        5.2.3 the rate per annum notified to the Agent by such Bank before the last day of such Interest Period to be that which expresses as a percentage rate per annum the cost to such Bank of funding from whatever sources it may reasonably select its portion of such Advance during such Interest Period.

5.3     ALTERNATIVE RATE

        If either of those events mentioned in sub-clauses 5.1.1 or 5.1.2 of Clause 5.1 (Market Disruption and Alternative Interest Rates) occurs in relation to an Advance, then if the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations with a view to agreeing a substitute basis (i) for determining the rates of interest from time to time applicable to the Advances and/or (ii) upon which the Advances may be maintained (whether in sterling or some other currency) thereafter and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto, PROVIDED THAT the Agent may not agree any such substitute basis without the prior consent of each Bank (which is not to be unreasonably withheld).

6.      NOTIFICATION

6.1     ADVANCES

        The Agent shall, promptly upon its receipt of a Notice of Drawdown, notify each Bank of:

        6.1.1   the proposed amount of the relevant Advance;

        6.1.2   the proposed length of the relevant Interest Period; and

        6.1.3 the aggregate principal amount of the relevant Advance allocated to such Bank pursuant to Clause 3.2 (Each Bank's Participation in Advances).

6.2     INTEREST PERIODS

        Not less than three Business Days before the first day of an Interest Period, the Agent shall notify each Bank of the proposed amount of the relevant Advance, the proposed length of such Interest Period and the aggregate principal amount of the relevant Advance allocated to such Bank pursuant to Clause 3.2 (Each Bank's Participation in Advances).

6.3     INTEREST RATE DETERMINATION

        The Agent shall promptly notify the Borrower and the Banks of each determination of LIBOR, the Mandatory Cost Rate and the Margin.

6.4     CHANGES TO ADVANCES OR INTEREST RATES

        The Agent shall promptly notify the Borrower and the Banks of any change to (a) the proposed length of an Interest Period or (b) any interest rate occasioned by the operation of Clause 5 (Market Disruption and Alternative Interest Rates).

7.      REPAYMENT AND REDUCTION OF THE FACILITY

7.1     REPAYMENT

        The Borrower shall repay each Advance made to it in full on the Final Maturity Date.

8.      CANCELLATION AND PREPAYMENT

8.1     CANCELLATION OF THE FACILITY

        Subject to the provisions of Clause 8.7 (Limitations on Cancellation of the Facility), the Borrower may, by giving to the Agent not less than five Business Days' prior written notice to that effect, cancel the whole or any part (being a minimum amount of L50,000,000 and an integral multiple of L10,000,000) of the Available Facility. Any such cancellation shall reduce the Available Commitment and Commitment of each Bank rateably.

8.2     PREPAYMENT OF THE FACILITY

        Subject to the provisions of Clause 8.7 (Limitations on Cancellation of the Facility) and Clause 23.4 (Break Costs), the Borrower may, by giving to the Agent not less than five Business Days prior written notice to that effect, prepay the whole or any part of an Advance (being a minimum amount of L50,000,000 and an integral multiple of L10,000,000).

8.3     NOTICE OF CANCELLATION OR PREPAYMENT

        Any notice of cancellation or prepayment given by the Borrower pursuant to this Clause 8 (Cancellation and Prepayment) shall be irrevocable, shall specify the date upon which such cancellation or prepayment is to be made and the amount of such cancellation or prepayment and, in the case of a notice of prepayment, shall oblige the Borrower to make such prepayment on such date.

8.4     REPAYMENT OF A BANK'S SHARE OF THE LOAN

        If:

        8.4.1 any sum payable to any Bank by an Obligor is required to be increased pursuant to Clause 10.1 (Tax Gross-up); or

        8.4.2   any Bank claims indemnification from an Obligor under Clause
                10.2 (Tax Indemnity), the Agent claims indemnification from an Obligor under Clause 10.2 (Tax Indemnity) in respect of a payment received by it and paid by it to a Bank under the Finance Documents or any Bank claims indemnification from the Borrower under Clause 12.1 (Increased Costs), the Borrower may, whilst such circumstance continues, give the Agent at least five Business Days prior written notice (which notice shall be irrevocable) of its intention to procure the repayment of such Bank's share of the Loan. On the last day of each then current Interest Period, or at any other time subject to the provisions of Clause 23.4 (Break Costs), the Borrower shall repay such Bank's portion of the Advance to which such Interest Period relates.

8.5     NO FURTHER ADVANCES

        A Bank for whose account a repayment is to be made under Clause 8.4 (Repayment of a Bank's Share of the Loan) shall not be obliged to participate in the making of Advances on or after the date upon which the Agent receives the Borrower's notice of its intention to procure the repayment of such Bank's share of the Loan, and such Bank's Available Commitment shall be reduced to zero.

8.6     NO OTHER REPAYMENTS

        The Borrower shall not repay all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement and shall not be entitled to reborrow any amount repaid.

8.7     LIMITATION ON CANCELLATION OF THE FACILITY

        Notwithstanding anything to the contrary set forth in this Clause 8 (Cancellation and Prepayment) or Clause 8.2 (Prepayment of the Facility), the Borrower may not voluntarily reduce the Available Commitment pursuant to Clause 8.1 (Cancellation of the Facility) or prepay all or any part of an Advance pursuant to Clause 8.2 (Prepayment of the Facility) at any time that the Senior Bank Credit Agreement is in effect, without the consent of the Senior Agent under the Senior Bank Credit Facility, unless such reduction or prepayment is permitted under Clause 19.35 (Working Capital Facility Amendments) of the Senior Bank Credit Agreement as in effect on the Execution Date.

9.      MANDATORY PREPAYMENT

9.1     MANDATORY PREPAYMENT FROM EXCESS CASH FLOW

        The Borrower shall ensure that within ten Business Days of delivery of the most recent financial statements of the UK Group pursuant to Clause
        16.1 (Annual Statements), commencing with the financial statements delivered in respect of the financial year to ending 31 December 2003, the Excess Cash Flow Payment Amount for the financial year to which such financial statements relate is applied in cancellation of the Available Facility and/or repayment of the Loan in accordance with Clause 9.6 (Application of

        Proceeds).

9.2     MANDATORY PREPAYMENT FROM ASSET DISPOSALS

        The Borrower shall ensure that the net cash proceeds of any disposal falling within paragraph (f)(A) of the definition of Permitted Disposals of any asset by any member of the UK Group are applied in cancellation of the Available Facility and/or repayment of the Loan in accordance with Clause 9.6 (Application of Proceeds) unless the relevant member of the UK Group can show to the satisfaction of the Agent that:

        9.2.1 such disposal was on arms' length terms and the net proceeds are to be reinvested in similar or like assets of a comparable or superior quality or applied towards the UK Group's Capital Expenditure within a period of 365 days from the date of receipt of such proceeds by the relevant member of the UK Group; or

        9.2.2 such disposal was on arms' length terms and in the ordinary and usual course of business of such member of the UK Group; or

        9.2.3 the net disposal proceeds, when aggregated with the net disposal proceeds received by members of the UK Group in respect of disposals falling within paragraph (f)(A) of the definition of Permitted Disposals made in the immediately preceding twelve calendar month period (excluding the proceeds from disposals falling within sub-clauses 9.2.1 or 9.2.2 above) does not exceed L10,000,000 or its equivalent; or

        9.2.4 the net disposal proceeds are required to be, and are actually, applied to the permanent repayments and commitment reductions under the Senior Bank Credit Agreement (but only to the extent that such net disposal proceeds are actually so applied).

                In the case of sub-clause 9.2.1 only, to the extent that the net disposal proceeds therefrom are not deposited in the prepayment escrow account established under the Senior Bank Credit Agreement, the net disposal proceeds referred to therein will be deposited in the Prepayment Escrow Account and the relevant member of UK Group shall be entitled, during the 365 day period, to withdraw (or, as the case may be, require the Borrower to withdraw) sums from such account only to the extent that it is able to reasonably demonstrate that such sums will be reinvested or applied in accordance with the provisions of sub-clause
                9.2.1. Any amounts not reinvested as specified in sub-clause
                9.2.1 during the 365 day period specified therein shall thereafter, be applied in repayment of the Loan in accordance with Clause 9.6 (Application of Proceeds), provided that to the extent that any amounts are deposited in the Prepayment Escrow Account prior to the Pushdown Date, such amounts shall not be so applied on such 365th day but shall be retained in the Prepayment Escrow Account until the earlier of (x) the later of the Pushdown Date and such 365th day (on which later date such amounts shall be applied to the permanent repayment of amounts outstanding under the Senior Bank Credit Agreement in accordance with clause 10.2.1 thereof) and (y) the occurrence of an Event of Default (in which event such amounts shall be applied in repayment of the Loan in accordance with Clause 9.6 (Application of Proceeds)).

9.3     MANDATORY PREPAYMENT FROM INSURANCE PROCEEDS

        The Borrower shall ensure that Insurance Proceeds received by any member of the UK Group above an aggregate minimum threshold of Insurance Proceeds of L10,000,000 (the "MINIMUM THRESHOLD"), are paid to the Agent and applied in cancellation of the Available Facility and/or repayment of the Loan in accordance with Clause 9.6 (Application of Proceeds) unless the Insurance Proceeds received above the Minimum Threshold are:

        9.3.1 promptly upon receipt, deposited in the Prepayment Escrow Account in accordance with the provisions of Clause 9.4 (Payment of Insurance Proceeds into Prepayment Escrow Account); and

        9.3.2 applied, to the satisfaction of the Agent, towards the replacement, reinstatement and/or repair of the assets and/or the satisfaction of business interruption losses in respect of which the relevant insurance claim was made (or to refinance any expenditure incurred in the replacement, reinstatement and/or repair of such assets) within a period of 365 days from the date of receipt of such Insurance Proceeds by the relevant member of the UK Group; or

        9.3.3 are required to be, and are actually, applied to the permanent repayment and commitment reductions under the Senior Bank Credit Agreement (but only to the extent that such Insurance Proceeds are actually so applied).

9.4     PAYMENT OF INSURANCE PROCEEDS INTO PREPAYMENT ESCROW ACCOUNT

        The Borrower shall ensure that to the extent that any Insurance Proceeds to be applied in accordance with sub-clause 9.3.2 of Clause 9.3 (Mandatory Prepayment from Insurance Proceeds) are not deposited in the prepayment escrow account established under the Senior Bank Credit Agreement such Insurance Proceeds are deposited in the Prepayment Escrow Account. The relevant member of the UK Group shall be entitled, during the period of 365 days from its receipt of Insurance Proceeds, to withdraw sums from the Prepayment Escrow Account only to the extent that it is able to reasonably demonstrate that such sums will be applied towards the replacement, reinstatement and/or repair of the assets and/or the satisfaction of business interruption losses in respect of which the relevant insurance claim was made (or to refinance any expenditure incurred in the replacement, reinstatement and/or repair of such assets). Any sums not so withdrawn during such 365 day period shall thereafter be paid to the Agent and applied in cancellation of the Available Facility and/or repayment of the Loan in accordance with Clause 9.6 (Application of Proceeds), provided that to the extent that any amounts are deposited in the Prepayment Escrow Account prior to the Pushdown Date, such amounts shall not be so applied on such 365th day but shall be retained in the Prepayment Escrow Account until the earlier of (x) the later of the Pushdown Date and such 365th day (on which later date such amounts shall be applied to the permanent repayment of amounts outstanding under the Senior Bank Credit Agreement in accordance with clause 10.2.1 thereof) and (y) the occurrence of an Event of Default (in which event such amounts shall be applied in repayment of the Loan in accordance with Clause 9.6 (Application of Proceeds)).

9.5     MANDATORY PREPAYMENT FROM CAPITAL EVENT PROCEEDS

        The Parent shall ensure that upon the receipt of Capital Event Proceeds an amount equal to the Capital Event Proceeds Amount as then determined is applied in cancellation of the Available Facility and/or repayment of the Loan in accordance with Clause 9.6 (Application of Proceeds), PROVIDED that there shall be no obligation to apply any such Capital Event Proceeds which are otherwise required to be so applied until the amount of Capital Event Proceeds which have not been applied by reason of this proviso exceed L5,000,000 (in which case the entire amount (and not simply the amount in excess of L5,000,000) shall be so applied).

9.6     APPLICATION OF PROCEEDS

        9.6.1 Any amounts required to be applied in cancellation of the Available Facility and/or repayment of the Loan pursuant to Clause 9.1 (Mandatory Prepayment From Excess Cash Flow) to Clause 9.5 (Mandatory Prepayments from Capital Event Proceeds) shall be applied as follows:

                (a) all such amounts required to be applied pursuant to Clause 9.5 (Mandatory Prepayment from Capital Event Proceeds) other than to the extent arising from the Incremental Amount shall be applied (x) first to the repayment of Loan then outstanding and (y) second to the extent any proceeds remain after application pursuant to clause (x), to the reduction of the Available Facility;

                (b) all such amounts not covered by clause (a) above, shall be applied (x) first, to the reduction of the Available Facility and (y) second, to the extent any proceeds remain after application pursuant to clause (x) (i.e. after the Available Facility has been reduced to zero), to the repayment of Loans then outstanding.

        9.6.2 Any amounts paid to the Agent in accordance with Clause 9.1 (Mandatory Prepayment from Excess Cash Flow) to Clause 9.5 (Mandatory Prepayment from Capital Event Proceeds) shall be:

                (a) retained in the Prepayment Escrow Account pending any withdrawal permitted by any of those Clauses; and

                (b) if no such right of withdrawal is available, if it has ceased to be available or if the Borrower so instructs the Agent, be retained in the Prepayment Escrow Account for application on one or more prepayment dates until such time as such amounts have been applied in full in repayment of the Loan in accordance with this Clause 9.6.

9.7     MANDATORY PREPAYMENT DUE TO CHANGE IN CONTROL

        9.7.1     If after the date hereof:

        (a) any person, or group of connected persons, (which does not have control at the date hereof) acquires control of NTL Holdings;

        (b) the Parent or any Obligor ceases to be (directly or indirectly) a wholly-owned subsidiary of NTL Holdings; or

        (c) the Borrower ceases to be (directly or indirectly) a wholly-owned subsidiary of the Parent;

        then the Borrower shall procure the immediate repayment of the Loan in full (together with accrued interest thereon and any other sums then owed by the Borrower hereunder) and the Available Commitment of each Bank shall be immediately cancelled and reduced to zero.

        9.7.2 For the purpose of this Clause 9.7 (Mandatory Prepayment due to Change in Control):

                "CONTROL" means:

                (a) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

                        (i) cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of NTL Holdings; or

                        (ii) appoint or remove all, or the majority, of the directors or other equivalent officers of NTL Holdings; or

                        (iii) give directions with respect to the operating and financial policies of NTL Holdings which the directors or other equivalent officers of NTL Holdings are obliged to comply with; or

                (b) the holding of more than one-half of the issued share capital of NTL Holdings (excluding any part of that issued share capital that carries no voting rights or right).

                "GROUP OF CONNECTED PERSONS" means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in NTL Holdings, to obtain or consolidate control of NTL Holdings.

        9.7.3 This Clause 9.7 (Mandatory Prepayment due to Change in Control) will not apply, and the Available Commitments will not be cancelled, and the Loan will not become due and payable in the event that:

                (a) France Telecom S.A. or any of its affiliates acquires control of NTL Holdings; or

                (b) any company acquires control of NTL Holdings as part of a solvent reorganisation of the Group on terms approved by the Agent (acting on the instructions of an Instructing Group).

9.8     MANDATORY PREPAYMENT DUE TO PUSHDOWN DATE

        Notwithstanding any other provision of this Agreement, if the Pushdown Date has not occurred on or prior to 30 September 2001, on the first Business Day after 30 September 2001, the Borrower shall procure the immediate repayment of the Loan in full (together with accrued interest thereon and any other sum owed by the Borrower hereunder) and

        Available Commitment of each Bank shall immediately be cancelled and reduced to zero.

10.     TAXES

10.1    TAX GROSS-UP

        All payments to be made by an Obligor to any Finance Party under the Finance Documents shall be made free and clear of and without deduction for or on account of tax unless such Obligor is required by law to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by such Obligor (in respect of which such deduction or withholding is required to be made) shall, subject to Clause 10.6 (Excluded Claims), be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

10.2    TAX INDEMNITY

        Without prejudice to Clause 10.1 (Tax Gross-up), if the Agent or (as a result of the introduction of, or change in or in the interpretation, administration or application of, any law or regulation or order or governmental rule or double taxation agreement or any published practice or concession of any relevant taxing authority after the date hereof) any Bank (a) is required to make any payment of or on account of tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of tax to be received or receivable by such Finance Party whether or not actually received or receivable) or (b) has any liability in respect of any such payment asserted, imposed, levied or assessed against it, the relevant Obligor shall, within five Business Days of demand by the Agent, promptly indemnify the Agent or Bank which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, PROVIDED THAT this Clause 10.2 shall not apply to:

        10.2.1 any tax imposed on and calculated by reference to the net income, profits or gains actually received or receivable by the Agent or such Bank (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by the Agent or such Bank but not actually receivable) by the jurisdiction in which the Agent or such Bank is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Agent or such Bank is treated as resident for tax purposes (but excluding any such tax that would not have arisen but for such Agent or Bank, as the case may be, being treated as a resident in a jurisdiction solely by reason of having entered into this Agreement, performed its obligations or received any payment hereunder or enforced its rights hereunder); or

        10.2.2 any tax imposed on and calculated by reference to the net income, profits or gains of the Facility Office of the Agent or such Bank actually received or receivable by the Agent or such Bank (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by the Agent or such Bank but not actually receivable) by the jurisdiction in which its Facility Office is located; or

        10.2.3 any tax imposed on the Agent, as a result of the failure by a Bank to satisfy on the due date of a payment of interest either of the conditions set out in sub-clauses 10.3.1 and 10.3.2 of Clause 10.3 (Banks' Tax Status Confirmation); or

        10.2.4 for the avoidance of doubt, any tax imposed on a Bank which would not have arisen but for the sub-participation of its rights and benefits under any of the Finance Documents.

10.3    BANKS' TAX STATUS CONFIRMATION

        Each Bank confirms in favour of the Agent (on the date hereof or, in the case of a Bank which becomes a party hereto pursuant to a transfer or assignment, on the date on which the relevant transfer or assignment becomes effective) that either:

        10.3.1 it is not resident for tax purposes in the United Kingdom and is beneficially entitled to its share of the Loan and the interest thereon; or

        10.3.2 it is a bank as defined for the purposes of Section 349 of ICTA and is beneficially entitled to its share of the Loan and the interest thereon,

        and each Bank shall promptly notify the Agent if there is any change in its position from that set out above.

10.4    U.S. TAX FORMS

        Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes agrees to deliver to the Borrower and the Agent on or prior to the Initial Advance Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Clause 30.3 (Assignment and Transfers by Banks) (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Bank's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause
        (i) above, (x) a certificate substantially in the form of Schedule 8 (any such certificate, a "NON-BANK CERTIFICATE") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement. In addition, each Bank agrees that from time to time after the Initial Advance Date, upon the reasonable request of the Borrower or when a change in circumstances of the Bank renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service W-8ECI or Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Non-Bank Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement as of such date of such Bank to a continued exemption from or (as a result of a change in law, treaty, rule, regulations, guideline or order, or in the interpretation thereof) reduction in United States withholding tax with respect to payments under this Agreement, or it shall notify the Borrower and the Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Clause 10.4. Notwithstanding anything to the contrary contained in Clause 10.1 (Tax Gross-up), but subject to Clause 10.5 (Claims by Banks and the Agent) and the immediately succeeding sentence,
        (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Clause 10.1 to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Clause 10.4 or (II) in the case of a payment, other than interest that is treated as interest for U.S. federal income tax purposes, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Clause 10.4 and except as set forth in Clause 10.5 (Claims by Banks and the Agent), the Borrower agrees to pay any additional amounts and to indemnify each Bank in the manner set forth in Clause 10.1 (Tax Gross-up) in respect of any United States taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Initial Advance Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such taxes.

10.5    CLAIMS BY BANKS AND THE AGENT

        A Bank intending to make a claim pursuant to Clause 10.2 (Tax Indemnity) shall notify the Agent of the event giving rise to the claim, whereupon the Agent shall notify the Borrower thereof. If the Agent intends to make a claim pursuant to Clause 10.2 (Tax Indemnity) it shall notify the Borrower of the event giving rise to the claim.

10.6    EXCLUDED CLAIMS

        If any Finance Party is not or ceases to be a Qualifying Lender, no Obligor shall be liable to pay to that Finance Party under Clause 10.1 (Tax Gross-Up) any amount in respect of taxes levied or imposed by the United Kingdom in excess of the amount it would have been obliged to pay if that Finance Party had been or had not ceased to be a Qualifying Lender PROVIDED THAT this Clause 10.6 shall not apply (and each Obligor shall be obliged to comply with its obligations under Clause 10.1 (Tax Gross-Up)) if:

        10.6.1 after the date hereof, there shall have been any introduction of, or change in or in the interpretation, administration or application of, any law or regulation or order or governmental rule or double taxation agreement or any published practice or concession of any relevant taxing authority and as a result thereof such Finance Party ceases to be a Qualifying Lender; or

        10.6.2 such Finance Party is not or ceases to be a Qualifying Lender as a result of the actions of any Obligor.

10.7    TREATY LENDERS

        A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a deduction or withholding for or on account of tax imposed by the United Kingdom. If an Obligor is able to demonstrate that a deduction or withholding for or on account of tax imposed by the United Kingdom is required to be made by it as a result of a Treaty Lender's failure to so co-operate, such an Obligor shall not be liable to pay any increased amount under Clause 10.1 (Tax Gross-Up) as a result of such a deduction or withholding.

10.8    NOTIFICATION OF STATUS

        Each Bank shall notify the Agent if it is not a Qualifying Lender at the time it becomes a Bank hereunder and shall promptly notify the Agent if at any time thereafter it ceases to be a Qualifying Lender. The Agent shall promptly notify the Borrower of any notices it receives under this Clause 10.8 and if it ceases to be a Qualifying Lender.

11.     TAX RECEIPTS

11.1    NOTIFICATION OF REQUIREMENT TO DEDUCT TAX

        If, at any time, an Obligor is required by law to make any deduction or withholding from any sum payable by it under the Finance Documents (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor and the Bank to which such sum is payable shall promptly upon becoming aware of such a requirement notify the Agent accordingly. If the Agent receives such a notification from a Bank it shall promptly notify the Borrower and the Obligor who is required to make such a deduction or withholding.

11.2    EVIDENCE OF PAYMENT OF TAX

        If an Obligor makes any payment under the Finance Documents in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall request and, within thirty days of it receiving the same, deliver to the Agent for each Bank an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Bank's share of such payment.

11.3    TAX CREDIT PAYMENT

        If an additional payment is made under Clause 10 (Taxes) by an Obligor or the Borrower for the benefit of any Finance Party and such Finance Party, in its sole discretion, determines that it has obtained (and has derived full use and benefit from) a credit against, a relief or remission for, or repayment of, any tax, then, if and to the extent that such Finance Party, in its sole opinion, determines that such credit, relief, remission or repayment is in respect of or calculated with reference to or otherwise relates to the additional payment made pursuant to Clause 10 (Taxes), such Finance Party shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to such Obligor or, as the case may be, the Borrower such amount as such Finance Party shall, in its sole opinion, determine to be the amount which will leave such Finance Party (after such payment) in no worse after-tax position than it would have been in had the additional payment in question not been required to be made by such Obligor or the Borrower.

11.4    TAX CREDIT CLAWBACK

        If any Finance Party makes any payment to an Obligor or the Borrower pursuant to Clause 11.3 (Tax Credit Payment) and such Finance Party subsequently determines, in its sole opinion, that the credit, relief, remission or repayment in respect of which such payment was made was not available or has been withdrawn or that it was unable to use such credit, relief, remission or repayment in full, such Obligor or the Borrower shall reimburse such Finance Party such amount as such Finance Party determines, in its sole opinion, is necessary to place it in the same after-tax position as it would have been in if such credit, relief, remission or repayment had been obtained and fully used and retained by such Finance Party.

11.5    TAX AND OTHER AFFAIRS

        Subject to Clause 10.7, no provision of this Agreement shall interfere with the right of any Finance Party to arrange its tax or any other affairs in whatever manner it thinks fit, oblige any Finance Party to claim any credit, relief, remission or repayment in respect of any payment under Clause 10 (Taxes) in priority to any other credit, relief, remission or repayment available to it nor oblige any Finance Party to disclose any information relating to its tax or other affairs or any computations in respect thereof.

12.     INCREASED COSTS

12.1    INCREASED COSTS

        If, by reason of the occurrence, in each case after the date hereof, of
        (a) any change in law or in its interpretation or administration and/or
        (b) compliance with any such new law or with any request or requirement relating to the maintenance of capital or any other request from or requirement of any central bank or other fiscal, monetary or other authority (in each case, where a request or requirement that does not have the force of law is a request or requirement with which financial institutions subject to such request or requirement are generally accustomed to comply):

        12.1.1 a Bank or any holding company of such Bank is unable to obtain the rate of return on its capital which it would have been able to obtain but for such Bank's entering into or assuming or maintaining a commitment or performing its obligations under the Finance Documents;

        12.1.2 a Bank or any holding company of such Bank incurs a cost as a result of such Bank's entering into or assuming or maintaining a commitment or performing its obligations under the Finance Documents; or

        12.1.3 there is any increase in the cost to a Bank or any holding company of such Bank of funding or maintaining such Bank's share of the Advances or any Unpaid Sum, then the Borrower shall, within three Business Days of a demand of the Agent, pay to the Agent for the account of that Bank amounts sufficient to indemnify that Bank or to enable that Bank to indemnify its holding company from and against, as the case may be, (i) such reduction in the rate of return of capital, (ii) such cost or (iii) such increased cost.

12.2    INCREASED COSTS CLAIMS

        A Bank intending to make a claim pursuant to Clause 12.1 (Increased Costs) shall notify the Agent of the event giving rise to such claim, whereupon the Agent shall notify the Borrower thereof.

12.3    EXCLUSIONS

        Notwithstanding the foregoing provisions of this Clause 12 (Increased Costs), no Bank shall be entitled to make any claim under this Clause 12 (Increased Costs) in respect of any reduction in the rate of return on capital, cost or increased cost:

        12.3.1 attributable to a deduction or withholding for or on account of tax from a payment under a Finance Document required by law to be made by an Obligor and compensated for pursuant to the provisions of Clause 10.1 (Tax Gross-Up) (or would have been compensated for under Clause 10.1 (Tax Gross-Up) but was not so compensated solely because of Clause 10.4 (Tax Forms), Clause
                10.6 (Excluded Claims) or Clause 10.7 (Treaty Lenders));

        12.3.2 compensated by Clause 10.2 (Tax Indemnity) (or would have been compensated for under Clause 10.2 (Tax Indemnity) but was not so compensated solely because of one of the exclusions set out in sub-clauses 10.2.1 to 10.2.4 of Clause 10.2 (Tax Indemnity));

        12.3.3  compensated by the Mandatory Cost Rate; or

        12.3.4 attributable to the wilful breach by the relevant Finance Party or its affiliates of any law or regulation.

13.     ILLEGALITY

        If, at any time, it is or will become unlawful for a Bank to make, fund or allow to remain outstanding all or part of its share of the Advances, then that Bank shall, promptly after becoming aware of the same, deliver to the Borrower through the Agent a notice to that effect and:

        13.1.1 such Bank shall not thereafter be obliged to participate in the making of any Advances and the amount of its Available Commitment (if any) shall be immediately reduced to zero; and

        13.1.2 if the Agent on behalf of such Bank so requires, the Borrower shall no later than the last day permitted by law repay such Bank's share of any outstanding Advances together with accrued interest thereon and all other amounts owing to such Bank under the Finance Documents.

14.     MITIGATION

        If, in respect of any Bank, circumstances arise which would or would upon the giving of notice result in:

        14.1.1 an increase in any sum payable to it or for its account pursuant to Clause 10.1 (Tax Gross-up);

        14.1.2 a claim for indemnification pursuant to Clause 10.2 (Tax Indemnity) or Clause 12.1 (Increased Costs); or

        14.1.3 the reduction of its Available Commitment to zero or any repayment to be made pursuant to Clause 13 (Illegality),

        then, without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the obligations of the Obligors under any of the Clauses referred to above, such Bank shall promptly upon becoming aware of such circumstances notify the Agent thereof and, in consultation with the Agent and the Borrower and to the extent that it can do so lawfully, take reasonable steps (including a change of location of its Facility Office or the transfer of its rights, benefits and obligations under the Finance Documents to another financial institution acceptable to the Borrower and willing to participate in the Facility) to mitigate the effects of such circumstances, PROVIDED THAT such Bank shall be under no obligation to take any such action if, in the opinion of such Bank, to do so might have any adverse effect upon its business, operations or financial condition (other than any minor costs and expenses of an administrative nature).

15.     REPRESENTATIONS

        15.1.1 Each Covenant Group Obligor makes the representations and warranties set out in Clause 15.2 (Status and Due Authorisation) to Clause 15.29 (The Scheme); provided that insofar as the representations and warranties set out in sub-clause 15.15.3 of Clause 15.15 (Business Plan and Information Memorandum) and Clause 15.27 (Group Structure) relate to the Target Group, the Borrower makes such representations and warranties to the best of its knowledge and belief and without liability to pay damages for breach thereof.

        15.1.2 The Parent makes the representations and warranties set out in Clauses 15.2 (Status and Due Authorisation) to Clause 15.8 (No Winding-Up), Clause 15.21 (Execution of this Agreement) and Clause 15.26 (Security Interest) with respect to itself (as applicable).

        Each Obligor acknowledges that the Finance Parties have entered into the Finance Documents in reliance on those representations and warranties.

15.2    STATUS AND DUE AUTHORISATION

        It is duly organised under the laws of the jurisdiction in which it is established or incorporated with power to enter into each of the Finance Documents to which it is a party and to exercise its rights and perform its obligations thereunder and all corporate and other action required to authorise its execution of each of the Finance Documents to which it is a party and its performance of its obligations thereunder has been duly taken. No limit on its powers will be exceeded as a result of the borrowings, granting of security or giving of guarantees contemplated by the Finance Documents to which it is a party.

15.3    NO DEDUCTIONS OR WITHHOLDING; ENTITY CLASSIFICATION ELECTION

        Under the laws of its jurisdiction in which it is established or incorporated in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make under any Finance Document to any Bank which is a Qualifying Lender (assuming in the case of a Treaty Lender, that it has secured a direction from the UK Inland Revenue to pay interest gross and assuming in the case of United States taxes that the tax forms required to be provided in Clause 10.4 (U.S. Tax Forms) have been so provided). The Borrower has filed a valid election to be treated as a disregarded entity for U.S. federal income tax purposes and such election currently remains in effect.

15.4    NO IMMUNITY

        In any proceedings taken in the jurisdiction in which it is incorporated or established in relation to any Finance Document to which it is party, it is not entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

15.5    VALIDITY AND ADMISSIBILITY IN EVIDENCE

        All acts, conditions and things required to be done, fulfilled and performed in order:

        15.5.1 to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in each of the Finance Documents to which it is party;

        15.5.2 to ensure that the obligations expressed to be assumed by it in each such Finance Document are legal, valid and (subject to the Reservations) binding and enforceable; and

        15.5.3 (subject to the Reservations) to make each such Finance Document admissible in evidence in England and the United States,

        have been done, fulfilled and performed (other than the registration of the Encumbrances created by the Security Documents with the Registrar of Companies under Sections 395 and 398 of the Companies Act 1985).

15.6    NO FILING OR STAMP TAXES

        Under the laws of the jurisdiction in which it is incorporated or established in force at the date hereof, it is not necessary that any of the Finance Documents to which it is a party be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to any Finance Document other than the entries in public registries referred to in Clause 15.5 (Validity and Admissibility in Evidence) and fixed duties on assignments by way of security.

15.7    BINDING OBLIGATIONS

        The obligations expressed to be assumed by it in each Finance Document to which it is expressed to be a party are legal and valid obligations and (subject to the Reservations) binding on it and enforceable against it in accordance with the terms thereof.

15.8    NO WINDING-UP

        No Obligor nor member of the UK Group has taken any corporate action nor have any other steps been taken or legal proceedings been started and served or (to the best of its knowledge and belief) threatened against any Obligor or any member of the UK Group for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues (other than for the purpose of a solvent reconstruction or amalgamation of such Obligor or (as the case may be) such member of the UK Group (where such would not cause any breach of this Agreement) or for the purpose of the transfer of all or part of the business and assets of any member of the UK Group to any other member of the UK Group (PROVIDED THAT such transfer is permitted under the terms of this Agreement)) and (save in the case of any action, steps or proceedings relating to the appointment of an administrator) other than where the relevant action, steps or proceedings are frivolous or vexatious or being contested in good faith by appropriate legal action and such action, steps or proceedings are discontinued (in any such case) within 30 days of commencement.

15.9    NO MATERIAL DEFAULTS

        No member of the Covenant Group is in breach of or in default under any agreement to which it is a party (including, without limitation, Material Commercial Contracts) or which is binding on it or any of its assets and no party has terminated or is entitled to terminate (on the basis of any breach of or default thereunder) any such agreement to an extent or in a manner which could reasonably be expected to have a Material Adverse Effect.

15.10   NO MATERIAL PROCEEDINGS

        No action or administrative proceeding of or before any court, arbitrator or agency (including, without limitation, investigative proceedings) which could reasonably be expected to have a Material Adverse Effect has been started or threatened against any member of the Covenant Group or any of their respective assets.

15.11   AUDITED FINANCIAL STATEMENTS

        Its most recent consolidated audited financial statements:

        15.11.1 were prepared in accordance with accounting principles generally accepted in its jurisdiction of incorporation and consistently applied;

        15.11.2 disclose all material liabilities (contingent or otherwise) and all material unrealised or anticipated losses any member of the Covenant Group; and

        15.11.3 save as disclosed therein, give a true and fair view of the financial condition and operations of the Intermediate Parent or, as the case may be, the UK Group during the relevant financial year.

15.12   ORIGINAL FINANCIAL STATEMENTS

        Save as disclosed in the Disclosure Letter, the financial statements of the Target (referred to in paragraph (c) of the definition of Original Financial Statements), to the best of its knowledge and belief:

        15.12.1 were prepared in accordance with accounting principles generally accepted in England and Wales and consistently applied;

        15.12.2 disclose all material liabilities (contingent or otherwise) and all material unrealised or anticipated losses of the Target and the CWC ConsumerCo Business; and

        15.12.3 save as disclosed therein, give a true and fair view of the financial condition and operations of the Target and the CWC ConsumerCo Business during the period to which such financial statements relate.

15.13   NO MATERIAL ADVERSE CHANGE

        Since the date as at which its most recent audited financial statements (where required by Clause 16.1 (Annual Statements), consolidated, in the case of the Borrower) were stated to be prepared, there has been no change in its business or financial condition or, in the business or financial condition of any member of the UK Group or of the UK Group taken as a whole or, in the business or financial condition of any member of the Target Group or of the Target Group taken as a whole which, in each case, could reasonably be expected to have a Material Adverse Effect.

15.14   FULL DISCLOSURE

        It is not aware of any material facts or circumstances that have not been disclosed to the Finance Parties originally party hereto and which would, in its reasonable opinion, if disclosed, adversely affect the decision of a person considering whether or not to provide finance for the purposes set out in Clause 2.2 (Purpose) on the terms of the Finance Documents.

15.15   BUSINESS PLAN AND INFORMATION MEMORANDUM

        The Borrower:

        15.15.1 does not regard any of the forecasts or projections set out in the Business Plan as unreasonable or, to any material extent, unattainable;

        15.15.2 considers (having made all reasonable enquiries) the assumptions upon which the forecasts and projections contained in the Business Plan are based to be fair and reasonable in all material respects; and

        15.15.3 confirms that the factual information contained in the Information Memorandum and any other written factual information supplied by any member of the UK Group or any member of the Target Group (in the latter case, supplied after the Acquisition Date or, if supplied before the Acquisition Date, supplied with the Borrower's knowledge) to the Agent, the Arrangers and the Banks in connection herewith is true, complete and accurate in all material respects.

15.16   BUDGETS

        It:

        15.16.1 regards (as at the date each Budget is delivered to the Agent) as neither unreasonable, nor to any material extent unattainable, any of the forecasts or projections set out in the latest Budget delivered under Clause 16.5 (Budgets);

        15.16.2 believes (having made all reasonable enquiries) the assumptions, upon which the forecasts and projections in relation to the CWC ConsumerCo Business contained in the latest Budget delivered under Clause 16.5 (Budgets) are based, to be fair and reasonable; and

        15.16.3 has, to the best of its knowledge and belief (having made all reasonable efforts to make due and careful enquiry), made full disclosure of all material facts relating to the CWC ConsumerCo Business to all the persons responsible for the preparing of the latest Budget delivered under Clause 16.5 (Budgets).

15.17   ENVIRONMENTAL COMPLIANCE

        Each member of the Covenant Group has complied in all material respects with all Environmental Law and obtained and maintained any Environmental Permits breach of which or, as the case may be, failure to obtain or maintain which, could reasonably be expected to have a Material Adverse Effect.

15.18   ENVIRONMENTAL CLAIMS

        No Environmental Claim has been commenced or (to the best of the Borrower's knowledge and belief) is threatened against any member of the Covenant Group where such claim would be reasonably likely, if determined against such member of the Covenant Group to have a Material Adverse Effect.

15.19   NO ENCUMBRANCES

        Save (in each case) for Permitted Encumbrances, no Encumbrance exists over all or any of its present or future revenues or assets and, over all or any of the present or future revenues or assets of any other member of the Covenant Group.

15.20   NO LOANS

        Save (in each case) for Permitted Loans and Guarantees, no member of the Covenant Group has made any loans or granted any credit or other financial accommodation which is or are outstanding.

15.21   EXECUTION OF THIS AGREEMENT

        Its execution of each Finance Document to which it is a party and the performance of its obligations thereunder do not and will not:

        15.21.1 conflict with any agreement, mortgage, bond or other instrument or treaty to which it is party or which is binding upon it or any of its assets (including, without limitation, the NTL CC Notes) in a manner that could reasonably be expected to have a Material Adverse Effect;

        15.21.2 conflict with its constitutive documents and rules and regulations; or

        15.21.3 conflict with any applicable law.

15.22   OWNERSHIP OF THE PARENT

        The Parent is a wholly-owned subsidiary of NTL Holdings, and no persons or group of connected persons (as construed in accordance with Clause
        9.7 (Mandatory Prepayment due to Change in Control)) has control (as construed in accordance with Clause 9.7 (Mandatory Prepayment due to Change in Control)) of, NTL Holdings.

15.23   LICENCES AND CONSENTS

        Each member of the Covenant Group has, at all relevant times, obtained all material licences (including, without limitation, the Licences), permissions, authorisations and consents (each an "APPROVAL") required for the conduct of its business as carried on from time to time, and all such approvals are valid and subsisting save in any such case where failure to obtain such an approval or the invalidity of such an approval or its failure to subsist could not reasonably be expected to have a Material Adverse Effect and to the best of its knowledge and belief there has been no act or omission on the part of it, any Covenant Group member which is likely to give rise to the enforcement, revocation, material amendment, suspension, withdrawal or avoidance of any of the approvals or any of the material terms or conditions thereof, which enforcement, revocation, amendment, withdrawal, suspension or avoidance could reasonably be expected to have a Material Adverse Effect.

15.24   GOVERNMENT OR REGULATORY AUTHORITY INQUIRY

        No member of the Covenant Group has to the best of its knowledge and belief after due and careful inquiry received any notice or communication which has not been disclosed to the Agent on or prior to the date hereof from, or is aware of, any inquiry, investigation or proceeding on the part of any government, court or regulatory agency or authority the effect of which, in any such case, could reasonably be expected to have a Material Adverse Effect.

15.25   INTELLECTUAL PROPERTY

        It is not aware of any adverse circumstance relating to the validity, subsistence or use of any member of the Covenant Group's Intellectual Property which could reasonably be expected to have a Material Adverse Effect.

15.26   SECURITY INTEREST

        15.26.1 Subject (in each case) to the Reservations, each Security Document creates the security interest which that Security Document purports to create or, if that Security Document purports to evidence a security interest, accurately evidences a security interest which has been validly created and each security interest ranks in priority as specified in the Security Document creating or evidencing that interest.

        15.26.2 The shares of Intermediate Parent and the Borrower which are subject to an Encumbrance under the Security Documents are fully paid and not subject to any option to purchase or similar rights and the constitutional documents of such persons do not and could not restrict or inhibit (whether absolutely, partly, under a discretionary power or otherwise) any transfer of such shares pursuant to enforcement of the Security Documents.

15.27   GROUP STRUCTURE

        The corporate structure of the UK Group and the NTL Holding Group set out in the Group Structure Chart delivered pursuant to Clause 2.4 (Conditions Precedent) and the corporate structure of the UK Group, the Target Group and the NTL Holding Group set out in any Group Structure Chart delivered to the Agent pursuant to Clause 18.29 (Revised Group Structure) is true, complete and accurate, in each case as at the date of its delivery to the Agent.

15.28   SCHEME INFORMATION

        The CWC Circular contains all the material terms of the Scheme and the information contained in the CWC Circular relating to the Group (other than the Target Group) and the Scheme and, to the best of its knowledge and belief, the CWC ConsumerCo Business is true, complete and accurate in all material respects on its date of despatch. An office copy of the order of the court sanctioning the Scheme under Section 425 was filed with the Registrar of Companies for registration pursuant to sub-section 3 of Section 425 on 12 May 2000.

15.29   THE SCHEME

        In relation to the Scheme:

        15.29.1 no step has been taken which has increased (or may in the future increase) the offer price under the Scheme beyond the level specified in the CWC Circular;

        15.29.2 no modification, variation or amendment of a material nature has been made to, and no waiver has been granted in respect of, any of the conditions set out in Appendix 2 to the CWC Circular or in the Transaction Agreement;

        15.29.3 no press release or other publicity, the text of which has not previously been agreed with the Agent, which makes reference to the Facility or to some or all of the Finance Parties has been issued or allowed to be issued; and

        15.29.4 in all material respects relevant in the context of the Scheme, it and each of its affiliates (as relevant) has complied with the Code, the Financial Services Act 1986, the Companies Act 1985 and all other applicable laws and regulations.

15.30   EXISTING GROUP INDEBTEDNESS

        15.30.1 The Intermediate Parent owes no Financial Indebtedness to any other members of the Group, other than the Parent.

        15.30.2 The Borrower owes no Financial Indebtedness to any members of the Group, other than the Intermediate Parent.

15.31   REPETITION OF REPRESENTATIONS

        The Repeated Representations shall (to the extent applicable) be deemed to be repeated by the Obligors on each date on which an Advance is or is to be made and the representations set out in sub-clause 15.15.3 of Clause 15.15 (Business Plan and Information Memorandum) shall be deemed to be made on the date that the Information Memorandum is approved by the Borrower and (save as otherwise disclosed by the Borrower, in writing to the Agent, prior to the Syndication Date) on the Syndication Date.

16.     FINANCIAL INFORMATION

16.1    ANNUAL STATEMENTS

        16.1.1 The Borrower shall as soon as the same become available, but in any event within 120 days after the end of each of its financial years, deliver to the Agent in sufficient copies for the Banks the consolidated financial statements of the UK Group for such financial year, audited by an internationally recognised firm of independent auditors licensed to practice in England and Wales.

        16.1.2 In respect of any of its financial years which end before the Pushdown Date, the Borrower shall as soon as the same become available, but in any event within 180 days after the end of each of those financial years, procure the delivery to the Agent in sufficient copies for the Banks the consolidated financial statements of the Target Group for such financial year, audited by an internationally recognised firm of independent auditors licensed to practise in England and Wales.

16.2    QUARTERLY STATEMENTS

        16.2.1 The Borrower shall as soon as the same become available, but in any event within 60 days after the end of each Financial Quarter, deliver to the Agent in sufficient copies for the Banks the unaudited consolidated financial statements of the UK Group for such period.

        16.2.2 In respect of any Financial Quarter which ends before the Pushdown Date, the Borrower shall as soon as the same become available, but in any event within 60 days after the end of each of those Financial Quarters, procure the delivery to the Agent in sufficient copies for the Banks the unaudited consolidated financial statements of the Target Group for such period.

16.3    REQUIREMENTS AS TO FINANCIAL STATEMENTS

        The Borrower shall ensure that each set of financial statements delivered by it pursuant to this Clause 16 is:

        16.3.1 certified by one of its Authorised Signatories as giving a true and fair view of its financial condition (and in the case of the Borrower, after Pushdown the consolidated financial condition of the UK Group and the consolidated financial condition of the Target Group) as at the end of the period to which those financial statements relate and of the results of its (or, as the case may be, the UK Group's or the Target Group's) operations during such period; and

        16.3.2 accompanied by a comparison to the Business Plan projections (as updated by the relevant Budget) for the financial year or, as the case may be, Financial Quarter to which those financial statements relate.

16.4    COMPLIANCE CERTIFICATES

        The Borrower shall ensure that each set of consolidated financial statements delivered by it pursuant to Clause 16.1 (Annual Statements) or Clause 16.2 (Quarterly Statements) is accompanied by a Compliance Certificate signed by two of its Authorised Signatories.

16.5    BUDGETS

        The Borrower shall, as soon as the same become available, and in any event no later than 60 days after the beginning of each of its financial years, deliver to the Agent in sufficient copies for the Banks an annual budget (in a form agreed with the Agent and, for the purpose of this Clause 16.5, assuming that the Pushdown has been completed) prepared by reference to each Financial Quarter in respect of such financial year including:

        16.5.1 forecasts of projected disposals (including timing and amount thereof) on a consolidated basis of the UK Group (including, prior to the Pushdown Date, the Target Group) for such financial year;

        16.5.2 projected annual profit and loss accounts (including projected turnover and operating costs) and projected balance sheets and cash flow statements, together with the main operating assumptions relating thereto, on a quarterly basis, for such financial year on a consolidated basis for the UK Group (including, prior to the Pushdown Date, the Target Group);

        16.5.3 revisions to the projections set out in the Business Plan, together with the main operating assumptions relating thereto, for such financial year until the Final Maturity Date, based on the financial condition and performance and prospects of the UK Group (including, prior to the Pushdown Date, the Target Group) at such time;

        16.5.4 projected Permitted Payments to be made during such financial year and the (in respect of paragraph (c) of the definition of Permitted Payments) related Financial Indebtedness of the relevant member of the NTL Holding Group to which those Permitted Payments will relate;

        16.5.5 projected Capital Expenditure to be incurred on a quarterly basis for such financial year on a consolidated basis for the UK Group (including, prior to the Pushdown Date, the Target Group);

        16.5.6 projected EBIT and EBITDA as at the end of each Financial Quarter in such financial year, for the UK Group and (prior to the Pushdown Date) the Target Group; and

        16.5.7 a qualitative analysis and commentary from the management on its proposed activities for such financial year.

        The Borrower shall provide the Agent with details of any material changes in the projections delivered under this Clause 16.5 as soon as reasonably practicable after it becomes aware of any such change.

16.6    HEDGING

        The Borrower will promptly notify the Agent upon either it or any member of the UK Group and prior to the Pushdown Date any member of the Target Group entering into any Hedging Agreement, provided that the Borrower shall incur no liability to pay damages for failure to so notify the Agent of any member of the Target Group entering into any Hedging Agreement.

16.7    ASSET PASSTHROUGHS AND FUNDING PASSTHROUGHS

        The Borrower shall, at least five Business Days prior to effecting either an Asset Passthrough or a Funding Passthrough provide the Agent with:

        16.7.1 written notice of the proposed Asset Passthrough or Funding Passthrough;

        16.7.2 a summary of the steps to be implemented in connection with the proposed Asset Passthrough or Funding Passthrough;

        16.7.3 a certificate from an Authorised Signatory of the Borrower, confirming that the proposed Asset Passthrough or Funding Passthrough will satisfy all of the requirements of the definition thereof; and

        16.7.4 such other information in relation to the proposed Asset Passthrough or Funding Passthrough as the Agent may reasonably request.

16.8    OTHER FINANCIAL INFORMATION

        The Borrower shall procure that each member of the UK Group and the Target Group shall from time to time on the request of the Agent, furnish the Agent with such information about the business, condition (financial or otherwise), operations, performance, properties or prospects of the Intermediate Parent, the UK Group (and, prior to the Pushdown Date, the Target Group) as the Agent or any Bank (through the Agent) may reasonably require, PROVIDED THAT the Borrower shall not be under any obligation to supply any information the supply of which would be contrary to any confidentiality obligation binding on it and further provided that the Borrower shall incur no liability to pay damages for failure so to procure any member of the Target Group.

16.9    ACCOUNTING POLICIES

        The Borrower shall ensure that each set of financial statements delivered pursuant to this Clause 16 is prepared using accounting policies, practices, procedures and reference period consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any such set of financial statements, the Borrower notifies the Agent that there have been one or more changes in any such accounting policies, practices, procedures or reference period and:

        16.9.1    the auditors of the Borrower provide:

                  (a) a description of the changes and the adjustments which would be required to be made to those financial statements in order to cause them to use the accounting policies, practices, procedures and reference period upon which the relevant Original Financial Statements were prepared; and

                  (b) sufficient information, in such detail and format as may be reasonably required by the Agent, to enable the Banks to make an accurate comparison between the financial position indicated by those financial statements and the relevant Original Financial Statements, in which case any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the relevant Original Financial Statements were prepared; or

        16.9.2 the Borrower also notifies the Agent that it is no longer practicable to test compliance with the financial condition set out in Clause 17.1 (UK Group Financial Condition) against the financial statements received in which case:

                  (a) the Agent and the Borrower shall enter into negotiations with a view to agreeing alternative financial conditions to replace those contained in

                        Clause 17.1 (UK Group Financial Condition) in order to maintain a consistent basis for such financial covenants; and

                  (b) if, after three months commencing on the date of the notice given to the Agent pursuant to this sub-clause 16.9.2, the Agent and the Borrower cannot agree alternative financial conditions which are acceptable to an Instructing Group, the Agent shall refer the matter to such internationally recognised accounting firm as may be agreed between the Borrower and an Instructing Group for determination of the adjustments required to be made to such financial statements or the calculation of such ratios to take account of such change, such determination to be binding on the parties hereto, provided that pending such determination the Borrower shall continue to prepare financial statements and calculate such ratios in accordance with sub-clause
                        16.9.1 above.

16.10   GENERAL INFORMATION

        16.10.1 The Borrower and the Intermediate Parent shall, as soon as reasonably practicable, furnish the Agent with such general information as it or any member of the UK Group is required by law to supply or make available to its (or such member of the UK Group's) (a) shareholders (in their capacity as such) or
                  (b) creditors generally or any class thereof.

        16.10.2 Prior to the Pushdown Date, the Borrower shall, as soon as reasonably practicable, furnish the Agent with such general information as any member of the Target Group is required by law to supply or make available to its (or such member of the Target Group's) (a) shareholders (in their capacity as such) or (b) creditors generally or any class thereof.

16.11 LITIGATION AND GOVERNMENT OR REGULATORY ENQUIRY The Borrower shall advise the Agent forthwith of the details of:

        16.11.1 any litigation, arbitration or administrative proceedings pending or threatened against any member of the Covenant Group or the Target Group which could reasonably be expected to result in liability of such member of the Covenant Group or the Target Group in an amount in excess of L5,000,000 (or its equivalent); and

        16.11.2 any notice or communication received by it or, any member of the Covenant Group or the Target Group from, or any actual or potential enquiry, investigation or proceedings commenced by, any government, court or regulatory agency or authority, if such notice, communication, enquiry, investigation or proceedings could reasonably be expected to have a Material Adverse Effect; provided that the Borrower shall incur no liability to pay damages for failure to advise the Agent of such pending or threatened litigation, arbitration or administrative proceedings against the Target Group or notice or communication received by the Target Group.

16.12   ACQUISITION INFORMATION

        The Borrower shall from time to time, on the request of the Agent, provide the Agent with any material information in the possession of any member of either the NTL

        Holding Group, the UK Group or (after the Acquisition Date) the Target Group relating to the Acquisition and/or the Scheme as the Agent may reasonably request provided that the Borrower (a) shall be under no obligation to supply any information the supply of which it can demonstrate would be contrary to any confidentiality obligation binding on it or on any member of the NTL Holding Group, the UK Group or the Target Group and (b) shall have no liability to pay damages for failure to provide such information in the possession of any member of the Target Group.

17.     FINANCIAL CONDITION

17.1    UK GROUP FINANCIAL CONDITION

        The Borrower shall ensure that the financial condition of the UK Group (which shall, for the purposes of this Clause 17.1 be deemed to include
        (a) Northampton Cable Television Limited, Herts Cable Limited and Cable & Wireless Communications (South Hertfordshire) Limited and (b) prior to the Pushdown Date, the Target Group including NTL Business Limited) shall be such that:

        17.1.1    Ratio of UK Group Net Senior Debt to Annualised EBITDA

                  The ratio of the UK Group Net Senior Debt on each of the Quarter Dates specified in column one below to the Annualised EBITDA of the UK Group for the Relevant Period ended on that date shall be no greater than the ratio set out in column two below corresponding to that date.

                COLUMN ONE                                  COLUMN TWO
               QUARTER DATE                       UK GROUP NET CASH SENIOR DEBT:
                                                         ANNUALISED EBITDA
         31 December 2000                                    13.45:1.00
         31 March 2001                                       11.75:1.00
         30 June 2001                                        9.99:1.00
         30 September 2001                                   7.64:1.00
         31 December 2001                                    6.17:1.00
         31 March 2002                                       6.17:1.00
         30 June 2002                                        4.70:1.00
         30 September 2002                                   4.41:1.00
         31 December 2002                                    4.11:1.00
         31 March 2003                                       4.11:1.00
         30 June 2003                                        3.23:1.00
         30 September 2003                                   3.23:1.00
         31 December 2003                                    2.64:1.00
         31 March 2004                                       2.64:1.00
         30 June 2004                                        2.35:1.00
         30 September 2004                                   2.35:1.00
         31 December 2004                                    2.06:1.00
         31 March 2005                                       2.06:1.00
         30 June 2005 and each Quarter Date                  1.76:1.00
         thereafter

        17.1.2    UK Group Net Senior Interest Cover Ratio

                  The ratio of the EBITDA of the UK Group for each Relevant Period ended on the Quarter Dates specified in column one below to the UK Group Net Cash Senior Finance Charges for that Relevant Period shall be equal to or greater than the ratio set out in column two below corresponding to that date.

                                                            COLUMN TWO
            COLUMN ONE                               EBITDA: UK GROUP NET CASH
           QUARTER DATE                               SENIOR FINANCE CHARGES
        31 December 2000                                    0.78:1.00
        31 March 2001                                       0.99:1.00
        30 June 2001                                        1.20:1.00
        30 September 2001                                   1.44:1.00
        31 December 2001                                    1.77:1.00
        31 March 2002                                       1.77:1.00
        30 June 2002                                        2.27:1.00
        30 September 2002                                   2.68:1.00
        31 December 2002                                    2.89:1.00
        31 March 2003                                       2.89:1.00
        30 June 2003                                        3.71:1.00
        30 September 2003                                   3.71:1.00
        31 December 2003                                    4.33:1.00
        31 March 2004                                       4.33:1.00
        30 June 2004                                        5.78:1.00
        30 September 2004                                   5.78:1.00
        31 December 2004                                    6.19:1.00
        31 March 2005                                       6.19:1.00
        30 June 2005 and each Quarter Date                  6.19:1.00
        thereafter

        17.1.3    Total Interest Cover Ratio

                  The ratio of the EBITDA of the UK Group for each Relevant Period ended on the Quarter Dates specified in column one below to the Total Net Cash Finance Charges for that Relevant Period shall be equal to or greater than the ratio set out in column two below corresponding to that date.

              COLUMN ONE                                 COLUMN TWO
             QUARTER DATE                      EBITDA: TOTAL NET CASH FINANCE
                                                           CHARGES
        31 December 2002                                  1.07:1.00
        31 March 2003                                     1.07:1.00
        30 June 2003                                      1.24:1.00
        30 September 2003                                 1.24:1.00
        31 December 2003                                  1.36:1.00
        31 March 2004                                     1.36:1.00


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
        30 June 2004                                      1.44:1.00
        30 September 2004                                 1.44:1.00
        31 December 2004                                  1.65:1.00
        31 March 2005                                     1.65:1.00
        30 June 2005 and each Quarter Date                1.86:1.00
        thereafter

        17.1.4    Ratio of Total Net Debt to Annualised EBITDA

                  The ratio of the Total Net Debt on each of the Quarter Dates specified in column one below to the Annualised EBITDA of the UK Group for the Relevant Period ended on that date shall be no greater than the ratio set out in column two below corresponding to that date.

                 COLUMN ONE                                 COLUMN TWO
                QUARTER DATE                          TOTAL NET DEBT: EBITDA
         31 December 2002                                    12.04:1.00
         31 March 2003                                       11.75:1.00
         30 June 2003                                        9.40:1.00
         30 September 2003                                   9.40:1.00
         31 December 2003                                    8.81:1.00
         31 March 2004                                       8.81:1.00
         30 June 2004                                        6.46:1.00
         30 September 2004                                   6.46:1.00
         31 December 2004                                    6.17:1.00
         31 March 2005                                       6.17:1.00
         30 June 2005 and each Quarter Date                  5.29:1.00
         thereafter

17.2    FINANCIAL DEFINITIONS

        In this Agreement the following terms have the following meanings. For the purpose of the financial definitions set out in this Clause 17.2 references to the UK Group shall be deemed to include (a) Northampton Cable Television Limited, Herts Cable Limited and Cable & Wireless Communications (South Hertfordshire) Limited and (b) prior to the Pushdown Date, the Target Group.

        "ANNUALISED EBITDA" means with respect to any Quarter Date, the consolidated EBITDA of the UK Group, for the Relevant Period ended on such Quarter Date, multiplied by two.

        "CASH" means at any time, cash denominated in sterling (or any other currency freely convertible to sterling) and credited to an account in the name of a member of the Parent Covenant Group or (as applicable) the UK Group with an Eligible Deposit Bank and to which such a member of the Parent Covenant Group or the UK Group is alone beneficially entitled and for so long as:


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
        (a) such cash is repayable on demand and repayment of such cash is not contingent on the prior discharge of any other indebtedness of any member of the Parent Covenant Group or the UK Group or of any other person whatsoever or on the satisfaction of any other condition; or

        (b) such cash has been deposited with an Eligible Deposit Bank as security for any performance bond, guarantee, standby letter of credit or similar facility the contingent liabilities relating to such having been included in the calculation of Parent Covenant Group Net Debt or, as the case may be, UK Group Net Senior Debt.

        "CURRENT ASSETS" means the aggregate of inventory, trade and other receivables of each member of the UK Group including sundry debtors (but excluding cash at bank) maturing within twelve months from the date of computation.

        "CURRENT LIABILITIES" means the aggregate of all liabilities (including trade creditors, accruals and provisions and prepayments) of each member of the UK Group falling due within twelve months from the date of computation but excluding consolidated aggregate Indebtedness for Borrowed Money of the UK Group falling due within such period and any interest on such Indebtedness for Borrowed Money due in such period.

        "EBIT" means, in respect of any period, the consolidated net income of the UK Group, for such period adding back (only to the extent, in each case, deducted in calculating such consolidated net income):

        (a)       any provision on account of taxation;

        (b) any interest (including capitalised interest), commission, discounts or other fees incurred or payable, received or receivable, by any member of the UK Group in respect of Indebtedness for Borrowed Money;

         (c) any amounts received or paid pursuant to the interest hedging arrangements entered into in respect of the Senior Bank Credit Agreement; and

         (d) any items treated as exceptional or extraordinary items and any other similar items agreed between the Borrower and the Agent (acting on the instructions of an Instructing Group).

        "EBITDA" means, in respect of any period, EBIT for such period adding back (only to the extent, in each case, deducted in calculating EBIT):

         (a) any amount attributable to amortisation of intangible assets (including goodwill);

         (b) depreciation of tangible assets and capitalised costs and expenses; and

         (c) amortisation, or the writing off, of transaction expenses in relation to the Acquisition,

        and deducting any costs and expenses capitalised during such period (other than costs and expenses incurred in constructing or upgrading cable networks in the ordinary course of the UK Group's business).


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
        "ELIGIBLE DEPOSIT BANK" means any bank or financial institution with a short term rating of at least A1 granted by Standard & Poor's Corporation or P1 granted by Moody's Investors Services, Inc.

        "EXCESS CASH FLOW" means, for any financial year, Operating Cash Flow for that period LESS Net Total Debt Service for that period.

        "FINANCIAL QUARTER" means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

        "NET TOTAL DEBT SERVICE" means, in respect of any financial year, the aggregate of:

         (a) Total Net Cash Finance Charges for the two Relevant Periods in that financial year; and

        (b) save to the extent such were immediately reborrowed, the aggregate of scheduled and mandatory payments of the principal, capital or nominal amounts of any Indebtedness for Borrowed Money of any member of the Parent Covenant Group which fell due during that financial year (excluding any such payments which relate to subordinated debt (as defined in the Senior Bank Credit Agreement) where such payments cannot be made due to the subordination of such subordinated debt (as defined in the Senior Bank Credit Agreement) remaining in full force and effect).

        "OPERATING CASH FLOW" means, in respect of any financial year, EBITDA of the UK Group for that financial year after:

         (a)      adding back:

                  (i) any decrease in the amount of Working Capital at the end of such a financial year compared against the Working Capital at the start of such financial year; and

                  (ii) any cash receipt in respect of any exceptional or extraordinary item; and

        (b)       deducting:

                  (i) any amount of Capital Expenditure actually made by any member of the UK Group;

                  (ii) any increase in the amount of Working Capital at the end of such financial year compared against the Working Capital at the start of that financial year;

                  (iii) any amount actually paid or due and payable in respect of taxes on the profits of any member of the UK Group; and

                  (iv) any cash payment in respect of any exceptional or extraordinary item,

                  and no amount shall be included or excluded more than once.

        "PARENT COVENANT GROUP NET DEBT" means, at any time (without double counting), the aggregate principal, capital or nominal amounts (including any capitalised interest) of


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
         indebtedness of any member of the Parent Covenant Group constituting Indebtedness for Borrowed Money together with any other indebtedness of any member of the Parent Covenant Group constituting Indebtedness for Borrowed Money which is due and payable and has not been paid at such time and in respect of which the grace period (if any) specified in the documentation relating thereto has expired, but:

                  (a) excluding Indebtedness for Borrowed Money of any member of the Parent Covenant Group to another member of the Group to the extent permitted under this Agreement; and

                  (b) deducting the Cash held by members of the Parent Covenant Group at such time.

         "QUARTER DATE" means 31 March, 30 June, 30 September and 31 December in each year.

         "RELEVANT PERIOD" means each period of six months ending on a Quarter Date.

        "TOTAL NET DEBT" means, at any time, the aggregate of the UK Group Net Senior Debt and the Parent Covenant Group Net Debt.

        "TOTAL NET CASH FINANCE CHARGES" means, in respect of each Relevant Period, the aggregate amount of the interest (including the interest element of leasing and hire purchase payments) commission, fees and other periodic finance payments paid or due and payable in cash on the Total Net Debt during such a Relevant Period,

        (a) adding any commission, fees and other finance payments payable by any member of the Parent Covenant Group and the UK Group in cash under any interest rate hedging arrangement;

        (b) deducting any commission, fees and other finance payments receivable by any member of the Parent Covenant Group and the UK Group under any interest rate hedging instrument permitted by this Agreement; and

         (c) deducting any interest receivable by any member of the Parent Covenant Group and the UK Group on any deposit or bank account.

         "UK GROUP NET SENIOR DEBT" means, at any time (without double counting), the aggregate principal, capital or nominal amounts (including any capitalised interest) of indebtedness of any member of the UK Group constituting Indebtedness for Borrowed Money together with any other indebtedness of any member of the UK Group constituting Indebtedness for Borrowed Money which is due and payable and has not been paid at such time and in respect of which the grace period (if any) specified in the documentation relating thereto has expired but:

         (a) excluding such Indebtedness for Borrowed Money of any member of the UK Group to another member of the UK Group to the extent permitted under this Agreement;

         (b) excluding any Indebtedness for Borrowed Money to the extent such is Subordinated UK Group Debt; and


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
         (c) deducting the Cash held by members of the UK Group at such time.

        "UK GROUP NET CASH SENIOR FINANCE CHARGES" means, in respect of each Relevant Period, the aggregate amount of the interest (including the interest element of leasing and hire purchase payments) commission, fees and other periodic finance payments paid or due and payable in cash on the UK Group Net Senior Debt during such a Relevant Period,

         (a) adding any commission, fees and other finance payments payable by any member of the UK Group in cash under any interest rate hedging arrangement;

         (b) deducting any commission, fees and other finance payments receivable by any member of the UK Group under any interest rate hedging arrangement permitted by this Agreement; and

         (c) deducting any interest receivable by any member of the UK Group on any deposit or bank account.

         "WORKING CAPITAL" means on any date Current Assets less Current Liabilities.

17.3    ACCOUNTING TERMS

        All accounting expressions which are not otherwise defined herein shall be construed in accordance with generally accepted accounting principles in England.

18.     COVENANTS

18.1    NOTIFICATION OF EVENTS OF DEFAULT

        The Borrower shall promptly inform the Agent of the occurrence of any Event of Default or Potential Event of Default and, upon receipt of a written request to that effect from the Agent, confirm to the Agent that, save as previously notified to the Agent or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred and is continuing.

18.2    CLAIMS PARI PASSU
        Each Obligor shall ensure that subject to the Reservations:

        18.2.1 at all times the claims of the Finance Parties against such Obligor under the Finance Documents (other than the Security Documents) to which such Obligor is party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors; and

        18.2.2 at all times the claims of the Finance Parties against such Obligor under the Security Documents to which such Obligor is party rank ahead of the claims of all its other creditors (other than (if and to the extent applicable) creditors with the benefit of Permitted Encumbrances) against the assets the subject of the Encumbrances created by such Security Documents.

18.3    MAINTENANCE AND LEGAL VALIDITY

        Each Obligor shall:

        18.3.1 do all such things as are necessary to maintain its existence as a legal person (other than as part of a solvent reorganisation on terms which have been


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
                  approved in writing by the Agent acting on the instructions of an Instructing Group); and

         18.3.2 obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of each jurisdiction in which it owns or leases property or in which it conducts its business to enable it lawfully to enter into and perform its obligations under each of the Finance Documents to which it is expressed to be a party or to ensure the legality or validity or (subject to the Reservations) enforceability or admissibility in evidence in each jurisdiction in which it owns or leases property or in which it conducts its business (to the extent applicable) of each such Finance Document.

        The Borrower shall procure that each member of the UK Group shall do all such things as are necessary to maintain its existence as a legal entity.

18.4    INSURANCE

        Each Covenant Group Obligor shall, and shall procure that each member of the UK Group shall, effect and maintain, insurances (or, in the case of NTL Insurance Limited (or its successor as the UK Group's captive insurance company), insurances and re-insurances) on and in relation to its business and assets against such risks as is reasonable for a company carrying on a business such as that carried on by such Obligor or, as the case may be, such member of the UK Group with either (save in respect of NTL Insurance Limited's own insurance) NTL Insurance
        Limited (or its successor as the UK Group's captive insurance company) or with a reputable underwriter or insurance company and, in the case of NTL Insurance Limited (or its successor as the UK Group's captive insurance company), with a reputable underwriter or insurance or reinsurance company.

18.5    ENVIRONMENTAL COMPLIANCE

        Each Covenant Group Obligor shall, and shall procure that each member of the UK Group shall, comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits, breach of which (or failure to obtain or maintain which) could reasonably be expected to have a Material Adverse Effect.

18.6    ENVIRONMENTAL CLAIMS

        Each Covenant Group Obligor shall, and shall procure that each member of the UK Group shall, inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same if any Environmental Claim has been commenced or (to the best of such person's knowledge and belief) is threatened against it in any case where such claim would be reasonably likely, if adversely determined, to have a Material Adverse Effect, or of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against such Obligor or any member of the UK Group in any case where such claim would be reasonably likely, if determined against such person, to have a Material Adverse Effect.

18.7    MAINTENANCE OF LICENCES AND OTHER AUTHORISATION

        Each Covenant Group Obligor shall, and shall procure that each member of the UK Group shall:


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
        18.7.1 ensure that it has the right and is duly qualified to conduct its business and to the extent that the loss of any contract, authorisation, approval, licence, consent, right or franchise could reasonably be expected to have a Material Adverse Effect, do all things necessary to obtain, preserve, keep valid and binding and, where relevant, renew all such contracts, authorisations, approvals, licences, consents, rights and franchises; and

        18.7.2 ensure that each Licence (or any replacement or renewal thereof) is held by a member of the UK Group.

18.8    CONDUCT BUSINESS IN ACCORDANCE WITH LICENCES

        Each Covenant Group Obligor shall, and shall procure that each member of the UK Group shall, carry on its business, or cause the same to be carried on, in accordance with the terms and conditions of the Licences in all material respects and no Covenant Group Obligor shall (and each Covenant Group Obligor shall procure that no member of the UK Group shall) do, omit to do or suffer to be done, any act whereby any person is entitled or empowered to revoke, materially and adversely amend, suspend, withdraw or terminate any Licence if such amendment, revocation, suspension, withdrawal or termination could reasonably be expected to have a Material Adverse Effect.

18.9    STATUTORY REQUIREMENTS

        Each Covenant Group Obligor shall, and shall procure that each member of the UK Group shall, comply in all material respects with all Statutory Requirements binding upon it or enforceable against it in respect of the conduct of its business and the ownership of its properties if and insofar as failure to do so could reasonably be expected to have a Material Adverse Effect.

18.10   REGULATORY NOTICES AND COMMUNICATIONS

        The Borrower shall notify the Agent within fourteen days upon receipt by any Covenant Group Obligor or any member of the UK Group of any notice or communication from any government, court or regulatory authority or agency (including, without prejudice to the generality of the foregoing, the Secretary of State for Trade and Industry, Oftel or the Radiocommunications Agency) which may give rise to the revocation, termination, material adverse amendment, suspension, withdrawal or avoidance of any Licences or any of the terms and conditions thereof if such revocation, termination, material adverse amendment, suspension, withdrawal or avoidance could reasonably be expected to have a Material Adverse Effect.

18.11   COMPLIANCE WITH MATERIAL COMMERCIAL CONTRACTS

        Each Covenant Group Obligor shall, and shall procure that each member of the UK Group shall:

        18.11.1 comply in all material respects with its obligations under each Material Commercial Contract to which it is a party and take all action necessary to ensure the continued validity and enforceability of its rights thereunder;

         18.11.2 not amend, vary, novate or supplement any such Material Commercial Contract in any material respect;

         18.11.3 not terminate any such Material Commercial Contract prior to its contractual


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
                  termination date,

        if such non-compliance, failure to take action, amendment, variation, novation or supplement or termination, as the case may be, could reasonably be expected to have a Material Adverse Effect.

18.12   PRESERVATION OF ASSETS

        Each Covenant Group Obligor shall and shall procure that each member of the UK Group shall, maintain and preserve all of its assets that are necessary and material in the conduct of its business as conducted at the date hereof in good working order and condition (ordinary wear and tear excepted), repair (with reasonable promptness) any damage to such assets and shall maintain in all material respects all books and records which are necessary in connection therewith or in connection with the conduct of its business.

18.13   SECURITY

        Each Covenant Group Obligor shall, at its own expense, take all such action as the Agent may reasonably require for the purpose of perfecting or protecting the Finance Parties' rights under and preserving the security interests intended to be created or evidenced by any of the Finance Documents to which it is a party, and following the making of any declaration pursuant to Clause 19.16 (Acceleration and Cancellation) or 19.17 (Advances Due on Demand) for facilitating the realisation of any such security or any part thereof.

18.14   ACCESS

        Each Covenant Group Obligor shall ensure that any one or more representatives, agents and advisers of the Agent and/or any of the Banks will be allowed, whilst an Event of Default or Potential Event of Default is continuing and with prior notice, to have access to the assets, books, records and premises of each Covenant Group Obligor and each UK Group member and be permitted to inspect the same during normal business hours.

18.15   SUBORDINATED DEBT

        The Parent shall ensure that Subordinated Debt is the only indebtedness owed by the Intermediate Parent, the Borrower or any other Guarantor to any member of the Group.

18.16   TELECENTIAL PARTNERSHIPS

        The Borrower shall procure that, unless all of the partners of the Telecential Partnerships are wholly-owned members of the UK Group and are subject to an Encumbrance pursuant to the security documents under the Senior Bank Credit Agreement:

        18.16.1 the aggregate of (a) the amount of any loans made by any member of the UK Group to either of the Telecential Partnerships after the Execution Date, (b) the book value of any assets contributed by either CableTel Limited or CableTel Investments Limited to either of the Telecential Partnerships after the Execution Date and (c) any cash contributed by either CableTel Limited or CableTel Investments Limited to either of the Telecential Partnerships after the Execution Date does not exceed L25,000,000; and

        18.16.2 any such loan, asset contribution or cash contribution made by any members of the UK Group within such a L25,000,000 threshold is only made to the extent and in the manner required by the partnership agreements relating to the Telecential Partnerships, together with a loan, asset contribution or cash contribution by the minority partner in the relevant Telecential Partnership (and funded by the minority shareholder in such a minority partner).

18.17   HEDGING

        The Borrower will:

        18.17.1 promptly notify the Agent upon either it or any member of the UK Group or, prior to the Pushdown Date, any member of the Target Group entering into any currency swap or interest swap, cap or collar arrangements or any other derivative instrument or transaction; and

        18.17.2 not enter into and procure that no member of the UK Group and, prior to the Pushdown Date, no member of the Target Group shall enter into any currency swap or interest swap, cap or collar arrangements or any other derivative instrument or transaction other than in accordance with the Hedging Strategy.

18.18   NEGATIVE PLEDGE

        No Covenant Group Obligor shall, and each Covenant Group Obligor shall procure that no member of the UK Group shall, create or permit to subsist any Encumbrance over all or any of its present or future undertaking, revenues or assets other than Permitted Encumbrances.

18.19   LOANS AND GUARANTEES

        No Covenant Group Obligor shall, and each Covenant Group Obligor shall procure that no member of the UK Group shall, (save in the ordinary course of business) make any loans, grant any credit or give any guarantee or indemnity to or for the benefit of any person or voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person other than Permitted Loans and Guarantees.

18.20   DISPOSALS

        No Covenant Group Obligor shall, and each Covenant Group Obligor shall procure that no member of the UK Group shall, sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or its assets other than any Permitted Disposal.

18.21   FINANCIAL INDEBTEDNESS

        18.21.1 No Covenant Group Obligor shall, and each Covenant Group Obligor shall procure that no member of the UK Group shall, incur or allow to subsist, any Financial Indebtedness or enter into any agreement or arrangement whereby it is entitled to incur, create or allow to subsist any Financial Indebtedness other than Permitted Indebtedness.

        18.21.2 The Parent shall procure that the Intermediate Parent and the Intermediate Parent shall procure that the Borrower shall not incur, or allow to subsist, any Financial Indebtedness between it and any other members of the NTL Holding Group or enter into any agreement or arrangement whereby it is entitled to incur, create or allow to subsist any such Financial Indebtedness other than

                  Financial Indebtedness owed (a) in the case of the Intermediate Parent, by it to the Parent and (b) in the case of the Borrower, by it to the Intermediate Parent.

        18.21.3 The Parent and Intermediate Parent shall procure that the only Financial Indebtedness outstanding between the Intermediate Parent and the Borrower is Subordinated Debt and Assigned Debt.

        18.21.4 The Intermediate Parent and the Borrower shall procure that the only Financial Indebtedness outstanding between the Intermediate Parent and the Borrower is Subordinated Debt and Assigned Debt.

18.22   RESTRICTED PAYMENTS

        The Intermediate Parent shall not and shall procure that no member of the UK Group shall make any Restricted Payment other than Permitted Payments.

18.23   ACQUISITIONS AND INVESTMENTS

        No Covenant Group Obligor shall, and each Covenant Group Obligor shall procure that no member of the UK Group shall, (a) purchase, subscribe for or otherwise acquire any shares (or other securities or any interest therein) in, or incorporate, any other company or agree to do any of the foregoing, or (b) purchase or otherwise acquire any assets (other than in the ordinary course of business) or revenues or (without limitation to any of the foregoing) acquire any business or interest therein or agree to do so, save for (and for agreements relating to):

        18.23.1 any investment or acquisition of assets contemplated in the Business Plan or arising out of expenditure being financed by the Senior Bank Credit Agreement;

        18.23.2 any investment in a Project Company made out of Available Excess Cash Flow;

        18.23.3   Permitted Investments; and

        18.23.4   Permitted Acquisitions.

18.24   MERGERS

        No Covenant Group Obligor shall, and each Covenant Group Obligor shall procure that no member of the UK Group shall, enter into any merger or consolidation with any other person save for, respectively, another member of the UK Group (in the case of a member of the UK Group). The Parent shall not enter into any merger or consolidation with any other person if the validity, perfection or priority of the Security would be adversely impaired as a result thereof.

18.25   CHANGE OF BUSINESS

        Save as contemplated in the Business Plan (and PROVIDED THAT nothing in this Clause 18.25 shall prevent a member of the Covenant Group from making any investment or disposal which is otherwise permitted under this Agreement) no Covenant Group Obligor shall, and each Covenant Group Obligor shall procure that no member of the UK Group shall, enter into any type of business sector which would result in a change in the business focus of the UK Group taken as a whole from its business focus as at the date hereof.


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18.26   SHARES

        No Covenant Group Obligor shall, and each Covenant Group Obligor shall procure that no member of the UK Group shall, without the prior written consent of an Instructing Group, alter any rights attaching to its issued shares if those shares are subject to the Security and such an alteration would be reasonably likely to prejudice to value of, or the ability of the Security Trustee to realise the security over those shares.

18.27   TRANSACTIONS WITH AFFILIATES

        No Covenant Group Obligor shall, and each Covenant Group Obligor shall procure that no member of the UK Group shall, enter into any transaction with an affiliate other than:

        18.27.1 transactions in respect of either Subordinated Funding or Parent Funding;

        18.27.2   transactions between members of the UK Group;

        18.27.3 transactions in the ordinary course of business and either on no worse than arms' length terms or, where there is no available market by which to assess whether such a transaction is on no worse than arms' length terms, on terms such that in the reasonable opinion of the Borrower the transaction is financially fair to the relevant Covenant Group Obligor or, as the case may be, member of the UK Group or, as the case may be, member of the Target Group;

        18.27.4 transactions to effect either an Asset Passthrough or a Funding Passthrough;

        18.27.5 insurance arrangements entered into in the ordinary course of business with NTL Insurance Limited (or its successor as the captive insurance company to the UK Group);

        18.27.6 tax sharing arrangements and agreements to surrender fax losses;

        18.27.7   transactions relating to the provision of Intra-Group
                  Services;

        18.27.8 transactions relating to Excess Capacity Network Services PROVIDED THAT the price payable by any affiliates in relation to such Excess Capacity Network Services is no less than the cost incurred by the relevant obligor, member of the UK Group or, as the case may be, member of the Target Group in providing such Excess Capacity Network Services; and

        18.17.9 transactions constituted by loans or investments in any UK Group Exclude Subsidary, where such are otherwise permitted under this Agreement.

18.28   CHANGE IN FINANCIAL YEAR

        No Covenant Group Obligor shall, and each Covenant Group Obligor shall procure that no member of the UK Group shall, change the end of its financial year, other than as agreed by an Instructing Group, acting reasonably or so as to ensure that the financial year of each member of the Target Group ends on the same date as the financial year of each member of the UK Group; provided that the Borrower shall incur no liability to pay damages for failure to so procure with respect to any member of the Target Group.


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18.29   REVISED GROUP STRUCTURE

        18.29.1 The Borrower shall, within 30 days of the Execution Date, deliver to the Agent the Group Structure Chart referred to in paragraph (b) of the definition of that term;

        18.29.2 If any Covenant Group Obligor becomes aware of any material inaccuracy in the corporate structure as set out in either the Group Structure Chart delivered to the Agent pursuant to Clause 2.4 (Conditions Precedent) or any Group Structure Chart delivered to the Agent pursuant to this Clause 18.29, it will deliver to the Agent as soon as reasonably practicable thereafter a revised Group Structure Chart which is true, complete and accurate.

18.30   ISSUANCE OF CAPITAL STOCK

        The Parent shall procure that no capital stock of the Borrower or any Guarantor (other than the Parent) is held by any person which is not a wholly-owned subsidiary of the Parent or a Guarantor which is either party to this Agreement on the Execution Date or has become a Guarantor pursuant to Clause 37 (Accession of Guarantors) and all the requirements set forth on Schedule 11 with respect thereto have been satisfied.

18.31   RESTRICTIONS ON PAYMENTS

        No Covenant Group Obligor shall, and each Covenant Group Obligor shall procure that no member of the UK Group shall, enter into any restrictions on the ability of any member of the UK Group to pay dividends, to make loans to, repay or prepay loans made by, or transfer assets to, the Borrower or any other member of the UK Group, except for
        (a) the restrictions set forth in the Senior Bank Credit Agreement as in effect on the Execution Date; (b) restrictions entered into in connection with the incurrence of Financial Indebtedness incurred pursuant to clause (i) or clause (m) of the definition of Permitted Indebtedness provided that such restrictions are no more restrictive than those set forth in the Senior Bank Credit Agreement as in effect on the Execution Date; (c) restrictions imposed by applicable law; and (d) customary non assignment provisions in leases entered into in the ordinary course of business and consistent with past practice.

18.32   INVESTMENTS IN THE UK GROUP

        The Borrower shall procure that notwithstanding anything to the contrary set forth in this Agreement all investments by the Borrower in the UK Group will be in the form of loans (except that to the extent that the Borrower determines in good faith that it is tax efficient to make such investments in the form of equity or capital contribution, and the outstanding principal amount of intercompany loans made by the Borrower is at no time less than L1,300,000,000 (or, if less, the outstanding principal amount of the Loan and the Available Facility) such investments may be in the form of equity or capital contributions).

18.33   MAINTENANCE OF CORPORATE SEPARATENESS

        The Parent (x) will, and will procure that each other Guarantor and the Borrower satisfies customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records; and (y) will not take any action, or conduct its affairs in a manner, which could result in the corporate existence of any such person being ignored, or in the assets and liabilities of any such person being


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        substantively consolidated with those of any other such person in a bankruptcy, reorganization or other insolvency proceeding.

19.     EVENTS OF DEFAULT

        Each of Clause 19.1 (Failure to Pay) to Clause 19.16 (Material Adverse Change) describes circumstances which constitute an Event of Default for the purposes of this Agreement. Clause 19.17 (Acceleration and Cancellation) and Clause 19.18 (Advances Due on Demand) deal with the rights of the Agent and the Banks after the occurrence of an Event of Default.

19.1    FAILURE TO PAY

        Any of the Obligors fails to pay any sum due from it under any of the Finance Documents to which it is a party at the time, in the currency and in the manner specified therein unless:

        19.1.1 the sum is of a principal amount which was not paid as a result of a technical error or failure in the transmission of funds and that payment is then received by the Agent within one Business Day of the due date;

        19.1.2 the sum is of an amount of interest and that payment is then received by the Agent within three Business Days of the due date; or

        19.1.3 the sum is of an amount other than principal or interest and that payment is then received by the Agent within five Business Days of the due date.

19.2    MISREPRESENTATION

        Any representation or statement made or repeated by any Obligor in any of the Finance Documents or in any notice or other document or certificate delivered by it pursuant thereto or in connection therewith is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and the circumstances giving rise to such inaccuracy, if capable of remedy or change, are not remedied or do not change, such that the relevant representation or statement would be correct and not misleading if repeated five Business Days after the earlier of (a) it being notified by the Agent to the Group Representative in all other cases, as having been made inaccurately and
        (b) the relevant Obligor becoming aware of such inaccuracy.

19.3    SPECIFIC COVENANTS

        Any of the Obligors fails to comply with any of its obligations under Clause 16 (Financial Information) or Clause 18 (Covenants). No Event of Default under this Clause 19.3 shall occur in relation to:

        19.3.1 Clause 16.1 (Annual Statements) to Clause 16.8 (Other Financial Information), Clause 16.10 (General Information) or Clause 16.12 (Acquisition Information), if the failure to comply with such is remedied within five Business Days of the Agent giving notice thereof to the Group Representative; and

        19.3.2 Clause 18 (Covenants), if the failure to comply with such is capable of remedy and is remedied within five Business Days of the date on which an Obligor became aware of such failure to comply PROVIDED THAT a breach of any of the obligations under Clause 18.2 (Claims Pari Passu), Clause 18.3 (Maintenance


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                  and Legal Validity), Clause 18.8 (Conduct Business in
                  Accordance with Licences), Clause 18.18 (Negative Pledge), Clause 18.19 (Loans and Guarantees), Clause 18.20 (Disposals), Clause 18.22 (Restricted Payments), Clause 18.23 (Acquisitions and Investments), Clause 18.24 (Mergers) and Clause 18.27 (Transactions with Affiliates) shall immediately give rise to an Event of Default.

19.4    OTHER OBLIGATIONS

        Any of the Obligors fails duly to perform or comply with any other obligation expressed to be assumed by it in any of the Finance Documents and such failure is not remedied within thirty days after the Agent has given notice thereof to the Borrower.

19.5    FINANCIAL CONDITION

        At any time any of the requirements of Clause 17.1 (UK Group Financial Condition) is not satisfied.

19.6    CROSS DEFAULT

        Any:

        19.6.1 Financial Indebtedness of any member of the Covenant Group is not paid when due and payable (after taking account of any applicable grace period) or, if payable on demand (after taking account of any applicable grace period), is not paid on demand;

        19.6.2 Financial Indebtedness of any member of the Covenant Group is declared to be or otherwise becomes due and payable prior to its specified maturity by reason of a default by the relevant member of the Covenant Group;

        19.6.3 commitment for any Financial Indebtedness of any member of the Covenant Group is cancelled or suspended by reason of a default by the relevant member of the Covenant Group; or

        19.6.4 holder or holders, creditor or creditors of any member of the Parent Covenant Group becomes entitled to declare any Specified Financial Indebtedness of such member of the Parent Covenant Group due and payable prior to its specified maturity by reason of default by the relevant member of the Parent Covenant Group after taking account of any applicable grace period, save that (x) this Clause shall not apply to any Financial Indebtedness of any Obligor or of any other member of the UK Group where such Financial Indebtedness or demand in relation thereto (a) is a Permitted Project Borrowing, (b) is cash collateralised and such cash is available for application in satisfaction of such Financial Indebtedness, (c) is being contested in good faith by appropriate action or (d) when aggregated with all such Financial Indebtedness of the Covenant Group does not exceed an aggregate of L20,000,000 (or its equivalent in other currencies) and (y) for the avoidance of doubt, an Event of Default shall not accrue under sub-clause 19.6.4 of this Clause 19.6 by reason of the occurrence of an event described therein in respect of the Financial Indebtedness of a member of the UK Group (including, without limitation, the Senior Bank Credit Agreement).


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19.7    INSOLVENCY AND RESCHEDULING

        Any Obligor or any member of the UK Group:

        19.7.1    is unable to pay its debts as they fall due;

        19.7.2 commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness (other than as part of a solvent reorganisation of the UK Group on terms which have been approved in writing by the Agent, acting on the instructions of an Instructing Group);

        19.7.3 makes a general assignment for the benefit of or a composition with its creditors; or

        19.7.4 has a moratorium declared in respect of any of its indebtedness.

19.8    WINDING-UP

        Any Obligor or any member of the UK Group takes any corporate action or other steps are taken or legal proceedings are started and served for its winding-up, dissolution, administration or re-organisation whether by way of voluntary arrangement, scheme of arrangement or otherwise or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of its revenues and assets PROVIDED THAT it shall not constitute an Event of Default if:

        19.8.1 such action, steps or proceedings relate to a solvent liquidation or re-organisation of a member of the UK Group (other than the Borrower) or are on terms which have been approved in writing by the Agent, acting on the instructions of an Instructing Group; or

        19.8.2 such action, steps or proceedings (a) are frivolous or vexatious, (b) do not relate to the appointment of an administrator (or its equivalent in any other jurisdiction) and (c) are contested in good faith by appropriate legal action and are stayed or discharged within thirty days of their commencement.

19.9    EXECUTION OR DISTRESS

        Any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of any Obligor or any member of the UK Group, where:

        19.9.1    the aggregate value of such assets exceeds L250,000; and

        19.9.2 such execution, distress or possession is not discharged within fourteen days.

19.10   ANALOGOUS EVENTS

        Any event occurs which under the laws of any jurisdiction has a similar or analogous effect to any of those events mentioned in Clause 19.7 (Insolvency and Rescheduling), Clause 19.8 (Winding-up) or Clause 19.9 (Execution or Distress).

19.11   GOVERNMENTAL INTERVENTION

        By or under the authority of any government, (a) the management of any Covenant Group Obligor or any other member of the UK Group is wholly or partially displaced or the authority of any Covenant Group Obligor or any other member of the UK Group in the conduct of a material part of its business is wholly or partially curtailed or (b) all or a


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        majority of the issued shares of any Covenant Group Obligor or any other member of the UK Group or the whole or any part of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired, in each case where such is not remedied to the satisfaction of the Agent within thirty days of the relevant event occurring.

19.12   REPUDIATION

        19.12.1   Any Obligor repudiates any of the Finance Documents; or

        19.12.2 the security intended to be created by, or the subordination effected under, the Finance Documents is not or ceases to be legal and valid and (except as contemplated by the Reservations or, if capable of remedy, such as is remedied within five Business Days of the earlier of (a) notice of the relevant event by the Agent to the Group Representative and
                  (b) the date on which the relevant Obligor becomes aware of such event) binding and enforceable.

19.13   ILLEGALITY

        At any time it is or becomes unlawful for any of the Obligors to perform or comply with any or all of its obligations under any of the Finance Documents to which it is a party or any of the obligations of any of the Obligors thereunder are not or cease to be legal, valid and (except as contemplated by the Reservations or, if capable of remedy, such as is remedied within five Business Days of the earlier of (a) notice of the relevant event by the Agent to the Group Representative and (b) the date on which the relevant Obligor becomes aware of such event) binding and enforceable.

19.14   ASSET ADJUSTMENT PAYMENTS

        If, following a member of the Target Group having made an Asset Adjustment Payment within paragraph (a) of the definition thereof, NTL Holdings fails to procure that an amount equal to such an Asset Adjustment Payment is (in accordance with the other terms of this Agreement) reimbursed to that member of the Target Group on or before the date which is the earlier of:

        19.14.1 ten Business Days after the date on which NTL Inc. receives a reimbursement from C&W for such an Asset Adjustment Payment; and

        19.14.2 thirty Business Days after the date on which such an Asset Adjustment Payment is made,

        PROVIDED THAT, the aggregate amount of Asset Adjustment Payments for which members of the Target Group have not been reimbursed in accordance with this Clause 19.14 exceeds L10,000,000 (or its equivalent).

19.15   DEBT ADJUSTMENT PAYMENTS

        If, following a Debt Adjustment Payment having being made to NTL Holdings (or any other member of the Group) in accordance with paragraph
        (a) of the definition thereof, NTL Holdings fails to procure that an amount equal to such a Debt Adjustment Payment is (in accordance with the other terms of this Agreement) invested in the Target Group by the date which is:

        19.15.1 in respect of Debt Adjustment Payments anticipated on the Execution Date, ten Business Days after the date on which NTL Holdings receives such a Debt Adjustment Payment; and


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        19.15.2   in respect of all other Debt Adjustment Payments, thirty
                  Business Days after the date on which NTL Holdings receives such a Debt Adjustment Payment,

        PROVIDED THAT the aggregate amount of Debt Adjustment Payments for which members of the Target Group have not been reimbursed in accordance with this Clause 19.15 exceeds L10,000,000 (or its equivalent).

19.16   MATERIAL ADVERSE CHANGE

        Any event or circumstance which would have a Material Adverse Effect occurs.

19.17   ACCELERATION AND CANCELLATION

        Upon the occurrence of an Event of Default at any time thereafter whilst such event is continuing, the Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrower:

        19.17.1 declare the Advances to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or declare the Advances to be due and payable on demand of the Agent; and/or

        19.17.2 declare that any undrawn portion of the Facility shall be cancelled, whereupon the same shall be cancelled and the Available Commitment of each Bank shall be reduced to zero; and/or

        19.17.3 exercise or direct the Security Trustee to exercise (on its own behalf and on behalf of the Banks) all rights and remedies of a mortgagee or a secured party at such time and (without limitation), subject to the Security Documents and to the extent permitted by applicable law, (a) foreclose on any or all of the assets subject to the Security by any available judicial procedure, (b) take possession of any or all of the assets subject to the Security and the books and records relating thereto, with or without judicial process and/or (c) enter any premises where any assets subject to the Security, or any books and records relating thereto, are located and take possession of and remove the same therefrom.

19.18   ADVANCES DUE ON DEMAND

        If, pursuant to Clause 19.17 (Acceleration and Cancellation), the Agent declares the Advances to be due and payable on demand of the Agent, then, and at any time thereafter, the Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrower:

        19.18.1 require repayment of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or withdraw its declaration with effect from such date as it may specify in such notice;

        19.18.2 select as the duration of any Interest Period which begins whilst such declaration remains in effect a period of six months or less; and/or.

        19.18.3 exercise or direct the Security Trustee to exercise (on its own behalf and on behalf of the Banks) all rights and remedies of a secured party in accordance


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                  with sub-clause 19.17.3 of Clause 19.17 (Acceleration and
                  Cancellation).

20.     GUARANTEE AND INDEMNITY

20.1    GUARANTEE AND INDEMNITY

        Each of the Guarantors irrevocably and unconditionally jointly and severally:

        20.1.1 guarantees to each Finance Party the due and punctual observance and performance of all the terms, conditions and covenants on the part of each Borrower contained in the Finance Documents and agrees to pay from time to time on demand any and every sum or sums of money which each Borrower is at any time liable to pay to any Finance Party under or pursuant to the Finance Documents and which has become due and payable but has not been paid at the time such demand is made; and

        20.1.2 agrees as a primary obligation to indemnify each Finance Party from time to time on demand from and against any loss incurred by any Finance Party as a result of any of the obligations of each Borrower under or pursuant to the Finance Documents being or becoming void, voidable, unenforceable or ineffective as against such Borrower for any reason whatsoever, whether or not known to any Finance Party or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from such Borrower.

20.2    ADDITIONAL SECURITY

        The obligations of each Guarantor herein contained shall be in addition to and independent of every other security which any Finance Party may at any time hold in respect of any of any Obligor's obligations under the Finance Documents.

20.3    CONTINUING OBLIGATIONS

        The obligations of each Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Borrowers under the Finance Documents and shall continue in full force and effect until final payment in full of all amounts owing by any Borrower under the Finance Documents and total satisfaction of all the Borrowers' actual and contingent obligations under the Finance Documents.

20.4    OBLIGATIONS NOT DISCHARGED

        Neither the obligations of each Guarantor herein contained nor the rights, powers and remedies conferred in respect of each Guarantor upon any Finance Party by the Finance Documents or by law shall be discharged, impaired or otherwise affected by:

        20.4.1 the winding-up, dissolution, administration or re-organisation of any Obligor or any other person or any change in its status, function, control or ownership;

        20.4.2 any of the obligations of any Obligor or any other person under the Finance Documents or under any other security taken in respect of any of its obligations under the Finance Documents being or becoming illegal, invalid, unenforceable or ineffective in any respect;


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        20.4.3    time or other indulgence being granted or agreed to be granted to any Obligor or any other person in respect of its obligations under the Finance Documents or under any such other security;

        20.4.4 any amendment to, or any variation, waiver or release of, any obligation of any Obligor or any other person under the Finance Documents or under any such other security;

        20.4.5 any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of any Obligor's obligations under the Finance Documents;

        20.4.6 any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any Obligor's obligations under the Finance Documents; or

        20.4.7 any other act, event or omission which, but for this Clause 20.4, might operate to discharge, impair or otherwise affect any of the obligations of each Guarantor herein contained or any of the rights, powers or remedies conferred upon any of the Finance Parties by the Finance Documents or by law.

20.5    SETTLEMENT CONDITIONAL

        Any settlement or discharge between a Guarantor and any of the Finance Parties shall be conditional upon no security or payment to any Finance Party by an Obligor or any other person on behalf of an Obligor being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, each Finance Party shall be entitled to recover the value or amount of such security or payment from such Guarantor subsequently as if such settlement or discharge had not occurred.

20.6    EXERCISE OF RIGHTS

        No Finance Party shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of any Guarantor by the Finance Documents or by law:

        20.6.1 to make any demand of any Obligor (save where such demand is expressly required by the terms of the Finance Documents);

        20.6.2 to take any action or obtain judgment in any court against any Obligor;

        20.6.3 to make or file any claim or proof in a winding-up or dissolution of any Obligor; or

        20.6.4 to enforce or seek to enforce any other security taken in respect of any of the obligations of any Obligor under the Finance Documents.


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20.7    DEFERRAL OF GUARANTORS' RIGHTS

        Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

        20.7.1    to be indemnified by an Obligor; and/or

        20.7.2 to claim any contribution from any other guarantor of any obligations of the Borrower under the Finance Documents; and/or

        20.7.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

20.8    APPROPRIATIONS

        Until all amounts which may be or become payable by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

        20.8.1 refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

        20.8.2 hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 20 (Guarantee and Indemnity).

21.     COMMITMENT COMMISSION AND FEES

21.1    COMMITMENT COMMISSION ON THE FACILITY

        The Borrower shall pay to the Agent for the account of each Bank in respect of each Commitment Period (as defined below) a commitment commission calculated at the rate per annum of -3/4 of 1 per cent on an amount equal to the average daily Available Commitments during such Commitment Period.

21.2    DEFINITIONS AND AVERAGE CALCULATIONS

        For the purposes of Clause 21.1 (Commitment Commission on the Facility):

        21.2.1 "COMMITMENT PERIOD" means each successive period of three months during the period beginning on the date hereof and ending on the Final Maturity Date, PROVIDED THAT if the last such period would otherwise extend beyond the Final Maturity Date it shall be shortened so as to end on that date.

        21.2.2 The average daily utilisation of the Facility during a Commitment Period shall equal the sum of all Advances made by the Banks and outstanding on each day during such Commitment Period, divided by the number of days in such Commitment Period.


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        21.2.3    The average daily Commitments during a Commitment Period shall equal the aggregate of the Commitments on each day during such Commitment Period divided by the number of days in such Commitment Period.

        21.2.4 The average daily Available Commitments during a Commitment Period shall equal the aggregate of the Available Commitments on each day during such Commitment Period divided by the number of days in such Commitment Period.

21.3    PAYMENT OF COMMITMENT COMMISSION

        The Agent shall promptly after the end of each Commitment Period notify the Borrower and the Banks of the amounts payable by the Borrower under Clause 21.1 (Commitment Commission on the Facility) in respect of such Commitment Period and the Borrower shall pay such amount to the Agent for account of the Banks pro rata to each Bank's Commitment hereunder from time to time during the applicable Commitment Period within five Business Days of such notification.

21.4    AGENCY AND OTHER FEES

        The Borrower shall:

        21.4.1 pay to the Agent for its own account the agency fees specified in the letter dated 16 May 2000 from the Agent to NTL Inc. and the Borrower at the times, and in the amounts, specified in such letter; and

        21.4.2 pay to the Arrangers the fees specified in the letters dated 17 May 2000 from the Arrangers to NTL Inc. and the Borrower (and the attachments thereto) at the times, and in the amounts, specified in such letters.

22.     COSTS AND EXPENSES

22.1    TRANSACTION EXPENSES

        The Borrower shall, from time to time on demand of the Agent, reimburse each of the Agent and the Arrangers for all reasonable costs and expenses (including legal fees) together with any VAT thereon incurred by it in connection with the negotiation, preparation and execution of the Finance Documents, any other document referred to in the Finance Documents and the completion of the transactions therein contemplated.

22.2    PRESERVATION AND ENFORCEMENT OF RIGHTS

        The Borrower shall, from time to time on demand of the Agent, reimburse the Finance Parties for all costs and expenses (including legal fees) on a full indemnity basis together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Finance Parties under the Finance Documents and any document referred to in the Finance Documents (including, without limitation, any costs and expenses reasonably incurred in relation to any investigation as to whether or not an Event of Default might have occurred or is likely to occur or any steps necessary or desirable in connection with any proposal for remedying or otherwise resolving an Event of Default or Potential Event of Default).


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22.3    STAMP TAXES

        The Borrower shall pay all stamp, registration and other taxes to which the Finance Documents or any judgment given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Agent, indemnify the Finance Parties against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

22.4    AMENDMENT COSTS

        If an Obligor requests any amendment, waiver or consent then the Borrower shall, within five Business Days of demand by the Agent, reimburse the Finance Parties for all costs and expenses (including legal fees) together with any VAT thereon reasonably incurred by such person in responding to or complying with such request.

22.5    BANKS' LIABILITIES FOR COSTS

        If the Borrower fails to perform any of its obligations under this Clause 22 (Costs and Expenses), each Bank shall, in its Proportion, indemnify each of the Agent and the Arrangers against any loss incurred by any of them as a result of such failure.

23.     DEFAULT INTEREST AND BREAK COSTS

23.1    DEFAULT INTEREST PERIODS

        If any sum due and payable by an Obligor hereunder is not paid on the due date therefor in accordance with Clause 26 (Payments) or if any sum due and payable by an Obligor under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of such Obligor to pay such sum is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 23 (Default Interest and Break Costs)) be selected by the Agent.

23.2    DEFAULT INTEREST

        An Unpaid Sum shall bear interest during each Interest Period in respect thereof at the rate per annum which is one per cent. per annum above the percentage rate which would apply if such Unpaid Sum had been an Advance in the amount and currency of such Unpaid Sum and for the same Interest Period, PROVIDED THAT if such Unpaid Sum relates to an Advance which became due and payable on a day other than the last day of an Interest Period relating thereto:

        23.2.1 the first Interest Period applicable to such Unpaid Sum shall be of a duration equal to the unexpired portion of the current Interest Period relating to that Advance; and

        23.2.2 the percentage rate of interest applicable thereto from time to time during such period shall be that which exceeds by one per cent. the rate which would have been applicable to it had it not so fallen due.

23.3    PAYMENT OF DEFAULT INTEREST

        Any interest which shall have accrued under Clause 23.2 (Default Interest) in respect of an Unpaid Sum shall be due and payable and shall be paid by the Obligor owing such


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        Unpaid Sum on the last day of its Interest Period in respect thereof or on such other dates as the Agent may specify by notice to such Obligor.

23.4    BREAK COSTS

        If any Bank or the Agent on its behalf receives or recovers all or any part of such Bank's share of an Advance or Unpaid Sum otherwise than on the last day of the Interest Period relating thereto, the Borrower shall pay to the Agent on demand for account of such Bank an amount equal to the amount (if any) by which (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Interest Period exceeds
        (b) the amount of interest which in the opinion of the Agent would have been payable to the Agent on the last day of that Interest Period in respect of a deposit in the currency of the amount so received or recovered equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the Business Day following the date of such receipt or recovery and ending on the last day of that Interest Period.

24.     BORROWER'S INDEMNITIES

24.1    BORROWER'S INDEMNITY

        The Borrower undertakes to indemnify:

        24.1.1 each Finance Party against any cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon, which it may sustain or incur as a consequence of the occurrence of any Event of Default or any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

        24.1.2    each Bank against any cost or loss it may suffer under Clause
                  22.5 (Banks' Liabilities for Costs) or Clause 29.6 (Indemnification); and

        24.1.3 each Bank against any cost or loss it may suffer or incur as a result of its funding or making arrangements to fund its portion of an Advance requested by the Borrower but not made by reason of the operation of any one or more of the provisions hereof.

24.2    CURRENCY INDEMNITY

        If any sum (a "SUM") due from an Obligor under the Finance Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the "FIRST CURRENCY") in which such Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

        24.2.1    making or filing a claim or proof against such Obligor;

        24.2.2 obtaining or enforcing an order or judgment in any court or other tribunal,

        the Borrower shall indemnify each person to whom such Sum is due from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to such person at the time of receipt of such Sum.


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25.     CURRENCY OF ACCOUNT AND PAYMENT

        Sterling is the currency of account and payment for each and every sum at any time due from an Obligor hereunder, PROVIDED THAT:

        25.1.1 each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

        25.1.2    each payment pursuant to Clause 10.2 (Tax Indemnity), Clause
                  12.1 (Increased Costs) or Clause 24 (Borrowers Indemnities) shall be made in the currency specified by the party claiming thereunder.

26.     PAYMENTS

26.1    NOTIFICATION OF PAYMENTS

        Without prejudice to the liability of each party hereto promptly to pay each amount owing by it hereunder on the due date therefor, whenever a payment is expected to be made by any of the parties hereto, the Agent shall, at least two Business Days prior to the expected date for such payment, notify all the parties hereto of the amount, currency and timing of such payment and the identity of the party liable to make such payment.

26.2    PAYMENTS TO THE AGENT

        On each date on which this Agreement requires an amount to be paid by an Obligor or a Bank, such Obligor or, as the case may be, such Bank shall make the same available to the Agent for value on the due date at such time and in such funds and to such account with such bank as the Agent shall (acting reasonably) specify from time to time.

26.3    PAYMENTS BY THE AGENT

        26.3.1 Save as otherwise provided herein, each payment received by the Agent pursuant to Clause 26.2 (Payments to the Agent) shall:

                  (a) in the case of a payment received for the account of the Borrower, be made available by the Agent to the Borrower by application:

                        (i) FIRST, in or towards payment on the same day of any amount then due from the Borrower hereunder to the person from whom the amount was so received; and

                        (ii) SECONDLY, in or towards payment on the same day to the account of the Borrower with such bank in London as the Borrower shall have previously notified to the Agent for this purpose; and

                  (b) in the case of any other payment, be made available by the Agent to the person entitled to receive such payment in accordance with this Agreement (in the case of a Bank, for the account of its Facility Office) for value the same day by transfer to such account of such person with such bank in London as such person shall have previously notified to the Agent.

        26.3.2 A payment will be deemed to have been made by the Agent on the date on which it is required to be made under this Agreement if the Agent has, on or before that date, taken steps to make that payment in accordance with the


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
                  regulations or operating procedures of the clearing or settlement system used by the Agent in order to make the payment.

26.4    NO SET-OFF

        All payments required to be made by an Obligor hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

26.5    CLAWBACK

        Where a sum is to be paid hereunder to the Agent for account of another person, the Agent shall not be obliged to make the same available to that other person until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum was so made available shall on request refund the same to the Agent together with an amount sufficient to indemnify the Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum prior to its having received such sum.

26.6    PARTIAL PAYMENTS

        If and whenever a payment is made by an Obligor hereunder and the Agent receives an amount less than the due amount of such payment the Agent may apply the amount received towards the obligations of the Obligors under this Agreement in the following order:

        26.6.1 FIRST, in or towards payment of any unpaid costs and expenses of the Agent;

        26.6.2 SECONDLY, in or towards payment pro rata of any accrued interest or commitment commission due but unpaid;

        26.6.3 THIRDLY, in or towards payment pro rata of any principal due but unpaid; and

        26.6.4 FOURTHLY, in or towards payment pro rata of any other sum due but unpaid.

26.7    VARIATION OF PARTIAL PAYMENTS

        The order of partial payments set out in Clause 26.6 (Partial Payments) shall override any appropriation made by the Obligor to which the partial payment relates but the order set out in sub-clauses 26.6.2,
        26.6.3 and 26.6.4 of Clause 26.6 (Partial Payments) may be varied if agreed by all the Banks.

26.8    BUSINESS DAYS

        26.8.1 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

        26.8.2 During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.


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27.     SET-OFF

27.1    CONTRACTUAL SET-OFF

        Each Obligor authorises each Bank, at any time any sum is due and payable hereunder and remains unpaid, to apply any credit balance to which such Obligor is entitled on any account of such Obligor with such Bank in satisfaction of any sum due and payable from such Obligor to such Bank under the Finance Documents but unpaid. For this purpose, each Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

27.2    SET-OFF NOT MANDATORY

        No Bank shall be obliged to exercise any right given to it by Clause

28.     SHARING

28.1    PAYMENTS TO BANKS

        If a Bank (a "RECOVERING BANK") applies any receipt or recovery from an Obligor to a payment due under this Agreement and such amount is received or recovered other than in accordance with Clause 26 (Payments), then such Recovering Bank shall:

        28.1.1    notify the Agent of such receipt or recovery;

        28.1.2 at the request of the Agent, promptly pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by such Recovering Bank as its share of any payment to be made in accordance with Clause 26.6 (Partial Payments).

28.2    REDISTRIBUTION OF PAYMENTS

        The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Bank) in accordance with Clause 26.6 (Partial Payments).

28.3    RECOVERING BANK'S RIGHTS

        The Recovering Bank will be subrogated into the rights of the parties which have shared in a redistribution pursuant to Clause 28.2 (Redistribution of Payments) in respect of the Sharing Payment (and the relevant Obligor shall be liable to the Recovering Bank in an amount equal to the Sharing Payment).

28.4    REPAYABLE RECOVERIES

        If any part of the Sharing Payment received or recovered by a Recovering Bank becomes repayable and is repaid by such Recovering Bank, then:

        28.4.1 each party which has received a share of such Sharing Payment pursuant to Clause 28.2 (Redistribution of Payments) shall, upon request of the Agent, pay to the Agent for account of such Recovering Bank an amount equal to its share of such Sharing Payment; and

        28.4.2 such Recovering Bank's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing party for the amount so reimbursed.


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28.5    EXCEPTION
        This Clause 28 (Sharing) shall not apply if the Recovering Bank would not, after making any payment pursuant hereto, have a valid and enforceable claim against the relevant Obligor.

28.6    RECOVERIES THROUGH LEGAL PROCEEDINGS

        If any Bank intends to commence any action in any court it shall give prior notice to the Agent and the other Banks. If any Bank shall commence any action in any court to enforce its rights hereunder and, as a result thereof or in connection therewith, receives any amount, then such Bank shall not be required to share any portion of such amount with any Bank which has the legal right to, but does not, join in such action or commence and diligently prosecute a separate action to enforce its rights in another court.

29.     THE AGENT, THE ARRANGERS AND THE BANKS

29.1    APPOINTMENT OF THE AGENT
        Each of the Arrangers and the Banks hereby appoints the Agent to act as its agent in connection herewith and authorises the Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Agent by the terms hereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

29.2    AGENT'S DISCRETIONS

        The Agent may:

        29.2.1 assume, unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other party hereto, that (a) any representation made or deemed to be made by an Obligor in connection with the Finance Documents is true, (b) no Event of Default or Potential Event of Default has occurred, (c) any Obligor is in breach of or default under its obligations under the Finance Documents and (d) any right, power, authority or discretion vested herein upon an Instructing Group, the Banks or any other person or group of persons has not been exercised;

        29.2.2 assume that (a) the Facility Office of each Bank is that notified to it by such Bank in writing and (b) the information provided by each Bank pursuant to Clause 34 (Notices), Clause
                  29.15 (Banks' Mandatory Cost Details) and Schedule 7 (Mandatory Costs) is true and correct in all respect until it has received from such Bank notice of a change to the Facility Office or any such information and act upon any such notice until the same is superseded by a further notice;

        29.2.3 engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

        29.2.4 rely as to any matters of fact which might reasonably be expected to be within the knowledge of an Obligor upon a certificate signed by or on behalf of such Obligor;


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
        29.2.5 rely upon any communication or document believed by it to be genuine;

        29.2.6 refrain from exercising any right, power or discretion vested in it as agent hereunder unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

        29.2.7 refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with the Finance Documents until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions.

        29.2.8 assume (unless it has specific notice to the contrary) that any notice or request made by the Borrower is made on behalf of all the Obligors.

29.3    AGENT'S OBLIGATIONS

        The Agent shall:

        29.3.1 promptly inform each Bank of the contents of any written notice or document received by it in its capacity as Agent from an Obligor under the Finance Documents;

        29.3.2 promptly notify each Bank of the occurrence of any Event of Default or any default by an Obligor in the due performance of or compliance with its obligations under the Finance Documents of which the Agent has notice from any other party hereto;

        29.3.3 promptly notify each Bank of the occurrence of an Event of Default under Clause 19.1 (Failure to Pay);

        29.3.4 promptly notify each Bank of all or any part of the Advances being declared to be immediately due and payable in accordance with either Clause 19.16 (Acceleration and Cancellation) or Clause 19.17 (Advances Due on Demand);

        29.3.5 save as otherwise provided herein, act as agent hereunder in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the Arrangers and the Banks;

        29.3.6 if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent hereunder; and

        29.3.7 unless it has a Bank's consent, refrain from acting on behalf of that Bank in any legal or arbitration proceedings relating to any Finance Document.

        The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.


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29.4    EXCLUDED OBLIGATIONS

        Notwithstanding anything to the contrary expressed or implied herein, neither the Agent nor an Arranger shall:

        29.4.1 be bound to enquire as to (a) whether or not any representation made or deemed to be made by an Obligor in connection with the Finance Documents is true, (b) the occurrence or otherwise of any Event of Default or Potential Event of Default, (c) the performance by an Obligor of its obligations under the Finance Documents or (d) any breach of or default by an Obligor of or under its obligations under the Finance Documents;

        29.4.2 be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

        29.4.3 be bound to disclose to any other person any information relating to any member of the Group if (a) such information is confidential or (b) such disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of fiduciary duty;

        29.4.4 be under any obligations other than those for which express provision is made herein; or

        29.4.5    be or be deemed to be a fiduciary for any other party hereto.

29.5    DELEGATION

        The Agent may delegate, transfer or assign to any of its holding companies, subsidiaries or subsidiaries of any of its holding companies all or any of the rights, powers, authorities and discretions vested in it under the Finance Documents and the performance of its duties in accordance therewith, and such delegation, transfer or assignment may be made upon such terms and subject to such conditions (including the power to sub-delegate) and subject to such regulations as the Agent may think fit (and the term "Agent" as used in this Agreement shall include any such delegate).

29.6    INDEMNIFICATION

        Each Bank shall, in its Proportion, from time to time on demand by the Agent, indemnify the Agent against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as agent under the Finance Documents (other than any which have been reimbursed by the Borrower pursuant to Clause 24.1 (Borrowers' Indemnity)).

29.7    EXCLUSION OF LIABILITIES

        Each Bank confirms that it has read the Notice to Recipients in the Information Memorandum, that it has complied with the Recipients' Obligations (as set out in the Notice to Recipients) and, accordingly, that it enters into this Agreement on the basis of the Notice to Recipients. In particular, each of the Banks accepts that it is entering into this Agreement in reliance only on the representations of the Obligors in this Agreement and on its own investigations, that it has not relied on the Arrangers and that, except as set out below, it neither has nor will have any claims against the Arrangers arising from or in connection with this Agreement. Similarly, each of the Banks accepts that the


                                       93
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        Notice to Recipients in the Information Memorandum is applicable also to the Agent as if the Agent had been named in addition to the Arrangers in the Important Notice.

        Except in the case of gross negligence or wilful default, neither the Agent nor any Arranger accepts any responsibility to any of the Banks:

        29.7.1 for the adequacy, accuracy and/or completeness of the Information Memorandum or any other information supplied by the Agent or the Arrangers, by an Obligor or by any other person in connection with the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents;

        29.7.2 for the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents; or

        29.7.3 for the exercise of, or the failure to exercise, any judgement, discretion or power given to any of them by or in connection with the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents.

        Accordingly, neither the Agent nor an Arranger shall be under any liability (whether in negligence or otherwise) in respect of such matters, save in the case of gross negligence or wilful misconduct.

29.8    NO ACTIONS

        Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of the Agent or the Arrangers any claim it might have against any of them in respect of the matters referred to in Clause 29.7 (Exclusion of Liabilities).

29.9    BUSINESS WITH THE GROUP

        The Agent and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group whether or not it may or does lead to a conflict with the interests of any of the Banks. Similarly, the Agent or the Arrangers may undertake business with or for others even though it may lead to a conflict with the interests of any of the Banks.

29.10   RESIGNATION

        The Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior notice to that effect to each of the other parties hereto, PROVIDED THAT no such resignation shall be effective until a successor for the Agent is appointed in accordance with the succeeding provisions of this Clause 29 (The Agent, the Arrangers and the Banks).


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29.11   REMOVAL OF AGENT

        An Instructing Group may, after consultation with the Borrower, remove the Agent from its role as agent under the Finance Documents by giving notice to that effect to each of the other parties hereto. Such removal shall take effect only when a successor to the Agent is appointed in accordance with the terms of the Finance Documents.

29.12   SUCCESSOR AGENT

        If the Agent gives notice of its resignation pursuant to Clause 29.10 (Resignation) or it is removed pursuant to Clause 29.11 (Removal of Agent), then any reputable and experienced bank or other financial institution may, with the prior consent of the Borrower be appointed as a successor to the Agent by an Instructing Group during the period of such notice but, if no such successor is so appointed, the Agent may appoint such a successor itself.

29.13   RIGHTS AND OBLIGATIONS

        If a successor to the Agent is appointed under the provisions of Clause
        29.12 (Successor Agent), then (a) the retiring or departing Agent shall be discharged from any further obligation under the Finance Documents but shall remain entitled to the benefit of the provisions of this Clause 29 (The Agent, the Arrangers and the Banks) and (b) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

29.14   OWN RESPONSIBILITY

        It is understood and agreed by each Bank that at all times it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into all risks arising under or in connection with the Finance Documents including, but not limited to:

        29.14.1 the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group;

        29.14.2 the legality, validity, effectiveness, adequacy and enforceability of the Finance Documents and any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents;

        29.14.3 whether such Bank has recourse, and the nature and extent of that recourse, against an Obligor or any other person or any of their respective assets under or in connection with the Finance Documents, the transactions therein contemplated or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents; and

        29.14.4 the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent or the Arrangers or an Obligor or by any other person in connection with the Finance Documents, the transactions contemplated therein or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents.


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        Accordingly, each Bank acknowledges to the Agent and the Arrangers that it has not relied on and will not hereafter rely on the Agent and the Arrangers or any of them in respect of any of these matters.

29.15   BANKS' MANDATORY COST DETAILS

        Each Bank will supply the Agent with such information and in such detail as the Agent may require in order to calculate the Mandatory Cost Rate in accordance with Schedule 7 (Mandatory Costs).

29.16   RECEIPT OF INFORMATION BY THE AGENT

        Any information or document received by the Agent shall only be treated as having been received by the Agent if the same has been delivered to the Agent's agency department in accordance with Clause 34 (Notices). Accordingly, any information or documents received by the Agent other than by its agency department in accordance with Clause 34 (Notices) is not by reason of that receipt to be treated as having been received by the Agent unless and until the Agent's agency department has received actual notice of the same in accordance with such Clause. Save as expressly set out in this Agreement and, unless the Agent's agency department shall have received information or documents in accordance with Clause 34 (Notices) the Agent shall have no duty to disclose, and shall not be liable for the failure to disclose, any information or documents, that are communicated to or obtained by the Agent.

30.     ASSIGNMENTS AND TRANSFERS

30.1    BINDING AGREEMENT

        The Finance Documents shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and Transferees.

30.2    NO ASSIGNMENTS AND TRANSFERS BY NTL

        No Obligor shall be entitled to assign or transfer all or any of its rights, benefits and obligations under the Finance Documents, other than as permitted pursuant to the terms of this Agreement.

30.3    ASSIGNMENT AND TRANSFERS BY BANKS

        30.3.1 Any Bank may, at any time, assign all or any of its rights and benefits hereunder or transfer in accordance with Clause 30.5 (Transfers by Banks) all or any of its rights, benefits and obligations hereunder to, or enter into any form of sub-participation agreement with, a bank or financial institution, provided that such Bank procures that the assignee or Transferee executes and delivers to the Agent an Intercreditor Accession Deed in the form attached to the Intercreditor Agreement.

        30.3.2 The prior written consent of the Borrower (which shall be deemed to be given on its own behalf and on behalf of the other Obligors) is required for an assignment or transfer by a Bank unless the assignment or transfer is to:

                  (a)   another Bank; or

                  (b) any subsidiary or holding company (or to any subsidiary of any holding company) of the transferring Bank.

        30.3.3 The Borrower's consent must not be (a) unreasonably delayed or withheld or (b) withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost Rate.

30.4    ASSIGNMENTS BY BANKS

        If any Bank assigns all or any of its rights and benefits under the Finance Documents in accordance with Clause 30.3 (Assignments and Transfers by Banks), then, unless and until the assignee has delivered a notice to the Agent confirming in favour of the Agent, the Arrangers and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank (whereupon such assignee shall become a party hereto as a "BANK"), the Agent, the Arrangers and the other Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

30.5    TRANSFERS BY BANKS

        If any Bank wishes to transfer all or any of its rights, benefits and/or obligations under the Finance Documents as contemplated in Clause 30.3 (Assignments and Transfers by Banks), then such transfer may be effected by the delivery to the Agent of a duly completed Transfer Certificate executed by such Bank and the relevant Transferee in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after (or such earlier Business Day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

        30.5.1 to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer by novation its rights, benefits and obligations under the Finance Documents, each of the Obligors and such Bank shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause 30.5 (Transfer by Banks) as "DISCHARGED RIGHTS AND OBLIGATIONS");

        30.5.2 each of the Obligors and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Obligors and such Transferee have assumed and/or acquired the same in place of the Obligors and such Bank;

        30.5.3 the Agent, the Arrangers, such Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer and to that extent the Agent, the Arrangers and the relevant Bank shall each be released from further obligations to each other under the Finance Documents; and

        30.5.4    such Transferee shall become a party hereto as a "BANK".

30.6     U.S. TAX FORMS

         At the time of a Transfer or Assignment pursuant to Clause 30.3 (Assignment and Transfers by Banks) to a person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes, the Transferee or assignee Bank must provide the appropriate Internal Revenue Service Forms (and, if applicable, a Non-Bank Certificate) described in Clause 10.4 (U.S. Tax Forms).

30.7    NO INCREASED OBLIGATIONS
        If:

        30.7.1 a Bank assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

        30.7.2 as a result of circumstances existing at the date of the assignment, transfer or change of Facility Office, an Obligor would be obliged to make a payment to the assignee, Transferee or the Bank acting through its new Facility Office under Clause 10.1 (Tax Gross-up), Clause 10.2 (Tax Indemnity) or Clause 12 (Increased Costs),

        then the assignee, Transferee or the Bank acting through its new Facility Office shall only be entitled to receive payment under those Clauses to the same extent as the assignor, transferor or the Bank acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

30.8    ASSIGNMENT AND TRANSFER FEES

        On the date upon which an assignment takes effect pursuant to Clause
        30.4 (Assignments by Banks) or a transfer takes effect pursuant to Clause 30.5 (Transfers by Banks), in each case where such assignment or transfer takes effect after the Syndication Date, the relevant assignee or Transferee shall pay to the Agent for its own account a fee of L1,000.

30.9    DISCLOSURE OF INFORMATION

        Any Bank may disclose to any person:

        30.9.1 to (or through) whom such Bank assigns or transfers (or may potentially assign or transfer) all or any of its rights, benefits and obligations under the Finance Documents;

        30.9.2 with (or through) whom such Bank enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or any Obligor;

        30.9.3 to whom information may be required to be disclosed by any applicable law; or

        30.9.4 any of its subsidiaries or any holding company (or any subsidiary of a holding company),

        such information about any Obligor or the Group and the Finance Documents as such Bank shall consider appropriate PROVIDED THAT, in relation to sub-clauses 30.9.1 and

        30.9.2, the person to whom such information is to be given has entered into a Confidentiality Undertaking. Any Bank which discloses any such information to any of the persons referred to in sub-clause 30.9 shall procure that those persons keep the information they receive confidential (save for disclosures they are required to make by any applicable law).

30.10   NOTIFICATION

        The Agent shall within fourteen days of receiving a Transfer Certificate or a notice relating to an assignment pursuant to Clause 30.4 (Assignment by Banks) notify the Borrower (on its own behalf and on behalf of the other Obligors) of any assignment or transfer completed pursuant to this Clause 30 (Assignments and Transfers).

30.11   MORGAN STANLEY COMMITMENT

        References to the Commitment of Morgan Stanley Dean Witter Bank Limited in relation to the Facility shall be construed as references to the aggregate Commitment in relation to the Facility of Morgan Stanley Dean Witter Bank Limited and Morgan Stanley Senior Funding, Inc., in such proportions as Morgan Stanley Dean Witter Bank Limited notifies to the Agent from time to time and Morgan Stanley Senior Funding, Inc. is a party to this Agreement to give effect to such Commitment (as so notified).

31.     ECONOMIC AND MONETARY UNION

31.1    ECONOMIC AND MONETARY UNION

        If the United Kingdom becomes a Participating Member State and as a result the Bank of England recognises more than one currency or currency unit as the lawful currency of the United Kingdom:

        31.1.1 (unless prohibited by law) the Agent may designate (after consultation with the Borrower) which currency or currency unit the obligations arising under the Finance Documents are to be denominated or payable in;

        31.1.2 (unless prohibited by law) any translation from currency or currency unit to another shall be at the official rate of exchange recognised by the Bank of England for conversion, rounded up or down by the Agent (acting reasonably); and

        31.1.3 the Finance Documents shall be subject to such reasonable changes of construction as the Agent may specify from time to time to be appropriate to reflect the adoption of the euro in the United Kingdom and any relevant market conventions or practices relating to the euro.

        (b) any amount payable by the Agent to the Banks under the Finance Document shall be paid in the euro unit.

31.2    INCREASED COSTS

        The Borrower shall, from time to time on demand of the Agent, pay to the Agent for the account of such Bank the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, a Bank or any holding company of such Bank as a result of the introduction of, changeover to or operation of the euro in the United

        Kingdom, other than any such cost or reduction or amount foregone reflected in the Mandatory Cost Rate.

32.     CALCULATIONS AND EVIDENCE OF DEBT

32.1    BASIS OF ACCRUAL

        Interest and commitment commission shall accrue from day to day and shall be calculated on the basis of a year of 365 days (or, in any case where market practice differs, in accordance with market practice) and the actual number of days elapsed.

32.2    QUOTATIONS

        If on any occasion a Reference Bank or Bank fails to supply the Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Agent, PROVIDED THAT, in relation to determining LIBOR, this Clause 32.2 shall not apply if only one Reference Bank supplies a quotation.

32.3    EVIDENCE OF DEBT

        Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

32.4    CONTROL ACCOUNTS

        The Agent shall maintain on its books a control account or accounts in which shall be recorded (a) the amount of any Advance or any Unpaid Sum and each Bank's share therein, (b) the amount of all principal, interest and other sums due or to become due from an Obligor and each Bank's share therein and (c) the amount of any sum received or recovered by the Agent hereunder and each Bank's share therein.

32.5    PRIMA FACIE EVIDENCE

        In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 32.3 (Evidence of Debt) and Clause 32.4 (Control Accounts) shall be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

32.6    CERTIFICATES OF BANKS

        A certificate of a Bank as to (a) the amount by which a sum payable to it hereunder is to be increased under Clause 10.1 (Tax Gross-up), (b) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 10.2 (Tax Indemnity), Clause 12.1 (Increased Costs) or Clause 24.1 (Borrower's Indemnity) or (c) the amount of any credit, relief, remission or repayment as is mentioned in Clause 11.3 (Tax Credit Payment) or Clause
        11.4 (Tax Credit Clawback) shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

32.7    AGENT'S CERTIFICATES

        A certificate of the Agent as to the amount at any time due from a Borrower hereunder or the amount which, but for any of the obligations of such Borrower hereunder being or becoming void, voidable, unenforceable or ineffective, at any time would have been due from such Borrower hereunder shall, in the absence of manifest error, be conclusive for the purposes of Clause 20 (Guarantee and Indemnity).

33.     REMEDIES AND WAIVERS, PARTIAL INVALIDITY

33.1    REMEDIES AND WAIVERS

        No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

33.2    PARTIAL INVALIDITY

        If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions thereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

34.     NOTICES

34.1    COMMUNICATIONS IN WRITING

        Each communication to be made under the Finance Documents shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

34.2    ADDRESSES

        Any communication or document to be made or delivered pursuant to the Finance Documents shall be made or delivered to the address or fax number (and the department or officer, if any, for whose attention the communication is made):

        34.2.1 in the case of an Obligor, the Security Trustee and the Agent, identified with its name below; and

        34.2.2 in the case of each Bank, notified in writing to the Agent prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee); and

        or to any substitute address, fax number or department or officer as the Security Trustee, an Obligor or a Bank may notify to the Agent (or the Agent may notify to the Borrower (on its own behalf and on behalf of the other Obligors), the Security Trustee and the Banks, if a change is made by the Agent) by not less than five Business Days' Borrower notice. Any communication to be made to an Obligor (other than the Borrower) by fax shall be made to the fax number identified with the Borrower name below. Any communication or document to be made or delivered (a) to an Obligor (other than the Borrower) shall be copied to the Borrower and (b) to any Obligor (other than the Parent) to the Parent.

34.3    DELIVERY

        Any communication or document to be made or delivered by one person to another under or in connection with the Finance Documents shall only be effective:

        34.3.1    if by way of fax, when received in legible form;

        34.3.2 if by way of letter, when left at the relevant address or, as the case may be, five days after being deposited in the post postage prepaid in an envelope addressed to it at such address; and

        34.3.3 if a particular department or officer is specified as part of the address details provided under Clause 34.2 (Addresses), if addressed to that department or officer,

        PROVIDED THAT any communication or document to be made or delivered to the Agent shall be effective only when received by its agency division and then only if the same is expressly marked for the attention of the department or officer identified with the Agent's signature below (or such other department or officer as the Agent shall from time to time specify for this purpose).

34.4    THE AGENT

        All notices from or to an Obligor shall be sent through the Agent.

34.5    ENGLISH LANGUAGE

        Each communication and document made or delivered by one party to another pursuant to the Finance Documents shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

34.6    NOTIFICATION OF CHANGES

        Promptly upon receipt of notification of a change of address or fax number pursuant to Clause 34.2 (Addresses) or changing its own address or fax number the Agent shall notify the other parties hereto of such change.

34.7    DEEMED RECEIPT BY THE OBLIGORS

        Any communication or document made or delivered to the Borrower in accordance with Clause 34.3 (Delivery) shall be deemed to have been made or delivered to each of the Obligors.

35.     COUNTERPARTS

        This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

36.     AMENDMENTS

36.1    AMENDMENTS

        If the Agent has the prior consent of an Instructing Group (or the Steering Committee Group is so provided under Clause 36.4 (Amendments Requiring the Consent of the Steering Committee Group), the Agent, the Borrower and the Obligors party to a Finance Document may from time to time agree in writing to amend such Finance Document or, as the case may be, the Agent may consent to or waive, prospectively or retrospectively, any of the requirements of such Finance Document and any amendments or waivers so agreed or consents so given shall be binding on all the Finance Parties, PROVIDED THAT no such waiver or amendment shall subject any Finance Party hereto to any new or additional obligations without the consent of such Finance Party.

36.2    AMENDMENTS REQUIRING THE CONSENT OF ALL THE BANKS

        An amendment or waiver which relates to:

        36.2.1    Clause 28 (Sharing) or this Clause 36.1 (Amendments);

        36.2.2 a change in the principal amount of or currency of any Advance, or deferral of the Final Maturity Date;

        36.2.3 a change in the Margin, the amount of any payment of interest, fees or any other amount payable hereunder to any Finance Party or deferral of the date for payment thereof;

        36.2.4    Clause 20 (Guarantee and Indemnity);

        36.2.5    a release of any of the Security;

        36.2.6 a Security Document, where such an amendment or waiver could affect the nature or scope of the property subject to the Security;

        36.2.7    an increase in the commitment of a Bank;

        36.2.8    a change to the Borrower or Guarantors;

        36.2.9 Clause 2.5 (Banks' Obligations Several), Clause 2.6 (Banks' Rights Several);

        36.2.10 the conditions set out in sub-clause 3.1.7 of Clause 3.1 (Drawdown Conditions for Advances) if an Event of Default or Potential Event of Default which relates to a Repeated Representation or Clause 18.18 (Negative Pledge) is continuing;

        36.2.11 the definition of Instructing Group, Permitted Encumbrance or Potential Event of Default; or

        36.8.12 any provision which contemplates the need for the consent or approval of all the Banks,

        shall not be made without the prior consent of all the Banks.

36.3    EXCEPTIONS

        Notwithstanding any other provisions hereof, the Agent shall not be obliged to agree to any such amendment or waiver if the same would:

        36.3.1 amend or waive this Clause 36 (Amendments), Clause 22 (Costs and Expenses) or Clause 29 (The Agent, the Arrangers and the Banks); or

        36.3.2 otherwise amend or waive any of the Agent's rights hereunder or subject the Agent or the Arrangers to any additional obligations hereunder.

36.4     AMENDMENTS REQUIRING THE CONSENT OF THE STEERING COMMITTEE GROUP

         An amendment or waiver to Clause 9.5 (Mandatory Prepayment from Capital Event Proceeds) or the definitions of "Capital Event Proceeds" or "Required Percentage" may be made by the Agent acting upon the instructions of the Steering Committee Group.

37.     ACCESSION OF GUARANTORS

37.1    REQUEST FOR GUARANTOR

        The Borrower may request that any member of the Parent Covenant Group become a Guarantor by delivering to the Agent a Guarantor Accession Memorandum duly executed by the Borrower and such member of the Parent Covenant Group, together with the documents and other evidence listed in
        Schedule 11 (Additional Conditions Precedent) in relation to such member.

37.2    GUARANTOR CONDITIONS PRECEDENT

        A company, in respect of which the Borrower has delivered a Guarantor Accession Memorandum to the Agent, shall become a Guarantor and assume all the rights, benefits and obligations of a Guarantor as if it has been an original party hereto as a Guarantor on the date on which the Agent notifies the Borrower that it has received, in form and substance satisfactory to it, all the documents and other evidence listed in
        Schedule 11 (Additional Conditions Precedent).

38.     GOVERNING LAW

        This Agreement is governed by English law.

39.     JURISDICTION

39.1    ENGLISH COURTS

        The courts of England have exclusive jurisdiction to settle any dispute (a "DISPUTE") arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity).

39.2    CONVENIENT FORUM

        The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

39.3    NON-EXCLUSIVE JURISDICTION

        This Clause 39 (Jurisdiction) is for the benefit of the Finance Parties only. As a result and notwithstanding Clause 39.1 (English Courts), it does not prevent any Finance Party from taking proceedings relating to a Dispute ("PROCEEDINGS") in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent Proceedings in any number of jurisdictions.

39.4    SERVICE OF PROCESS

        Each Guarantor (other than the Intermediate Parent), agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by service of such documents on NTL Group Limited at NTL House, Bartley Wood Business Park, Hook, Hampshire RG27 9XA (marked for the attention of Robert Mackenzie) or, if different, its registered office.

        If any Guarantor ceases to have a place of business in Great Britain or, as the case may be, the appointment of the person mentioned in this Clause 39.4 ceases to be effective, such person shall immediately appoint another person in England to accept service of process on its behalf in England. If any Guarantor fails to do so (and such failure continues for a period of not less than fourteen days), the Agent shall be entitled to appoint such a person by notice to such person. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This Clause 39.4 applies to Proceedings in England and to Proceedings elsewhere.

40.      INTERCREDITOR AGREEMENT

         Each Obligor acknowledges that the Banks have entered into the Intercreditor Agreement (including, without limitation, Clause 2.1 (Waiver of Drawdown Conditions) thereof and that they have been provided with a copy thereof. Each Obligor acknowledges that (x) neither it nor any other member of the Group nor any other person shall be deemed to be a third party beneficiary of the Intercreditor Agreement or have any right to enforce or cause the enforcement of any right, remedy or obligation of any party to the Intercreditor Agreement and (y) the terms of the Intercreditor Agreement can be amended, modified, waived or terminated without their consent. The Agent shall notify the Borrower of any such amendment, modification, waiver or termination promptly after its occurrence.

                                   SCHEDULE 1
                                    THE BANKS

BANK                                                                        COMMITMENT
                                                                                 L
The Chase Manhattan Bank                                                      650,000,000
Morgan Stanley Senior Funding, Inc.                                                     0
                                                                              650,000,000
Morgan Stanley Dean Witter Bank Limited                                    --------------
                                                                           L1,300,000,000
                                                                           ==============

                                   SCHEDULE 2
                          FORM OF TRANSFER CERTIFICATE

To:      Chase Manhattan International Limited

                              TRANSFER CERTIFICATE

relating to the agreement (as from time to time amended, varied, novated or supplemented, the "CREDIT AGREEMENT") dated 30 May 2000 whereby a L1,300,000,000 multiple draw loan facility was made available to NTL Communications Limited by a group of banks on whose behalf Chase Manhattan International Limited acted as agent in connection therewith.

1. Terms defined in the Credit Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank, Transferee and Portion Transferred are defined in the schedule hereto.

2. The Bank (i) confirms that the details in the schedule hereto under the heading "BANK'S PARTICIPATION IN THE FACILITY" and ["ADVANCES"] accurately summarises its participation in the Credit Agreement and the Interest Period or Term of any existing Advances and (ii) requests the Transferee to accept and procure the transfer by novation to the Transferee of the Portion Transferred (specified in the schedule hereto) of its Commitment and/or its participation in such Advance(s) by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Credit Agreement.

3. The Transferee hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 30.5 (Transfers by Banks) of the Credit Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee confirms that it has received a copy of the Credit Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the NTL Holding Group or the Obligors.

5. The Transferee hereby undertakes with the Bank and each of the other parties to the Credit Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Finance Documents will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any document relating thereto and assumes no responsibility for the financial condition of the Obligors or for the performance and observance by the

        Obligors of any of its obligations under the Finance Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Bank hereby gives notice that nothing herein or in the Finance Documents (or any document relating thereto) shall oblige the Bank to
        (a) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Finance Documents transferred pursuant hereto or (b) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including the non-performance by an Obligor or any other party to the Finance Documents (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (a) or (b) above.

8. This Transfer Certificate and the rights, benefits and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

                                  THE SCHEDULE

9.      Bank:

10.     Transferee:

11.     Transfer Date:

12.     Bank's Participation in the Facility:                                 Portion Transferred
        Bank's Commitment

13.     Advance(s):                               [Term and Repayment Date]   Portion Transferred
        Amount of Bank's Participation
        [Transferor Bank]                         [Transferor Bank]

14.     Portion Transferred of the Take Down
        Fee payable in respect of Future
        Advances

        By:                                       By:

        Date:                                     Date:

                      ADMINISTRATIVE DETAILS OF TRANSFEREE

Address:

Contact Name:

Account for Payments:

Telex:

Fax:

Telephone:


NOTE: EACH TRANSFEREE SHOULD, AT THE SAME TIME AS EXECUTING THIS TRANSFER CERTIFICATE, EXECUTE AN ACCESSION MEMORANDUM IN RELATION TO THE SECURITY TRUST AGREEMENT AND THE INTERCREDITOR AGREEMENT.

                                   SCHEDULE 3
                              CONDITIONS PRECEDENT

(A)     CORPORATE DOCUMENTS

1.      In relation to each Obligor:

        (a) a copy, certified as at the date of this Agreement a true and up-to-date copy by an Authorised Signatory of such Obligor, of the constitutional documents of such Obligor;

        (b) a copy, certified as at the date of this Agreement a true and up-to-date copy by an Authorised Signatory of such Obligor, of a board resolution of such Obligor approving the execution, delivery and performance of the Finance Documents to which such Obligor is party and the terms and conditions thereof and authorising a named person or persons to sign such Finance Documents and any documents to be delivered by such Obligor pursuant thereto; and

        (c) a certificate of an Authorised Signatory of such Obligor setting out the names and signatures of the persons authorised to sign, on behalf of such Original Obligor, the Finance Documents to which such Obligor is party and any documents to be delivered by such Obligor pursuant thereto.

2. In relation to the Borrower a certificate of an Authorised Signatory of the Borrower confirming that utilisation of the full amount of the Facility would not breach any restriction of its borrowing powers.

3. The Group Structure Chart referred to in paragraph (a) of the definition of that term.

(B)      ACCOUNTS AND REPORTS

1.       The Business Plan.

2.       Copies of the Original Financial Statements, referred to in paragraphs
         (a) to (c) of the definition of that term, certified true copies by an Authorised Signatory of the Borrower (in the case of its financial statements).

(C)      ACQUISITION AND RELATED MATTERS

1. A copy, certified by an Authorised Signatory of the Borrower as true, complete and up-to-date, of the Transaction Agreement.

2. A certificate from an Authorised Signatory of the Borrower confirming that all the conditions precedent to the completion of the Acquisition in accordance with the Transaction Agreement have been satisfied or waived as permitted thereby save insofar as such conditions precedent relate to or are dependent upon the utilisation of the Senior Bank Credit Agreement.

3. A copy, certified as being a true and complete copy by an Authorised Signatory of the Borrower of the resolutions of the shareholders of the Target passed at the Court Meetings.

4. A copy, certified as being a true and complete copy by an Authorised Signatory of Borrower, of the resolutions of the shareholders of the Target passed at the EGM.

5.       A certified copy of the order of the Court sanctioning the Scheme under
         Section 425, as registered with the Registrar of Companies.

6. Certified copies of executed stock transfer forms evidencing that NTL Holdings will upon registration of the transfers effected by such stock transfer forms, hold 100 per cent. of the issued share capital of CWC Holdings.

7. Certificate of an Authorised Signatory of the Borrower confirming that all necessary consents, licenses, authorisations and approvals in relation to the Acquisition and the Finance Documents have been obtained together with copy letters from the ITC, Oftel and the DTI and any consents or other approvals required under the terms of any License.

8. A letter from the Borrower's insurance broker addressed to the Agent confirming the adequacy of the UK Group's insurance cover.

(D)      SECURITY DOCUMENTS AND RELATED DOCUMENTATION

1. The Pledge Agreement, the Intercompany Loan Assignment Agreement and the Share Charge, duly executed and delivered by the relevant Obligor.

2. A share certificate and executed blank stock transfer form in respect of 100% of the issued share capital of Intermediate Parent, as charged in favour of the Security Trustee pursuant to the Pledge Agreement.

3. A share certificate and executed blank stock transfer form in respect of 65% of the issued share capital of the Borrower, as charged in favour of the Security Trustee pursuant to the Share Charge.

4.       The Parent Subordination Agreement duly executed by the Parent.

5. The Intermediate Subordination Agreement duly executed by the Intermediate Parent.

6. The Security Trust Agreement duly executed and delivered by the parties thereto.

7. UCC-1 financing statements in respect of the Security executed by the Parent and the Intermediate Parent.

(E)      LEGAL OPINIONS

         Legal opinion from the following:

         (a)      White & Case LLP, London, the Agent's English counsel; and

         (b) Skadden, Arps, Slate, Meagher & Flom LLP, the Parent's United States counsel,

         in each case in substantially the form distributed to the Banks prior to the signing of this Agreement.

(F)      MISCELLANEOUS

1.       The fees letters referred to in Clause 21.4 (Agency and Other Fees).

2. Evidence that NTL Group Limited has agreed to act as the agent of the Parent and Intermediate Parent for the service of process in England in respect of:

         (a)      this Agreement (for the Parent and the Intermediate Parent);

         (b) the Subordination Agreement (for the Parent and the Intermediate Parent); and

         (c) the Assignment Agreement (for the Parent and the Intermediate Parent).

3. Evidence confirming that, in addition to the amounts specified in the balance sheet in the management accounts for the Group for the period ended 30 April 2000, an amount of L2,800,000,000 (or its equivalent) has been invested in the common stock or convertible preferred stock of NTL Holdings by France Telecom S.A.

4.       Evidence that no less than:

         (a) L215,798,000 was available for use by the UK Group as at 25 May, 2000; and

         (b) L591,166,950 was available for use by the Original Borrower (as defined in the Senior Bank Credit Agreement) as at 25 May, 2000

         Such evidence comprising of certificates from an Authorised Signatory of the Borrower or, as the case may be, the Original Borrower (as defined in the Senior Bank Credit Agreement).

5. Evidence that the Senior Bank Credit Agreement is in place and all conditions precedent thereunder (save for those that are conditional on the effectiveness of this Agreement) have been satisfied or waived in accordance with their terms.

6.       The Intercreditor Agreement, duly executed by the parties thereto.

                                   SCHEDULE 4
                               NOTICE OF DRAWDOWN

From:    [Borrower]

To:      Chase Manhattan International Limited

Dated:

Dear Sirs,

1. We refer to the agreement (the "CREDIT AGREEMENT") dated 30 May 2000 and made between, among others, NTL Communications Limited as the Borrower, Chase Manhattan PLC and Morgan Stanley Dean Witter Bank Limited as arrangers and joint bank managers, Chase Manhattan International Limited as agent and the financial institutions named therein as Banks. Terms defined in the Credit Agreement shall have the same meaning in this notice.

2.       This notice is irrevocable.

3. We hereby give you notice that, pursuant to the Credit Agreement and on [date of proposed Advance], we wish to borrow an Advance of L[ ] upon the terms and subject to the conditions contained therein.

4. We would like this Advance to have an Interest Period of [ ] months' duration.

5. We confirm that, at the date hereof, [the Repeated Representations are true in all material respects and no Event of Default [or Potential Event of Default] is continuing].

6. This Advance will be used for the purpose set forth in Clause 2.2 (Purpose) of the Credit Agreement.

7. The proceeds of this drawdown should be credited to [insert account details].


                                Yours faithfully

                              Authorised Signatory
                              for and on behalf of
                            [Insert name of Borrower]

                                   SCHEDULE 5
                              EXISTING ENCUMBRANCES

  The Encumbrances set forth in Schedule 5 to the Senior Bank Credit Agreement as in effect on the Execution Date.

                                   SCHEDULE 6
                         FORM OF COMPLIANCE CERTIFICATE
                                 [TO BE UPDATED]


To:      Chase Manhattan International Limited

Date:

Dear Sirs,

1. We refer to an agreement (the "CREDIT AGREEMENT") dated 30 May 2000 and made between, among others, NTL Communications Limited as the Borrower, Morgan Stanley Dean Witter Bank Limited and Chase Manhattan Plc as arrangers and joint bank managers, Chase Manhattan International Limited as agent and the financial institutions defined therein as Banks.

2. Terms defined in the Credit Agreement shall bear the same meaning herein.

3.       We confirm that:

         (a) The ratio of the Senior UK Group Debt on [Quarter Date] to the Annualised EBITDA of the UK Group for the period ended on [Quarter Date] was [ ]:1.

         (b) The ratio of the EBITDA of the UK Group for the Relevant Period ended on [Quarter Date] to the Consolidated Finance Charges of the [Covenant] Group for that Relevant Period was [ ]:1.

         (c) [The ratio of the Total Covenant Group Debt on [Quarter Date] to the Annualised EBITDA of the UK Group for the Relevant Period ended on [Quarter Date] was [ ]:1

                  The calculation of the above ratios are set out in the Schedule to this Compliance Certificate.

         4. We also confirm that the amount of Available Excess Cash Flow as at [ ] was [ ].


Signed            Director                           Director
                  of                                 of
                  NTL Communications Limited         NTL Communications Limited


for and on behalf of
[name of auditors of NTL Communications Limited]

                                   SCHEDULE 7
                                 MANDATORY COSTS

1. The Mandatory Cost Rate is an addition to the interest rate to compensate Banks for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "ADDITIONAL COSTS RATE") for each Bank, in accordance with the formula set out below. The Mandatory Cost Rate will be calculated by the Agent as a weighted average of the Banks' additional costs rates rounded to five decimal places (weighted in proportion to the percentage participation of each Bank in the relevant Advance) and will be expressed as a percentage rate per annum.

3. The additional costs rate for any Bank lending from a Facility Office in a Participating Member State will be notified by that Bank to the Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

4. The additional cost rate for any Bank lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

                 AB + C (B-D) + E x 0.01
                 -----------------------  per cent. per annum.
                        100 - (A+C)

        Where:

        A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Bank is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

        B is the percentage rate of interest (excluding the Margin and the Mandatory Cost Rate) payable for the relevant Interest Period of the Loan.

        C is the percentage (if any) of Eligible Liabilities which that Bank is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

        D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

        E is the rate of charge payable by that Bank to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per L1,000,000 of the Fee Base of that Bank.

5.      For the purposes of this Schedule:

        (a) "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

        (b) "FEES REGULATIONS" means the Banking Supervision (Fees) Regulations 1999 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and

        (c) "FEE BASE" has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.

6. In application of the above formula, A, B, C and D will be included in the formula as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero.

7. Each Bank shall supply any information required by the Agent for the purpose of calculating its additional costs rate. In particular, but without limitation, each Bank shall supply the following information in writing on or prior to the date on which it becomes a Bank:

        (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

        (b) such other information that the Agent may reasonably require for such purpose.

        Each Bank shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

8. The percentages or rates of charge of each Bank for the purpose of A, C and E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 7 above and on the assumption that unless a Bank notifies the Agent to the contrary, each Bank's obligations in relation to cash ratio deposits, Special Deposits and the Fee Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

        The Agent shall have no liability to any person if such determination results in an additional costs rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank pursuant to paragraphs 3 and 7 above is true and correct in all respects.

9. The Agent shall distribute the additional amounts received pursuant to the Mandatory Cost Rate to the Banks on basis of the additional cost rate incurred by each Bank, as calculated in accordance with the above formula and based on the information provided by each Bank pursuant to paragraphs 3 and 7 above.

10. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost Rate, an additional costs rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

11. The Agent may from time to time, after consultation with the Parent (on behalf of the Borrowers) and the Banks, determine and notify to all parties any amendments or variations which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in either case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

                                   SCHEDULE 8
                          FORM OF NON-BANK CERTIFICATE

         Reference is hereby made to the Credit Agreement, dated as of [_________________], 2000, among NTL COMMUNICATIONS LIMITED and various Finance Parties from time to time party thereto (as amended, modified or supplemented from time to time, the "Agreement"). Pursuant to the provisions of Clause 10.4 of the Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                               [NAME OF BANK]



                                               By_____________________________
                                                    Title:

         Date: ____________________

                                   SCHEDULE 9
                     FORM OF GUARANTOR ACCESSION MEMORANDUM

To:             Chase Manhattan International Limited
From:           [Subsidiary]
                and
                NTL Communications Corporation (the "PARENT")]
Dated:

Dear Sirs,

1. We refer to an agreement (the "CREDIT AGREEMENT") dated 30 May 2000 and made between, among others, NTL Communications Corporation, NTL (UK) Group, Inc., Morgan Stanley Dean Witter Bank Limited and Chase Manhattan Plc, as arrangers and joint book managers, Chase Manhattan International Limited as agent and the financial institutions defined therein as Banks.

2. Terms defined in the Credit Agreement shall bear the same meaning herein.

3. The Parent requests that [Subsidiary] become a Guarantor pursuant to Clause 37 (Accession of Guarantors) of the Credit Agreement.

4. [Subsidiary] is a company duly organised under the laws of [name of relevant jurisdiction].

5. [Subsidiary] confirms that it has received from the Parent a true and up-to-date copy of the Credit Agreement and a list of the Borrowers as at the date hereof.

6. [Subsidiary] undertakes, upon its becoming a Guarantor, to perform all the obligations expressed to be undertaken under the Credit Agreement by a Guarantor and agrees that it shall be bound by the Credit Agreement in all respects as if it had been an original party thereto as a Guarantor.

7.      The [Subsidiary]:

        repeats the Repeated Representations; and

        confirms that no Event of Default or Potential Event of Default is continuing or would occur as a result of [Subsidiary] becoming a Guarantor.

8.      [Subsidiary's] administrative details are as follows:

        Address:

        Fax No.:

9.      [PROCESS AGENT*

        [Subsidiary] agrees that the documents which start any Proceedings and any other


* This clause is required only if the Guarantor is not incorporated in England or Wales.

        documents required to be served in relation to those Proceedings may be served on it at [address of Subsidiary's place of business in England] or at any address in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985] / [on name of process agent in England at address of process agent or, if different, its registered office. If [Subsidiary] ceases to have a place of business in Great Britain]/[ the appointment of the person mentioned above ceases to be effective], [Subsidiary] shall immediately appoint another person in England to accept service of process on its behalf in England. If it fails to do so (and such failure continues for a period of not less than fourteen days), the Agent shall be entitled to appoint such a person by notice. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This applies to Proceedings in England and to Proceedings elsewhere.]

10.     This Memorandum shall be governed by English law.

11.     This Memorandum is executed and delivered as a deed by [Subsidiary].



[NAME OF SUBSIDIARY]

By:
Name:
Title:


NTL COMMUNICATIONS CORPORATION

By:
Name:
Title:

                                   SCHEDULE 10
                         ADDITIONAL CONDITIONS PRECEDENT

1. A copy, certified as at the date of the Guarantor Accession Memorandum a true and up-to-date copy by an Authorised Signatory of the proposed Guarantor, of the constitutional documents of such proposed Guarantor.

2. A copy, certified as at the date of the Guarantor Accession Memorandum a true and up-to-date copy by an Authorised Signatory of the proposed Guarantor, of a board resolution of such proposed Guarantor approving the execution and delivery of a Guarantor Accession Memorandum, the accession of such proposed Guarantor to this Agreement and the performance of its obligations under the Finance Documents and authorising a named person or persons to sign such Guarantor Accession Memorandum, any other Finance Document and any other documents to be delivered by such proposed Guarantor pursuant thereto.

3. A certificate of an Authorised Signatory of the proposed Guarantor setting out the names and signatures of the person or persons authorised to sign, on behalf of such proposed Guarantor, the Guarantor Accession Memorandum, any other Finance Documents and any other documents to be delivered by such proposed Guarantor pursuant thereto.

4. An opinion of counsel to the proposed Guarantor in form and substance reasonably satisfactory to the Agent.

5. A certificate executed by an Authorised Signatory of such Guarantor and the Parent certifying that (i) such Guarantor is a newly formed corporation organised under the laws of the United States (or any state therein), (ii) such Guarantor has no liabilities other than pursuant to the Finance Documents or intercompany loans incurred from its direct parent company which are subject to a Subordination Agreement, (iii) such Guarantor has no assets other than intercompany loans made to its direct subsidiary which are subject to a Subordination Agreement and the capital stock of its direct subsidiary all of which are subject to a first priority lien pursuant to the Security Documents (or in the case such Guarantor is the direct parent of the Borrower, 65% of such capital stock) and (iv) 100% of the capital stock of such Guarantor is subject to a first priority lien pursuant to the Security Documents.

6. A deed of accession to the Security Trust Agreement executed by the proposed Guarantor, substantially in the form set out in Schedule 1 (Form of Obligor Deed of Accession) to the Security Trust Agreement.

                                                                            Page


                                   SIGNATURES

THE PARENT

NTL COMMUNICATIONS CORP.

By:               /s/ Richard Lubasch

Address:          110 East 59th Street
                  26th Floor
                  New York
                  NY 10022
                  USA

Fax:              001 212 906 8497

Attention:        Richard Lubasch/Lauren Hochman-Blair

THE BORROWER

NTL COMMUNICATIONS LIMITED

By:               /s/ B. Dew

Address:          NTL House
                  Bartley Wood Business Park
                  Hook
                  Hampshire
                  RG27 9XA

Fax:              01256 752170

Attention:        Nigel Roberts

With a copy to:   110 East 59th Street
                  26th Floor
                  New York
                  NY 10022
                  USA

Fax:              001 212 906 8497

Attention:        Richard Lubasch/Lauren Hochman-Blair

THE INTERMEDIATE PARENT

NTL (UK) GROUP, INC.

By:               /s/ B. Dew

Address:          NTL House
                  Bartley Wood Business Park
                  Hook


                                      (i)

                                                                            Page

                  Hampshire
                  RG27 9XA

Fax:              01256 752170

Attention:        Nigel Roberts

With a copy to:   110 East 59th Street
                  26th Floor
                  New York
                  NY 10022
                  USA

Fax:              001 212 906 8497

Attention:        Richard Lubasch/Lauren Hochman-Blair



THE ARRANGERS

CHASE MANHATTAN PLC

By:               /s/ Ann B. Kerns

Address:          125 London Wall
                  London EC2Y 5AJ



MORGAN STANLEY DEAN WITTER BANK LIMITED

By:               /s/ Mathias Blumschein

Address:          1585 Broadway
                  New York3.

                  NY 10036
                  USA

THE AGENT

CHASE MANHATTAN INTERNATIONAL LIMITED

By:               /s/ Ann B. Kerns

Address:          Trinity Tower
                  9 Thomas Moore Street
                  London E1 9YT

Fax:              +44(0) 207 777 2360

Attention:        Steve Clark
                  Loans Agency Department


                                      (ii)

                                                                            Page

THE SECURITY TRUSTEE

CHASE MANHATTAN INTERNATIONAL LIMITED

By:               /s/ Ann B. Kerns

Address:          Trinity Tower
                  9 Thomas Moore Street
                  London E1 9YT

Fax:              +44(0) 207 777 2360

Attention:        Steve Clark
                  Loans Agency Department


THE BANKS

THE CHASE MANHATTAN BANK

By:               /s/ Ann B. Kerns



MORGAN STANLEY DEAN WITTER BANK LIMITED

By:               /s/ Mathias Blumschein



MORGAN STANLEY SENIOR FUNDING, INC.

By:


                                     (iii)